UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.   )
Filed by the Registrant   ☒
Filed by a Party other than the Registrant   ☐
Check the appropriate box:
☒
Preliminary Proxy Statement

☐
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐
Definitive Proxy Statement

☐
Definitive Additional Materials

☐
Soliciting Material Pursuant to §240.14a-12

AMYRIS, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒
No fee required.

☐
Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)
Title of each class of securities to which transaction applies:

(2)
Aggregate number of securities to which transaction applies:

(3)
Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)
Proposed maximum aggregate value of transaction:

(5)
Total fee paid:

☐
Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)
Amount Previously Paid:

(2)
Form, Schedule or Registration Statement No.:

(3)
Filing Party:

(4)
Date Filed:

Dear Amyris stockholder:
You are cordially invited to attend our 2020 Annual Meeting of Stockholders to be held on Friday, May 29, 2020 at 2:00 p.m. Pacific Time at our headquarters located at 5885 Hollis Street, Suite 100, Emeryville, California 94608. You can find directions to our headquarters on our company website at https://amyris.com/contact-us/.
We are actively monitoring the public health and travel concerns of our shareholders and employees in light of COVID-19, as well as the related protocols that local and national governments may impose. As part of our precautions, we are considering the possibility of holding the 2020 Annual Meeting of Stockholders solely by means of remote communication (on the above date and time, via live audio webcast). We will publicly announce any alternative arrangements for the 2020 Annual Meeting of Stockholders as promptly as practicable in a press release available on our website.
The accompanying Notice of Annual Meeting of Stockholders and Proxy Statement describe the matters to be voted on at the meeting.
We are using the Internet as our primary means of furnishing proxy materials to our stockholders. As a result, most stockholders will not receive paper copies of our proxy materials. We will instead send most stockholders a notice with instructions for accessing the proxy materials and voting over the Internet. The notice also provides information on how stockholders can obtain paper copies of our proxy materials if they wish to do so.
Whether or not you plan to attend the annual meeting, please vote as soon as possible. You may vote over the Internet, by telephone, or, if you receive a paper proxy card or voter instructions form in the mail, by mailing a completed proxy card or voting instruction form. Voting by any of these methods will ensure that you are represented at the annual meeting.
On behalf of the Board of Directors, I want to thank you for your continued support of Amyris. We look forward to seeing you at the meeting.
John Melo
President and Chief Executive Officer
Emeryville, California
April   , 2020
YOUR VOTE IS IMPORTANT

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please vote as soon as possible in order to ensure your representation at the meeting. You may submit your proxy and voting instructions over the Internet, by telephone, or, if you receive a paper proxy card or voter instructions form in the mail, by completing, signing, dating and returning the accompanying proxy card or voting instruction form as promptly as possible. If your shares are held of record by a broker, bank or other custodian, nominee, trustee or fiduciary (an “Intermediary”) and you have not given your Intermediary specific voting instructions, your Intermediary will NOT be able to vote your shares with respect to most of the proposals, including the election of directors. If you do not provide voting instructions over the Internet, by telephone, or by returning a completed, signed and dated proxy card or voting instruction form, your shares will not be voted with respect to those matters. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by an Intermediary and you wish to vote at the meeting, you must obtain a proxy issued in your name from that Intermediary.

PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION
AMYRIS, INC.
5885 Hollis Street, Suite 100
Emeryville, California 94608
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 29, 2020
The 2020 Annual Meeting of Stockholders of Amyris, Inc. will be held on Friday, May 29, 2020 at 2:00 p.m. Pacific Time at our headquarters located at 5885 Hollis Street, Suite 100, Emeryville, California 94608 for the following purposes:
1.
To elect the four Class I directors nominated by our Board of Directors and named herein to serve on the Board for a three-year term;

2.
To ratify the appointment of Macias Gini & O’Connell LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020;

3.
To approve, on a non-binding advisory basis, the compensation of our named executive officers (the “stockholder say-on-pay vote”);

4.
To approve our 2020 Equity Incentive Plan;

5.
To approve the issuance of shares of our common stock in accordance with Nasdaq Listing Standard Rule 5635(d): (i) upon our election, and at our discretion, to pay interest and amortization on our Senior Convertible Notes due 2022 in shares of our common stock, and (ii) upon exercise of the rights and warrants issued in connection thereto, in each case, rather than being required to pay cash in lieu of any such issuances in excess of the limitation imposed by such Nasdaq rule;

6.
To approve an amendment to our restated certificate of incorporation to effect an increase in the total number of our authorized shares from 255,000,000 to 355,000,000 and in the total number of authorized shares of common stock from 250,000,000 to 350,000,000; and

7.
To act upon such other matters as may properly come before the annual meeting or any adjournments or postponements thereof.

These items of business are more fully described in the Proxy Statement accompanying this Notice of Annual Meeting of Stockholders. The Board of Directors has fixed the record date for the annual meeting as April 3, 2020. Only stockholders of record at the close of business on the record date may vote at the meeting or at any adjournment thereof. A list of stockholders eligible to vote at the meeting will be available for review for any purpose relating to the meeting during our regular business hours at our headquarters at 5885 Hollis Street, Suite 100, Emeryville, California 94608 for the ten days prior to the meeting.
You are cordially invited to attend the meeting in person. We are actively monitoring the public health and travel concerns of our shareholders and employees in light of COVID-19, as well as the related protocols that local and national governments may impose. As part of our precautions, we are considering the possibility of holding the 2020 Annual Meeting of Stockholders solely by means of remote communication (on the above date and time, via live audio webcast). We will publicly announce any alternative arrangements for the 2020 Annual Meeting of Stockholders as promptly as practicable in a press release available on our website. Whether or not you expect to attend the meeting, please vote as soon as possible in order to ensure your representation at the meeting. You may submit your proxy and voting instructions over the Internet, by telephone, or, if you receive a paper proxy card or voting instruction form in the mail, by completing, signing, dating and returning the accompanying proxy card or voting instruction form as promptly as possible. If your shares are held of record by an Intermediary and you have not given your Intermediary specific voting instructions, your Intermediary will NOT be able to vote your shares with respect to most of the proposals, including the election of directors. If you do not provide voting instructions over the Internet, by telephone, or by returning a completed, signed and dated proxy card or voting instruction form, your shares will not be voted with respect to those matters. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by an Intermediary and you wish to vote at the meeting, you must obtain a proxy issued in your name from that Intermediary.
BY ORDER OF THE BOARD,
Nicole Kelsey
General Counsel and Secretary
Emeryville, California
April   , 2020

Information Regarding Solicitation and Voting	1
Questions and Answers	1
Forward-Looking Statements	6
Proposal 1 — Election of Directors	7
General	7
Vote Required and Board Recommendation	7
Business Experience and Qualifications of Directors	8
Arrangements Concerning Selection of Directors	11
Independence of Directors	12
Board Leadership Structure	14
Role of the Board in Risk Oversight	14
Meetings of the Board and Committees	14
Committees of the Board	15
Stockholder Communications with Directors	20
Proposal 2 — Ratification of Appointment of Independent Registered Public Accounting Firm	21
General	21
Background	21
Vote Required and Board Recommendation	22
Independent Registered Public Accounting Firm Fee Information	22
Audit Committee Pre-Approval of Services Performed by our Independent Registered Public Accounting Firm	23
Report of the Audit Committee	23
Proposal 3 — Non-binding advisory vote on compensation of named executive officers	25
General	25
Vote Required and Board Recommendation	26
Proposal 4 — Approval of our 2020 Equity Incentive Plan	27
General	27
Vote Required and Board Recommendation	28
Description of the 2020 Equity Incentive Plan	28
U.S. Federal Income Tax Consequences	32
Proposal 5 — Approval of the issuance of shares of our common stock in accordance with Nasdaq Listing Standard Rule 5635(d): (i) upon our election, and at our discretion, to pay interest and amortization on our Senior Convertible Notes due 2022 in shares of our common stock, and (ii) upon exercise of the rights and warrants issued in connection thereto, in each case, rather than being required to pay cash in lieu of any such issuances in excess of the limitation imposed by such Nasdaq rule	35
General	35
Vote Required and Board Recommendation	38
Purpose of Proposal 5 — Nasdaq Stockholder Approval Requirement	40
Voting Agreements	40
Potential Adverse Effects — Dilution and Impact of the Offering on Existing Stockholders	40
Proposal 6 — Approval of amendment of Restated Certificate of Incorporation to increase the total number of authorized shares of common stock	41
General	41
Purpose of the Authorized Share Increase	41
Vote Required and Board Recommendation	42

i

ii

AMYRIS, INC.

PROXY STATEMENT
2020 ANNUAL MEETING OF STOCKHOLDERS

These proxy materials are provided in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Amyris, Inc., a Delaware corporation (referred to as “Amyris”, the “Company”, “we”, “us”, or “our”), for our 2020 Annual Meeting of Stockholders to be held at 2:00 p.m. Pacific Time on Friday, May 29, 2020, at our principal executive offices, and for any adjournments or postponements of the annual meeting. These proxy materials were first sent on or about April   , 2020 to stockholders entitled to vote at the annual meeting.
Information Regarding Solicitation and Voting
Our principal executive offices are located at 5885 Hollis Street, Suite 100, Emeryville, California 94608, and our telephone number is (510) 450-0761. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.
In accordance with rules and regulations adopted by the U.S. Securities and Exchange Commission (the “SEC”), we have elected to provide our stockholders with access to our proxy materials over the Internet. Accordingly, we intend to send a Notice of Internet Availability of Proxy Materials (the “Notice”) on or about April   , 2020 to most of our stockholders who owned our common stock at the close of business on April 3, 2020. The Notice includes instructions on how you can access our annual report and proxy statement and other soliciting materials on the Internet or, if you wish, request a printed set of such materials, a list of the matters to be considered at the 2020 annual meeting, and instructions as to how your shares can be voted. Most stockholders will not receive a printed copy of the proxy materials unless they request one in the manner set forth in the Notice. This permits us to conserve natural resources and reduces our printing costs, while giving stockholders a convenient and efficient way to access our proxy materials and vote their shares.
We will bear the expense of soliciting proxies. In addition to these proxy materials, our directors and employees (who will receive no compensation in addition to their regular salaries) may solicit proxies in person, by telephone or by email. We will reimburse Intermediaries for reasonable charges and expenses incurred in forwarding solicitation materials to their clients.
Questions and Answers
Who can vote at the meeting?
The Board set April 3, 2020, as the record date for the meeting. If you owned shares of our common stock as of the close of business on April 3, 2020, you may attend and vote your shares at the meeting. Each stockholder is entitled to one vote for each share of common stock held on all matters to be voted on. As of April 3, 2020, there were 163,891,920 shares of our common stock outstanding and entitled to vote (as reflected in the records of our stock transfer agent).
Why did I receive a Notice of Internet Availability of Proxy Materials in the mail instead of a full set of proxy materials?
We are pleased to take advantage of the SEC rule that allows companies to furnish their proxy materials over the Internet. Accordingly, we have sent to most of our stockholders of record and beneficial owners a Notice of Internet Availability of Proxy Materials. Instructions on how you can access our annual report and proxy statement and other soliciting materials on the Internet or, if you wish, request a printed set of such materials, a list of the matters to be considered at the 2020 annual meeting, and instructions as to how your shares can be voted may be found in the Notice.

Why did I receive a full set of proxy materials in the mail instead of a Notice of Internet Availability of Proxy Materials?
Some stockholders may have instructed our transfer agent or their Intermediary to deliver stockholder communications, such as proxy materials, in paper form. If you would prefer to receive your proxy materials over the Internet, please follow the instructions provided on your proxy card or voting instruction form to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.
What is the quorum requirement for the meeting?
The holders of a majority of our outstanding shares of common stock as of the record date must be present in person or represented by proxy at the meeting in order for there to be a quorum, which is required to hold the meeting and conduct business. If there is no quorum, the holders of a majority of the shares present at the meeting may adjourn the meeting to another date.
You will be counted as present at the meeting if you are present and entitled to vote in person at the meeting or you have properly submitted a proxy card or voting instruction form, or voted by telephone or over the Internet. Both abstentions and broker non-votes (as described below) are counted for the purpose of determining the presence of a quorum.
As of the record date of April 3, 2020, there were 163,891,920 shares of our common stock outstanding and entitled to vote (as reflected in the records of our stock transfer agent), which means that holders of 81,945,961 shares of our common stock must be present in person or by proxy for there to be a quorum.
What proposals will be voted on at the meeting?
There are six proposals scheduled to be voted on at the meeting:
•
Proposal 1 — Election of the four Class I directors nominated by the Board and named herein to serve on the Board for a three-year term.

•
Proposal 2 — Ratification of the appointment of Macias Gini & O’Connell LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020.

•
Proposal 3 — A non-binding advisory resolution to approve the compensation of our named executive officers (commonly referred to as a “stockholder say-on-pay vote”).

•
Proposal 4 — Approval of our 2020 Equity Incentive Plan.

•
Proposal 5 — Approval of the issuance of shares of our common stock in accordance with Nasdaq Listing Standard Rule 5635(d): (i) upon our election, and at our discretion, to pay interest and amortization on our Senior Convertible Notes due 2022 in shares of our common stock, and (ii) upon exercise of the rights and warrants issued in connection thereto, in each case, rather than being required to pay cash in lieu of any such issuances in excess of the limitation imposed by such Nasdaq rule.

•
Proposal 6 — Approval of an amendment to our restated certificate of incorporation to effect an increase in the total number of our authorized shares from 255,000,000 to 355,000,000 and in the total number of authorized shares of common stock from 250,000,000 to 350,000,000.

No appraisal or dissenters’ rights exist for any action proposed to be taken at the meeting. We will also consider any other business that properly comes before the meeting. As of the date of this Proxy Statement, we are not aware of any other matters to be submitted for consideration at the meeting. If any other matters are properly brought before the meeting, the persons named in the enclosed proxy card or voting instruction form will vote the shares they represent using their best judgment.
How does the Board recommend I vote on the proposals?
The Board recommends that you vote:
•
FOR each of the director nominees named in this Proxy Statement;

•
FOR the ratification of Macias Gini & O’Connell LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020.

•
FOR the non-binding advisory vote to approve the compensation of our named executive officers;

•
FOR the approval our 2020 Equity Incentive Plan;

•
FOR the approval of the issuance of shares of our common stock in accordance with Nasdaq Listing Standard Rule 5635(d): (i) upon our election, and at our discretion, to pay interest and amortization on our Senior Convertible Notes due 2022 in shares of our common stock, and (ii) upon exercise of the rights and warrants issued in connection thereto, in each case, rather than being required to pay cash in lieu of any such issuances in excess of the limitation imposed by such Nasdaq rule; and

•
FOR the amendment to our restated certificate of incorporation to increase the total number of authorized shares of our common stock.

How do I vote my shares in person at the meeting?
If your shares of Amyris common stock are registered directly in your name with our stock transfer agent, EQ Shareowner Services you are considered to be the stockholder of record with respect to those shares. As the stockholder of record, you have the right to vote in person at the meeting.
If your shares are held in a brokerage account or by another Intermediary, you are considered the beneficial owner of shares held in street name. As the beneficial owner, you are also invited to attend the meeting. However, since a beneficial owner is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from the Intermediary (usually your broker) that is the record holder of the shares, giving you the right to vote the shares at the meeting. The meeting will be held on Friday, May 29, 2020 at 2:00 p.m. Pacific Time at our headquarters located at 5885 Hollis Street, Suite 100, Emeryville, California 94608. You can find directions to our headquarters on our company website at https://amyris.com/contact-us/.
How can I vote my shares without attending the meeting?
Whether you hold shares directly as a registered stockholder of record or beneficially in street name, you may vote without attending the meeting. You may vote by granting a proxy or, for shares held beneficially in street name, by submitting voting instructions to your broker, bank or other Intermediary. In most cases, you will be able to do this by using the Internet, by telephone or by mail.
•
Voting by Internet or telephone.   You may submit your proxy over the Internet or by telephone by following the instructions provided in the Notice, or, if you receive printed proxy materials, by following the instructions for Internet or telephone voting provided with your proxy materials and on your proxy card or voting instruction form.

•
Voting by mail.   If you receive printed proxy materials, you may submit your proxy by mail by completing, signing, dating and returning your proxy card or, for shares held beneficially in street name, by following the voting instructions included by your broker or other Intermediary. If you provide specific voting instructions, your shares will be voted as you have instructed.

Can I vote my shares by filling out and returning the Notice?
No. The Notice will, however, provide instructions on how to vote by Internet, by telephone, by requesting and returning a paper proxy card or voting instruction form, or by submitting a ballot in person at the meeting.
What happens if I do not give specific voting instructions?
If you are a stockholder of record and you either indicate when voting on the Internet or by telephone that you wish to vote as recommended by the Board, or, if you receive printed proxy materials, you sign and return a proxy card without giving specific voting instructions, then the proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the meeting.

If you are a beneficial owner of shares held in street name and do not provide the Intermediary that holds your shares with specific voting instructions, under stock market rules, the Intermediary that holds your shares may generally vote at its discretion only on routine matters and cannot vote on non-routine matters. If the Intermediary that holds your shares does not receive specific instructions from you on how to vote your shares on a non-routine matter, the Intermediary will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.” For purposes of voting on non-routine matters, broker non-votes will not count as votes cast on such matters and, therefore, will not affect the outcome of Proposal 1 (which requires a plurality of votes properly cast in person or by proxy) or Proposals 3, 4 or 5 (which requires a majority of votes properly cast in person or by proxy), but will have the effect of a vote against Proposal 6 (which require votes from a majority of our outstanding shares of common stock entitled to vote at the meeting).
Which proposals are considered “routine” and which are considered “non-routine”?
The ratification of the appointment of Macias Gini & O’Connell LLP as our independent registered public accounting firm for 2020 (Proposal 2) is considered a “routine” matter under applicable rules. The election of directors (Proposal 1), the non-binding advisory stockholder say-on-pay vote on executive compensation (Proposal 3), the approval of our 2020 Equity Incentive Plan (Proposal 4), the approval of the issuance of shares of our common stock in accordance with Nasdaq Listing Standard Rule 5635(d) (Proposal 5), and the approval of the amendment to our restated certificate of incorporation (Proposal 6) are considered non-routine under applicable rules. An Intermediary cannot vote without instructions on non-routine matters, and therefore we expect there to be broker non-votes on Proposal 1, Proposal 3, Proposal 4, Proposal 5 and Proposal 6.
How are votes counted?
Votes will be counted by the inspector of election appointed for the meeting. The inspector of election will separately count “For” and “Withhold” votes and any broker non-votes in the election of directors (Proposal 1). With respect to the other proposals, the inspector of election will separately count “For” and “Against” votes, abstentions and, other than with respect to Proposal 2, which is considered a routine matter, any broker non-votes. Abstentions and broker non-votes will not count toward the vote totals for Proposals 1, 3, 4 and 5, but will be counted with the same effect as an “Against” vote for Proposal 6.
What is the vote required to approve each of the Board’s proposals?
•
Proposal 1 — Election of the Board’s four nominees for director.   The affirmative vote of a plurality, or the largest number, of the shares of our common stock present in person or by proxy at the annual meeting and entitled to vote is required for the election of the directors. This means that the four director nominees who receive the highest number of ”For” votes (among votes properly cast in person or by proxy) will be elected to the board. Broker non-votes will not count toward the vote total for this proposal and therefore will not affect the outcome of this proposal.

•
Proposal 2 — Ratification of the appointment of Macias Gini & O’Connell LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020.   This proposal must receive a “For” vote from the holders of a majority of the shares of our common stock properly casting votes for or against this proposal at the annual meeting in person or by proxy. Abstentions will not count toward the vote total for this proposal and therefore will not affect the outcome of this proposal.

•
Proposal 3 — Approval, on a non-binding advisory basis, of the compensation of our named executive officers.   This proposal must receive a “For” vote from the holders of a majority of the shares of common stock properly casting votes on this proposal at the annual meeting in person or by proxy. Abstentions and broker non-votes will not count toward the vote total and therefore will not affect the outcome of this proposal.

•
Proposal 4 — Approval of our 2020 Equity Incentive Plan.   This proposal must receive a “For” vote from the holders of a majority of the shares of common stock properly casting votes on this proposal at the annual meeting in person or by proxy. Abstentions and broker non-votes will not count toward the vote total for this proposal and therefore will not affect the outcome of this proposal.

•
Proposal 5 — Approval of the issuance of shares of our common stock in accordance with Nasdaq Listing Standard Rule 5635(d).   This proposal must receive a “For” vote from the holders of a majority of the shares of common stock casting votes on this proposal at the annual meeting in person or by proxy. Abstentions and broker non-votes will not count toward the vote total for this proposal and therefore will not affect the outcome of this proposal.

•
Proposal 6 — Approval of an amendment to our restated certificate of incorporation to effect an increase in the total number of authorized shares of our common stock.   This proposal must receive a “For” vote from the holders of a majority of our outstanding shares of common stock entitled to vote at the annual meeting, irrespective of the number of votes cast on this proposal at the meeting. Abstentions and broker non-votes will be counted and have the same effect as an “Against” vote for this proposal.

What if I am party to a voting agreement related to a proposal?
Under the terms of the voting agreements entered into between Amyris and each of Foris Ventures, LLC and certain affiliates of Vivo Capital LLC, each stockholder who is a party to such agreements has agreed, subject to the terms and conditions set forth in the applicable voting agreement, to vote the shares of our common stock subject to such voting agreement for the approval of Proposal 5 (Approval the issuance of shares of our common stock in accordance with Nasdaq Listing Standard Rule 5635(d)). As of the record date for the Annual Meeting, the parties to the voting agreements beneficially owned and were entitled to vote approximately 36.5% of our outstanding common stock.
Please refer to the section of this Proxy Statement entitled “Proposal 5 — Approval the issuance of shares of our common stock in accordance with Nasdaq Listing Standard Rule 5635(d): (i) upon our election, and at our discretion, to pay interest and amortization on our Senior Convertible Notes due 2022 in shares of our common stock, and (ii) upon exercise of the rights and warrants issued in connection thereto, in each case, rather than being required to pay cash in lieu of any such issuances in excess of the limitation imposed by such Nasdaq rule. — Voting Agreements”.
How can I revoke my proxy and change my vote after I return my proxy card?
You may revoke your proxy and change your vote at any time before the final vote at the meeting. If you are a stockholder of record, you may do this by signing and submitting a new proxy card with a later date (if you receive printed proxy materials), by using the Internet or voting by telephone (either of which must be completed by 11:59 p.m. Pacific Time on May 28, 2020 — your latest telephone or Internet proxy is counted), or by attending the meeting and voting in person. Attending the meeting alone will not revoke your proxy unless you specifically request that your proxy be revoked. If you hold shares through an Intermediary, you must contact that Intermediary directly to revoke any prior voting instructions.
How can I find out the voting results of the meeting?
The preliminary voting results will be announced at the meeting. The final voting results will be reported in a Current Report on Form 8-K, which we expect to file with the SEC within four business days after the meeting. If final voting results are not available within four business days after the meeting, we intend to file a Current Report on Form 8-K reporting the preliminary voting results within that period, and subsequently report the final voting results in an amendment to the Current Report on Form 8-K within four business days after the final voting results are known to us.

Forward-Looking Statements
This Proxy Statement contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934. These statements may be identified by their use of such words as “expects,” “anticipates,” “intends,” “hopes,” “believes,” “could,” “may,” “will,” “projects”, “continue”, and “estimates,” and other similar expressions, but these words are not the exclusive means of identifying such statements. We caution that a variety of factors, including but not limited to the following, could cause our results to differ materially from those expressed or implied in our forward-looking statements: our cash position and ability to fund our operations; difficulties in predicting future revenues and financial results; the potential loss of, or inability to secure relationships with, key distributors, customers or partners; the impact of the novel corona virus disease 2019 (COVID-19) on our operations; our lack of revenues generated from the sale of our renewable products; our inability to decrease costs to enable sales of our products at competitive prices; delays in production and commercialization of products due to technical, operational, cost and counterparty challenges; challenges in developing a customer base in markets with established and sophisticated competitors; currency exchange rate and commodity price fluctuations; changes in regulatory schemes governing export controls, genetically modified organisms, and renewable chemicals; and other risks detailed from time to time in filings we make with the SEC, including our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. Except as required by law, we assume no obligation to update any forward-looking information that is included or incorporated by reference in this Proxy Statement, whether as a result of new information, future events, or otherwise.

Proposal 1 —
Election of Directors
General
Under our Certificate of Incorporation and Bylaws, the number of authorized Amyris directors has been fixed at 12 and the Board is divided into the following three classes with staggered three-year terms:
•
Class I directors, whose term will expire at this annual meeting of stockholders and who are nominated for re-election;

•
Class II directors, whose term will expire at the annual meeting of stockholders to be held in 2021; and

•
Class III directors, whose term will expire at the annual meeting of stockholders to be held in 2022.

In accordance with our certificate of incorporation, the Board has assigned each member of the Board to one of the three classes, with the number of directors in each class divided as equally as reasonably possible. As of the date of this Proxy Statement, there are four Class I seats, four Class II seats (with one vacancy), and four Class III seats constituting the 12 seats on the Board.
Stockholders are being asked to vote for the four Class I nominees listed below to serve until our 2023 Annual Meeting of Stockholders and until each such director’s successor has been elected and qualified, or until each such director’s earlier death, resignation or removal. The nominees are all current directors of Amyris.
Vote Required and Board Recommendation
Directors are elected by a plurality of the votes properly cast in person or by proxy. This means that the four Class I nominees receiving the highest number of affirmative (i.e., “For”) votes will be elected. At the annual meeting, proxies cannot be voted for a greater number of persons than the four nominees named in this Proposal 1 and stockholders cannot cumulate votes in the election of directors. Shares represented by executed proxies will be voted by the proxy holders, if authority to do so is not withheld for any or all of the nominees, “For” the election of the four nominees named below. If any nominee is unable or declines to serve as a director at the time of the meeting, the proxies will be voted for a nominee, if any, designated by the Board to fill the vacancy. As of the date of this Proxy Statement, the Board is not aware that any nominee up for election is unable or will decline to serve as a director. If you hold shares through a bank, broker or other Intermediary of record, you must instruct your bank, broker or other Intermediary of record how to vote so that your vote can be counted on this proposal. Broker non-votes will not count toward the vote total for this proposal and therefore will not affect the outcome of this proposal.
The Board recommends a vote “FOR” each nominee.

Business Experience and Qualifications of Directors
The following tables and biographies set forth information for each nominee for election at the 2020 annual meeting and for each director of Amyris whose term of office will continue after the 2020 annual meeting:
Nominees for Class I Directors for a Term Expiring in 2023
Name	Age	Amyris Offices and Positions
Geoffrey Duyk, M.D., Ph.D.	60	Director, Interim Chair of the Board and Member of Audit Committee and Operations and Finance Committee
Steven Mills	64	Director, Chair of Audit Committee, Chair of Operations and Finance Committee and member of Leadership Development and Compensation Committee
Carole Piwnica	61	Director, Chair of Leadership Development and Compensation Committee and Member of Nominating and Governance Committee and Operations and Finance Committee
James McCann	68	Director
Dr. Geoffrey Duyk has been a member of the Board since May 2012 and has served as the interim Chair of the Board since May 2014. Dr. Duyk previously served on the Board from May 2006 to May 2011. Dr. Duyk is a partner of Circularis Partners LP, a technology focused investment firm. Previously, Dr. Duyk served as a partner and managing director of TPG Alternative & Renewable Technologies, a technology focused investment firm (together with its affiliates, “TPG”), from 2004 to 2017. Prior to TPG, he served on the board of directors and was President of Research and Development at Exelixis, Inc., a biopharmaceutical company focusing on drug discovery, from 1996 to 2003. Prior to Exelixis, Dr. Duyk was Vice President of Genomics and one of the founding scientific staff at Millennium Pharmaceuticals, from 1993 to 1996. Before that, Dr. Duyk was an Assistant Professor at Harvard Medical School in the Department of Genetics and Assistant Investigator of the Howard Hughes Medical Institute. Dr. Duyk currently serves on the boards of directors of: Anuvia Plant Nutrients; Concentric Ag Corporation (formerly Inocucor Technologies, Inc.); and ReGen Holdings Limited as well as on the nonprofit Case Western Reserve University Board of Trustees. Dr. Duyk is also a member of the Institute Board of Directors of the Moffitt Cancer Center where he chairs the Research and Development committee. Dr. Duyk serves as a member of Scientific Advisory Boards for HudsonAlpha, and Lawrence Berkeley National Laboratory (DOE). Previously, Dr. Duyk served as a member of Scientific Advisory Boards for Bayer CropSciences, The Jackson Labs as well as numerous NIH advisory committees. He served on the board of directors of Beta Renewables from 2011 to 2017, Elevance Renewable Sciences from 2007 to 2018, The American Society of Human Genetics (nonprofit) from 2012 to 2018, EPIRUS Biopharmaceuticals, Inc. from July 2014 to July 2016, Galleon Pharmaceuticals, Inc. from 2007 to 2016, Genomatica, Inc. from 2012 to 2017, Karos Pharmaceuticals, Inc. from 2010 to 2015, The Wesleyan University Board of Trustees from 2008 to June 2014, Aerie Pharmaceuticals from August 2005 to June 2017, and DNAnexus, Inc. from 2011 to 2017. Dr. Duyk holds a Bachelor of Arts degree in Biology from Wesleyan University and a Ph.D. in Biochemistry and M.D. from Case Western Reserve University. Dr. Duyk’s experience with the biotechnology industry enables him to provide insight and guidance to our management team and Board.
Carole Piwnica has been a member of the Board since September 2009. Ms. Piwnica has been director of NAXOS S.A.R.L. (Switzerland), a consulting firm advising private investors, since January 2019 and director and chair of Arianna S.A. SICAF-SIF since April 2019. Previously, Ms. Piwnica was the director of Naxos UK from 2008 to 2018. She served as a director, from 1996 to 2006, and Vice-Chairman of Governmental Affairs, from 2000 to 2006, of Tate & Lyle Plc, a European food and agricultural ingredients company. She was a chairman of Amylum Group, a European food ingredient company and affiliate of Tate & Lyle Plc, from 1996 to 2000. Ms. Piwnica was a member of the board of directors of Aviva plc, a British insurance company, from May 2003 to December 2011, a member of the Biotech Advisory Council of Monsanto from

May 2006 to October 2009, a member of the board of directors of Dairy Crest from 2007 until 2010, a member of the board of directors of Toepfer Gmbh from 1996 until 2010, a member of the board of directors of Louis Delhaize from 2010 until 2013 and a member of the board of directors of Eutelsat from 2010 until 2019. In 2010, Ms. Piwnica was appointed as a member of the board of Sanofi. In 2014, she was appointed as a member of the board of Rothschild. Ms. Piwnica holds a Law degree from the Université Libre de Bruxelles and a Master of Laws degree from New York University. She was also a member of the bar association of the state of New York, USA from 1985 until 2019 and was a member of the bar association of Paris, France from 1988 until 2013. Based on her multinational corporate leadership experience and extensive legal and corporate governance experience, Ms. Piwnica contributes guidance to the management team and the Board in leadership of multinational agricultural processing businesses and on legal and corporate governance obligations and best practices.
Steven Mills has been a member of the Board since August 2018. Mr. Mills has 40 years of experience in the fields of accounting, corporate finance, strategic planning, risk management, and mergers and acquisitions. He served as Chief Financial Officer of Amyris from May 2012 to December 2013. Prior to joining Amyris, Mr. Mills had a 33-year career at Archer-Daniels-Midland Company (“ADM”), one of the world’s largest agricultural processors and food ingredient providers. At ADM, he held various senior executive roles, including Chief Financial Officer, Controller, and head of Global Strategic Planning. Since 2013, Mr. Mills has served as a consultant and advisor to clients in the private equity, agribusiness, and financial services fields. Mr. Mills currently serves on the boards of Black Hills Corporation (where he serves as the lead director), Farmers Edge, Inc., Illinois College (where he also serves as the chairman of the board), First Illinois Corporation (along with its wholly-owned banking subsidiary, Hickory Point Bank & Trust) and Arianna S.A. SICAF-SIF. Mr. Mills holds a Bachelor of Science degree in Mathematics from Illinois College. Mr. Mills’ familiarity with Amyris, as well as his expertise in accounting, finance and management, enables him to assist our management team and Board build and improve on our business and financial processes and management.
James McCann has been a member of the Board since May 2019. Mr. McCann is the founder and chairman of the board of directors of 1-800-FLOWERS.COM, Inc., a floral and gourmet foods gift retailer and distribution company founded in 1976, and served as chief executive officer of 1-800-FLOWERS.COM, Inc. from 1976 until June 2016. Mr. McCann also serves on the board of directors of International Game Technology PLC (formerly GTECH S.p.A. and Lottomatica Group S.p.A.) and has previously served on the board of directors of Willis Towers Watson PLC (formerly Willis Group Holdings PLC) from 2004 until May 2019 and The Scotts Miracle-Gro Company from 2014 until January 2020. Mr. McCann brings to the Board extensive experience in business leadership and innovation, which enables him to assist in the growth and development of our business.
Incumbent Class II Directors with a Term Expiring in 2021
Name	Age	Amyris Offices and Positions
Philip Eykerman	51	Director
Frank Kung, Ph.D.	71	Director, Member of Operations and Finance Committee
John Melo	54	Director, President and Chief Executive Officer
Philip Eykerman has been a member of the Board since May 2017. Mr. Eykerman has served as the Executive Vice-President, Corporate Strategy & Acquisitions of Koninklijke DSM N.V. (together with its affiliates, “DSM”), a global science-based company in nutrition, health and sustainable living and an entity with which Amyris has a commercial and financial relationship and which is an owner of greater than five percent of the Company’s outstanding common stock, since 2011. In this role, he is responsible for corporate and business group strategy development, budgeting and planning, improvement programs, and all M&A activities for DSM. In 2015, he was also appointed as a member of the DSM Executive Committee and at present is also responsible for the DSM Food Specialties as well as DSM Hydrocolloids activities. Next to these roles within DSM, he is also a Supervisory Board member of ChemicaInvest (DSM/CVC JV), AnQore TopCo B.V., and AOC Aliancys (DSM/CVC JV), and previously served as a member of the Supervisory Board of Patheon N.V. from March 2014 to August 2017. Before joining DSM, Mr. Eykerman worked for

14 years at McKinsey & Company of which the last 9 years as a Partner and leader of McKinsey’s Chemicals Practice in the Benelux and France. Before that, he worked as a process/ project engineer for Fluor Daniel. He holds a Master’s degree in Chemical Engineering from the KU Leuven (Belgium), and a Master’s degree in Refinery Engineering from the Institut Francais du Pétrole (France). Mr. Eykerman’s experience in corporate strategy, mergers and acquisitions and operations enables him to provide insight to the Board regarding potential new opportunities for Amyris.
Dr. Frank Kung has been a member of the Board since November 2017. Dr. Kung is a founding member of Vivo Capital LLC (“Vivo”), a healthcare focused investment firm founded in 1996 in Palo Alto, California, whose fund under management is an owner of greater than five percent of the Company’s outstanding common stock. Dr. Kung started his career in the biotechnology industry in 1979 when he joined Cetus Corporation. He later co-founded Cetus Immune Corporation in 1981, which was acquired by its parent company in 1983. In 1983, he co-founded Genelabs Technologies, Inc. where he served as Chairman and CEO until 1995. During his tenure in Genelabs, he brought the company public in 1991, and built it to a 175 employee international biotech company with operations in the United States, Belgium, Singapore, Switzerland and Taiwan. Dr. Kung holds a Bachelor of Science degree in chemistry from the National Tsing Hua University in Taiwan, and a Doctor of Philosophy degree in molecular biology and a Master of Business Administration degree from the University of California, Berkeley. Dr. Kung currently serves on the board of directors of a number of healthcare and biotechnology companies. Dr. Kung’s experience in healthcare and biotechnology and investing in companies enables him to provide the Board and management with guidance regarding the Company’s business strategy and access to financial markets.
John Melo has nearly three decades of combined experience as an entrepreneur and thought leader in the global fuels industry and technology innovation. Mr. Melo has served as our Chief Executive Officer and a director since January 2007 and as our President since June 2008. Before joining Amyris, Mr. Melo served in various senior executive positions at BP Plc (formerly British Petroleum), one of the world’s largest energy firms, from 1997 to 2006, most recently as President of U.S. Fuels Operations. During his tenure at BP, Mr. Melo also served as Chief Information Officer of the refining and marketing segment, Senior Advisor for e-business strategy to Lord Browne, BP Chief Executive, and Director of Global Brand Development. Before joining BP, Mr. Melo was with Ernst & Young, an accounting firm, and a member of the management teams of several startup companies, including Computer Aided Services, a management systems integration company, and Alldata Corporation, a provider of automobile repair software to the automotive service industry. Mr. Melo currently serves on the board of directors of Renmatix, Inc., the Industrial and Environmental section of the Biotechnology Innovation Organization, and the California Life Sciences Association. Mr. Melo was formerly an appointed member to the U.S. section of the U.S.-Brazil CEO Forum. Mr. Melo’s experience as a senior executive at one of the world’s largest energy companies provides critical leadership in shaping strategic direction and business transactions, and in building teams to drive innovation.
Incumbent Class III Directors with a Term Expiring in 2022
Name	Age	Amyris Offices and Positions
John Doerr	68	Director, Chair of Nominating and Governance Committee
Christoph Goppelsroeder	61	Director
Lisa Qi	48	Director
Patrick Yang, Ph.D.	71	Director, Member of Leadership Development and Compensation Committee
John Doerr has been a member of the Board since 2006. Mr. Doerr has been Chairman at Kleiner Perkins Caufield & Byers (“KPCB”), a venture capital firm, since 1980. Mr. Doerr currently serves on the board of directors of Alphabet Inc., as well as on the board of directors of numerous private companies, and previously served as a director of Zynga, Inc. from April 2013 to May 2017. Mr. Doerr holds a Bachelor of Science degree and a Master’s degree in electrical engineering from Rice University, and a Master of Business Administration degree from Harvard University. Mr. Doerr’s global business leadership as general partner of KPCB, as well as his outside board experience as director of several public and private companies, enables him to provide valuable insight and guidance to our management team and the Board.

Christoph Goppelsroeder has been a member of the Board since November 2017. Mr. Goppelsroeder has served as the President and CEO of DSM Nutritional Products Ltd., a supplier of vitamins, carotenoids and other nutritional solutions, since 2013 and is a member of the DSM Executive Committee. Mr. Goppelsroeder has previously worked at Boston Consulting, Syngenta in its seed care business unit, and F. Hoffman-La Roche in its fine chemicals and vitamins division until the acquisition of such division by DSM in 2003. Mr. Goppelsroeder holds a degree in Engineering from the Swiss Federal Institute of Technology and a Master of Business Administration degree from Insead, Fontainebleau. Mr. Goppelsroeder’s experience in the health and nutrition market enables him to provide the Board with critical insight into potential growth areas of the Company’s business.
Lisa Qi has been a member of the Board since May 2019. Ms. Qi is the founder and chief executive officer of Silver Gift Limited and Daling Xinchao (Beijing) Trading Co., Ltd., which operate the Daling Family e-commerce platform in China. Ms. Qi brings deep knowledge and significant experience in the areas of e-commerce, product branding, sales and the management of high-growth companies, which enable her to make a strategic contribution to the Board and provide guidance to the management team in these areas.
Dr. Patrick Yang has been a member of the Board since July 2014. Dr. Yang is a biotech industry consultant. He was Executive Vice President of Juno Therapeutics, Inc., a biopharmaceutical company focused on developing innovative cellular immunotherapies for the treatment of cancer, from September 2017 to January 2019. From January 2010 through March 2013, Dr. Yang served as Executive Vice President and Global Head of Technical Operations for F. Hoffmann-La Roche Ltd. (“Roche”), where he was responsible for Roche’s pharmaceutical and biotech manufacturing operations, process development, quality, regulatory, supply management and distribution functions. Before joining Roche, Dr. Yang worked for Genentech Inc., where he served as Executive Vice President of Product Operations, and was responsible for manufacturing, process development, quality, regulatory affairs and distribution functions. Prior to joining Genentech Inc., Dr. Yang worked for Merck & Co., where he held several leadership roles including Vice President of Asia/Pacific Manufacturing Operations and Vice President of Supply Chain Management. He also previously worked at General Electric Co. and Life Systems, Inc. Dr. Yang currently serves on the boards of directors of Codexis, Inc. and PharmaEssentia Corporation, and previously served on the board of directors of Andeavor (formerly Tesoro Corporation) from December 2010 to September 2018, and Celladon Corporation from March 2014 until May 2015. Dr. Yang’s experience with the biotechnology industry and operations enable him to provide insight and guidance to our management team and the Board in these areas.
Arrangements Concerning Selection of Directors
In February 2012, pursuant to a Letter Agreement (the “Letter Agreement”) entered into in connection with the sale of our common stock to certain investors including Biolding Investment SA (“Biolding”), Naxyris S.A. (“Naxyris”), an investment vehicle owned by Naxos Capital Partners S.C.A. (“Naxos”), and Maxwell (Mauritius) Pte Ltd (“Maxwell”), we agreed to appoint, and to use reasonable efforts consistent with the Board’s fiduciary duties to cause the re-nomination by the Board in the future of:
•
One person designated by Biolding to serve as a member of the Board. Pursuant to the Letter Agreement, Biolding designated His Highness Sheikh Abdullah bin Khalifa Al Thani (“HH”) to serve as the Biolding representative on the Board, and HH was appointed to the Board in March 2012. Pursuant to the Letter Agreement, Biolding’s designation rights would terminate upon either a sale of Amyris or Biolding holding less than 173,010 shares of our common stock. On May 14, 2019, HH resigned from the Board, and in connection therewith Biolding permanently waived its Board designation right.

•
One person designated by Naxyris to serve as a member of the Board. Pursuant to the Letter Agreement, Naxyris designated Ms. Piwnica (who was already on the Board) to serve as the Naxyris representative on the Board. Naxyris’ designation rights terminate upon either a sale of Amyris or Naxyris holding less than 115,340 shares of our common stock. As of March 31, 2020, Naxyris beneficially owned 5,743,038 shares of our common stock, representing approximately 3.4% of our outstanding common stock. Ms. Piwnica holds interests in and is director of NAXOS S.A.R.L., a consulting firm advising private investors and an affiliate of Naxos. In addition, on August 22, 2019, Ms. Piwnica became the indirect owner of both Naxyris and Naxos through her ownership of

Arianna S.A. SICAF-SIF. Ms. Piwnica receives compensation and benefits from both Naxyris and NAXOS S.A.R.L. pursuant to their respective standard compensation policies and practices.
In June 2010, we issued 7,101,548 shares of our Series D preferred stock to Total Raffinage Chimie (“Total”) that converted into 643,401 shares of our common stock upon the completion of our initial public offering in September 2010. In connection with such equity investment, we entered into a letter agreement with Total, pursuant to which we agreed to appoint a person designated by Total to serve as a member of the Board, and to use reasonable efforts consistent with the Board’s fiduciary duties to cause the director designated by Total to be re-nominated by the Board in the future. Pursuant to the letter agreement, Total initially designated Philippe Boisseau to serve as the Total representative on the Board and, following Mr. Boisseau’s resignation from the Board in October 2016, Total designated Christophe Vuillez to serve as the Total representative on the Board. Mr. Vuillez resigned from the Board on May 20, 2019 and Total has not designated a replacement for Mr. Vuillez. Total’s designation rights terminate upon the earlier of Total holding less than 321,700 shares of our common stock or a sale of Amyris. As of March 31, 2020, Total beneficially owned 9,176,833 shares of our common stock, representing approximately 5.6% of our outstanding common stock.
Pursuant to a Stockholder Agreement entered into in May 2017, and subsequently amended and restated in August 2017, in connection with the sale of our Series B 17.38% Convertible Preferred Stock and warrants to DSM (the “DSM Stockholder Agreement”), we agreed to appoint, and to use reasonable efforts consistent with the Board’s fiduciary duties to cause the re-nomination by the Board in the future of, two persons designated by DSM to serve as members of the Board. Pursuant to the DSM Stockholder Agreement, DSM initially designated Mr. Eykerman to serve as a DSM representative on the Board and, following the amendment and restatement of the DSM Stockholder Agreement in August 2017, DSM designated Mr. Goppelsroeder to serve as the second DSM representative on the Board. DSM’s designation rights terminate, with respect to one designee, at such time as DSM beneficially owns less than 10% of our outstanding common stock and, with respect to both designees, at such time as DSM beneficially owns less than 4.5% of our outstanding common stock. As of March 31, 2020, DSM beneficially owned 27,001,551 shares of our common stock, representing approximately 15.2% of our outstanding common stock. Messrs. Eykerman and Goppelsroeder are employees of DSM and receive compensation and benefits from DSM pursuant to its standard compensation policies and practices.
In August 2017, pursuant to a Stockholder Agreement (the “Vivo Stockholder Agreement”) entered into in connection with the sale of our common stock, Series D Convertible Preferred Stock and warrants to Vivo Capital LLC (“Vivo”), we agreed to appoint, and to use reasonable efforts consistent with the Board’s fiduciary duties to cause the re-nomination by the Board in the future of, one person designated by Vivo to serve as a member of the Board. Pursuant to the Vivo Stockholder Agreement, Vivo designated Dr. Kung to serve as the Vivo representative on the Board. Vivo’s designation rights terminate at such time as Vivo beneficially owns less than 4.5% of our outstanding common stock. As of March 31, 2020, Vivo beneficially owned 16,868,473 shares of our common stock, representing approximately 9.7% of our outstanding common stock. Dr. Kung is a founding member of Vivo and receives compensation and benefits from Vivo pursuant to its standard compensation policies and practices.
Mr. Doerr and Dr. Duyk were initially designated to serve on the Board by KPCB and TPG, respectively, pursuant to a voting agreement as most recently amended and restated on June 21, 2010 (Dr. Duyk resigned from the Board in May 2011 and was re-appointed to the Board in May 2012). As of the date of this Proxy Statement, notwithstanding the expiration of the voting agreement upon completion of our initial public offering in September 2010, Mr. Doerr and Dr. Duyk continue to serve on the Board and we expect each of them to continue to serve as a director until his resignation or until his successor is duly elected by the holders of our common stock. Mr. Doerr receives compensation and benefits from KPCB pursuant to its standard compensation policies and practices, and Dr. Duyk retains a carried interest in certain funds managed by TPG.
Independence of Directors
Under the corporate governance rules of The Nasdaq Stock Market (“Nasdaq”), a majority of the members of the Board must qualify as “independent,” as affirmatively determined by the Board. The Board and the Nominating and Governance Committee of the Board consult with our legal counsel to ensure that the Board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of ”independent,” including those set forth in the applicable Nasdaq rules. The Nasdaq criteria include various objective standards and a subjective test. A member of the Board is not considered independent under the objective standards if, for example, he or she is, or at any time during the past three years was, employed by Amyris, he or she received compensation (other than standard compensation for Board service) in excess of   $120,000 during a period of twelve months within the past three years, or he or she is an executive officer of any organization to which Amyris made, or from which Amyris received, payments for property or services (other than payments arising solely from investments in our securities or payments under non-discretionary charitable contribution matching programs) in the current or any of the past three fiscal years that exceed 5% of the recipient’s gross revenues for that year, or $200,000, whichever is more.
The subjective test under the Nasdaq rules for director independence requires that each independent director not have a relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The subjective evaluation of director independence by the Board was made in the context of the objective standards referenced above. In making independence determinations, the Board generally considers commercial, financial and professional services, and other transactions and relationships between Amyris and each director and his or her family members and affiliated entities.
Based on such criteria, the Board determined that (i) Mr. Melo is not independent because he is an Amyris employee and (ii) Messrs. Eykerman and Goppelsroeder are not independent because they are each employees of DSM (with which we have commercial and financial relationships, as described below under “Transactions with Related Persons”).
For each of the directors other than Messrs. Melo, Eykerman and Goppelsroeder, the Board determined that none of the transactions or other relationships of such directors (and their respective family members and affiliated entities) with Amyris, our executive officers and our independent registered public accounting firm exceeded Nasdaq objective standards and none would otherwise interfere with the exercise of independent judgment in carrying out his or her responsibilities as a director. The following is a description of these relationships:
•
Mr. Doerr indirectly owns all of the membership interests in Foris Ventures, LLC (“Foris”), which beneficially owned 67,268,358 shares of our common stock representing approximately 37.8% of our outstanding common stock as of March 31, 2020. Mr. Doerr is also a manager of the general partners of entities affiliated with KPCB Holdings, Inc. As of March 31, 2020, KPCB Holdings, Inc., as nominee for entities affiliated with KPCB, held 278,882 shares of our common stock, which represented approximately 0.2% of our outstanding common stock.

•
Dr. Kung is a founding member of, and was designated to serve as a director by Vivo. As of March 31, 2020, Vivo beneficially owned 16,868,473 shares of our common stock, representing approximately 9.7% of our outstanding common stock. In addition, Dr. Kung’s daughter is a non-executive employee of Amyris.

•
Ms. Piwnica was designated to serve as a director by Naxyris. On August 22, 2019, Ms. Piwnica became the indirect owner of 100% of Naxyris through Arianna S.A. SICAF-SIF. As of March 31, 2020, Naxyris beneficially owned 5,743,038 shares of our common stock, representing approximately 3.4% of our outstanding common stock.

Consistent with these considerations, after a review of all relevant transactions and relationships between each director, any of his or her family members and affiliated entities, Amyris, our executive officers and our independent registered public accounting firm, the Board affirmatively determined that a majority of the Board is comprised of independent directors, and that the following directors are independent: John Doerr, Geoffrey Duyk, Frank Kung, James McCann, Steven Mills, Carole Piwnica, Lisa Qi and Patrick Yang.

Board Leadership Structure
The Board is composed of our Chief Executive Officer, John Melo, and ten non-management directors. Geoffrey Duyk, one of our independent directors, currently serves the principal Board leadership role as the Board’s interim Chair. The Board expects to appoint an independent director as permanent Chair. The Board does not have any policy that the Chair must necessarily be separate from the Chief Executive Officer, but the Board appointed Dr. Duyk as interim Chairman in May 2014 until a permanent Chair could be identified. Dr. Duyk’s (and his successor’s) responsibilities as Board Chair include working with management to develop agendas for Board meetings, calling special meetings of the Board, presiding at executive sessions of independent Board members, gathering input from Board members on Chief Executive Officer performance and providing feedback to the Chief Executive Officer, gathering input from Board members after meetings and through an annual self-assessment process and communicating feedback to the Board and the Chief Executive Officer, as appropriate, and serving as Chief Executive Officer in the absence of another designated Chief Executive Officer. The Board believes that having an independent Chair helps reinforce the Board’s independence from management in its oversight of our business and affairs. In addition, the Board believes that this structure helps to create an environment that is conducive to objective evaluation and oversight of management’s performance and related compensation, increasing management accountability and improving the ability of the Board to monitor whether management’s actions are in our best interests and those of our stockholders. Further, this structure permits our Chief Executive Officer to focus on the management of our day-to-day operations. Accordingly, we believe our current Board leadership structure contributes to the effectiveness of the Board as a whole and, as a result, is the most appropriate structure for us at the present time.
Role of the Board in Risk Oversight
We consider risk as part of our regular evaluation of business strategy and decisions. Assessing and managing risk is the responsibility of our management, which establishes and maintains risk management processes, including prioritization processes, action plans and mitigation measures, designed to balance the risk and benefit of opportunities and strategies. It is management’s responsibility to anticipate, identify and communicate risks to the Board and/or its committees. The Board as a whole oversees our risk management systems and processes through regular communications with management and quarterly discussions with the Audit Committee and/or the Board, as applicable. As part of its oversight role, the Audit Committee receives updates regarding enterprise risk prioritization and mitigation and engages in discussions with management on a regular basis. In addition, the Board uses its committees to assist in its risk oversight function as follows:
•
The Audit Committee has responsibility for overseeing our financial controls and risk and legal and regulatory matters.

•
The Leadership Development and Compensation Committee (“LDCC”) is responsible for oversight of risk associated with our compensation programs and plans.

•
The Nominating and Governance Committee (“NGC”) is responsible for oversight of Board processes and corporate governance related risks.

•
The Operations and Finance Committee (“Operations Committee”) is responsible for oversight of risk associated with our business operations and financing activities.

The Board receives regular reports from committee Chairs regarding the committees’ activities. In addition, discussions with the Board regarding our strategic plans and objectives, business results, financial condition, compensation programs, strategic transactions, and other matters include discussions of the risks associated with the particular item under consideration.
Meetings of the Board and Committees
During 2019, the Board held six meetings, and its four standing committees during 2019 (the Audit Committee, LDCC, NGC and Operations Committee) collectively held 70 meetings. Of such meetings, the Audit Committee held 53 meetings, the LDCC held eight meetings, the NGC held four meetings and the Operations Committee held five meetings. With the exception of Messrs.. Kung, and Goppelsroeder and Ms. Piwnica, each incumbent director attended at least 75% of the meetings of the Board and of the committees on which such director served that were held during the period that such director served in 2019. The Board’s policy is that directors are encouraged to attend our annual meetings of stockholders. No directors attended our 2019 annual meeting of stockholders.
The following table provides membership and meeting information for the Board and its standing committees in 2019:
Member of the Board in 2019	Board	Audit Committee	Leadership Development and Compensation Committee	Nominating and Governance Committee	Operations and Finance Committee
John Doerr	X			Chair
Geoffrey Duyk	Chair	X			X
Philip Eykerman	X
Christoph Goppelsroeder(1)	X
Frank Kung(2)	X				X
James McCann(3)	X
John Melo	X
Steven Mills	X	X	X		Chair
Carole Piwnica(4)	X		Chair	X	X
Lisa Qi(3)	X
HH Sheikh Abdullah bin Khalifa Al Thani(5)	X
Christophe Vuillez(6)	X
R. Neil Williams	X	Chair			X
Patrick Yang	X		X
Total meetings in 2019(7)	6	53(8)	8	4	5

(1)
Mr. Goppelsroeder attended 3 of 6 Board meetings held during 2019.

(2)
Mr. Kung attended 4 of 6 Board meetings held during 2019 and 3 of 5 Operations Committee meetings held in 2019.

(3)
Mr. McCann and Ms. Qi were appointed to the Board on May 14, 2019.

(4)
Ms. Piwnica attended 3 of 5 Operations Committee meetings held in 2019.

(5)
HH attended 0 of 6 Board meetings held during 2019. HH resigned from the Board effective May 14, 2019.

(6)
Mr. Vuillez attended 2 of 6 Board meetings held during 2019. Mr. Vuillez resigned from the Board effective May 20, 2019.

(7)
Includes one concurrent meeting of the Board and the LDCC.

(8)
During 2019, the Audit Committee held special meetings in connection with the restatement of our financial statements for the year ended December 31, 2017, and the quarterly and year-to-date periods ended March 31, 2018, June 30, 2018 and September 30, 2018,

Committees of the Board
The Board has established an Audit Committee, a LDCC, a NGC and an Operations Committee, each as described below. Members are appointed by the Board to serve on these committees until their resignations or until otherwise determined by the Board.

Audit Committee
The Audit Committee was established by the Board in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934 (the “Exchange Act”), and assists the Board in fulfilling the Board’s oversight of our accounting and system of internal controls, the quality and integrity of our financial reports, legal and regulatory matters, and the retention, independence and performance of our independent registered public accounting firm.
Under Nasdaq rules, we must have an audit committee of at least three members, each of whom must be independent as defined under the rules and regulations of Nasdaq and the Securities and Exchange Commission (the “SEC”). Our Audit Committee is currently composed of two directors: Dr. Duyk and Mr. Mills. Mr. Mills was appointed by the Board as the Chair of the Audit Committee on February 26, 2020, effective April 1, 2020. Before that, Neil Williams was the Chair of the Audit Committee from May 2013 through his resignation, effective March 31, 2020. Management is currently working to appoint a third member to the Audit Committee in order to maintain compliance with the independence requirements of applicable Nasdaq and SEC rules and regulations. The Board has determined that each member of the Audit Committee is independent (as defined in the relevant Nasdaq and SEC rules and regulations), and is financially literate and able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement. In addition, the Board has determined that Mr. Mills is an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K promulgated under the Securities Act of 1933, as amended (the “Securities Act”), with employment experience in finance and accounting and other comparable experience that results in his financial sophistication. Being an “audit committee financial expert” does not impose on Mr. Mills any duties, obligations or liabilities that are greater than are generally imposed on him as a member of the Audit Committee and the Board. The Board has adopted a written charter for our Audit Committee that is posted on our company website at http://investors.amyris.com/corporate-governance.
The Audit Committee performs, among others, the following functions:
•
oversees our accounting and financial reporting processes and audits of our consolidated financial statements;

•
oversees our relationship with our independent auditors, including appointing or changing our independent auditors and ensuring their independence;

•
oversees IT risk management and cybersecurity matters;

•
reviews and approves the audit and permissible non-audit services to be provided to us by our independent auditors;

•
facilitates communication among our independent auditors, our financial and senior management, and the Board; and

•
monitors the periodic reviews of the adequacy of our accounting and financial reporting processes and systems of internal control that are conducted by our independent auditors and our financial and senior management.

In addition, the Audit Committee generally reviews and approves any proposed transaction between Amyris and any related party, establishes procedures for the receipt, retention and treatment of complaints received by Amyris regarding accounting, internal accounting controls or auditing matters, and for the confidential, anonymous submission by Amyris employees of their concerns regarding suspected violations of laws, governmental rules or regulations, accounting, internal accounting controls or auditing matters, or company policies (including the administration of our whistleblower policy), and oversees the review of any complaints and submissions received through the complaint and anonymous reporting procedures.
Leadership Development and Compensation Committee
Under Nasdaq rules, compensation of the executive officers of a company must be determined, or recommended to the Board for determination, either by independent directors constituting a majority of the Board’s independent directors in a vote in which only independent directors participate, or by a compensation committee composed solely of independent directors. Amyris has established the LDCC for such matters, which is currently composed of three directors: Mr. Mills, Ms. Piwnica and Dr. Yang. Ms. Piwnica is the Chair of the LDCC. The Board, after consideration of all factors specifically relevant to determining whether any of Mr. Mills, Ms. Piwnica or Dr. Yang has a relationship to Amyris that is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to, (i) the source of compensation of such director, including any consulting, advisory or other compensatory fee paid by Amyris to such director and (ii) whether such director is affiliated with Amyris, has determined that each member of the LDCC is independent (as defined in the relevant Nasdaq and SEC rules and regulations). The Board has adopted a written charter for our LDCC that is posted on our company website at http://investors.amyris.com/corporate-governance.
The purpose of the LDCC is to provide guidance and periodic monitoring for all of our compensation, benefits and equity programs. The LDCC, through delegation from the Board, has principal responsibility to evaluate, recommend, approve and review executive officer and director compensation arrangements, plans, policies and programs maintained by Amyris, and may also make recommendations to the Board regarding the Board’s remaining responsibilities relating to executive compensation. The LDCC discharges the responsibilities of the Board relating to compensation of our executive officers, and, among other things:
•
reviews and approves the compensation of our executive officers;

•
reviews and recommends to the Board the compensation of our non-employee directors;

•
reviews and recommends to the Board the terms of material amendments to equity compensation agreements with our executive officers;

•
reviews and approves the terms of cash-based compensation agreements with our executive officers;

•
reviews and approves the administration our stock and equity incentive plans;

•
reviews and makes recommendations to the Board with respect to incentive compensation and equity incentive plans other than as described above;

•
establishes and reviews our overall compensation strategy; and

•
reviews with the Chief Executive Officer and Board leadership the succession plans for senior management positions.

The LDCC also reviews the Executive Compensation section of our Proxy Statement, and has previously prepared a report of the LDCC for inclusion in prior proxy statements in accordance with SEC rules. The LDCC has authority to form and delegate authority to subcommittees, as appropriate.
The Board has established a Management Committee for Employee Equity Awards (“MCEA”), consisting of our Chief People Officer and our Chief Executive Officer. The MCEA may grant equity awards to employees who are not officers (as that term is defined in Section 16 of the Securities Exchange Act of 1934 (the “Exchange Act”) and Rule 16a-1 promulgated under the Exchange Act) of Amyris, provided that the MCEA is only authorized to grant equity awards that meet grant guidelines approved by the Board or LDCC. These guidelines set forth, among other things, any limit imposed by the Board or LDCC on the total number of shares of our common stock that may be subject to equity awards granted to employees by the MCEA, and any requirements as to the size of an award based on the seniority of an employee or other factors.
Under its charter, the LDCC has the authority, at Amyris’ expense, to retain legal and other consultants, accountants, experts and compensation or other advisors of its choice to assist the LDCC in connection with its functions. Compensia, Inc. (“Compensia”) served as the Committee’s compensation consultant from 2012 through 2018. In addition, during the past fiscal year, the LDCC engaged Compensia, as its compensation consultant. Compensia provided the following services during 2019 (or in connection with 2019 compensation):
•
reviewed and provided recommendations on the composition of Amyris’s compensation peer group, and provided compensation data relating to certain executives at the selected peer group companies;

•
conducted a review of the total compensation arrangements for executive officers of Amyris;

•
provided advice on executive officers’ compensation, including composition of compensation for base salary, short-term incentive (cash bonus) plan and long-term incentive (equity) plans;

•
provided advice on executive officers’ cash bonus plan;

•
assisted with executive equity program design, including analysis of equity mix, aggregate share usage and target grant levels;

•
provided advice and recommendations regarding executive perquisites and Amyris’s executive severance plan;

•
updated the LDCC on emerging trends/best practices and regulatory requirements in the area of executive and director compensation, including equity and cash compensation; and

•
provided advice and recommendations regarding certain non-executive employee compensation arrangements and equity grants.

The LDCC determined that Compensia did not have any relationships with Amyris or any of its officers or directors or any conflicts of interest that would impair Compensia’s independence.
The Human Resources, Finance and Legal departments of Amyris work with our Chief Executive Officer to design and develop new compensation programs applicable to our executive officers and non-employee directors, to recommend changes to existing compensation programs, to recommend financial and other performance targets to be achieved under those programs, to prepare analyses of financial data, to prepare peer group compensation comparisons and other committee briefing materials, and to implement the decisions of the LDCC. Members of the Human Resources departments and our Chief Executive Officer also meet separately with Compensia to convey information on proposals that management may make to the LDCC, as well as to allow Compensia to collect information about Amyris to develop its recommendations. In addition, our Chief Executive Officer conducts reviews of the performance and compensation of our other executive officers, and based on these reviews and input from Compensia and our Human Resources department, makes recommendations regarding compensation for such executive officers directly to the LDCC.
For the Chief Executive Officer’s compensation, Compensia reviews relevant market data with the Chair of the LDCC, as well as the performance of the Chief Executive Officer, and based on such review makes a recommendation regarding the Chief Executive Officer’s compensation, which is then presented to the LDCC. None of our executive officers participated in the determinations or deliberations of the LDCC regarding the amount of any component of his or her own 2019 compensation.
Operations and Finance Committee
On May 14, 2019, the Board established the Operations Committee, which is currently composed of four directors: Drs. Duyk and Kung, Mr. Mills and Ms. Piwnica. Mr. Mills is the Chair of the Operations Committee. The Board has determined that each member of the Operations Committee is independent (as defined in the relevant Nasdaq and SEC rules and regulations). The Board has adopted a written charter for our Operations Committee that is posted on our company website at http://investors.amyris.com/corporate-governance.
The purpose of the Operations Committee is to assist the Board with respect to financial and operational matters and transactions, including:
•
reviewing and approving significant capital expenditures and strategic operational and financing transactions;

•
overseeing the Company’s capitalization, including the structure and amount of its debt and equity;

•
reviewing the Company’s business operations and plans and operational performance; and

•
reviewing the Company’s business operations and plans that may involve sensitive competitive issues.

Nominating and Governance Committee
Under Nasdaq rules, director nominees must be selected, or recommended for the Board’s selection, either by independent directors constituting a majority of the Board’s independent directors in a vote in which only independent directors participate, or by a nominations committee composed solely of independent directors. Amyris has established the Nominating and Governance Committee for such matters, which is currently composed of two directors: Mr. Doerr and Ms. Piwnica. Mr. Doerr is the Chair of the Nominating and Governance Committee. The Board has determined that each member of the Nominating and Governance Committee is independent (as defined in the relevant Nasdaq and SEC rules and regulations). The Board has adopted a written charter for our Nominating and Governance Committee that is posted on our company website at http://investors.amyris.com/corporate-governance.
The purpose of the Nominating and Governance Committee is to ensure that the Board is properly constituted to meet its fiduciary obligations to stockholders and Amyris, and to assist the Board with respect to corporate governance matters, including:
•
identifying, considering and nominating candidates for membership on the Board;

•
developing, recommending and periodically reviewing corporate governance guidelines and policies for Amyris (including our Corporate Governance Principles, Code of Business Conduct and Ethics and Insider Trading Policy); and

•
advising the Board on corporate governance and Board performance matters, including recommendations regarding the structure and composition of the Board and Board committees.

The Nominating and Governance Committee also monitors the size, leadership and committee structure and composition of the Board and makes any recommendations for changes to the Board, reviews our narrative disclosures in SEC filings regarding the director nomination process, director qualifications, Board leadership structure and risk oversight by the Board, considers and approves requested waivers for our directors or executive officers under our Code of Business Conduct and Ethics, reviews and makes recommendations to the Board regarding formal procedures for stockholder communications with members of the Board, and oversees an annual self-assessment process for the Board.
Director Nomination Process
In carrying out its duties to consider and nominate candidates for membership on the Board, the Nominating and Governance Committee considers a mix of perspectives, qualities and skills that would contribute to the overall corporate goals and objectives of Amyris and to the effectiveness of the Board. The Nominating and Governance Committee’s goal is to nominate directors who will provide a balance of industry, business and technical knowledge, experience and capability. To this end, the Nominating and Governance Committee considers a variety of characteristics for director candidates, including demonstrated ability to exercise sound business judgment, relevant industry or business experience, understanding of and experience with issues and requirements facing public companies, excellence and a record of professional achievement in the candidate’s field, relevant technical knowledge or aptitude, having sufficient time and energy to devote to the affairs of Amyris, independence for purposes of compliance with Nasdaq and SEC rules and regulations, as applicable, and commitment to rigorously represent the long-term interests of our stockholders. Although the Nominating and Governance Committee uses these and other criteria to evaluate potential nominees, we have no stated minimum criteria for nominees. While we do not have a formal policy with regard to the consideration of diversity in identifying director nominees, the Nominating and Governance Committee strives to reflect current legal developments regarding diversity on public company boards, and to nominate directors with a variety of complementary skills and experience. Accordingly, the Nominating and Governance Committee endeavors for the Board, as a group, to possess the appropriate talent, skills and experience to oversee our business.
The Nominating and Governance Committee generally uses the following processes for identifying and evaluating nominees for director:
•
In the case of incumbent directors, the Nominating and Governance Committee reviews the director’s overall service to Amyris during such director’s term, including performance, effectiveness, participation and independence.

•
In seeking to identify new director candidates, the Nominating and Governance Committee may use its network of contacts, or the network of contacts of our Chief Executive Officers, to compile a list of potential candidates and may also engage, if deemed appropriate, a professional search firm. The Nominating and Governance Committee would conduct any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the structure and needs of the Board. The Nominating and Governance Committee would then meet with our Chief Executive Officer to discuss and consider the candidates’ qualifications in order to select nominees for recommendation to the Board by majority vote.

The Nominating and Governance Committee will consider director candidates recommended by stockholders and will use the same criteria to evaluate all candidates. We have not received a recommendation for a director nominee for the 2020 annual meeting from a stockholder or stockholders. Stockholders who wish to recommend individuals for consideration by the Nominating and Governance Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Nominating and Governance Committee at the following address: Chair of the Nominating and Governance Committee c/o Secretary of Amyris, Inc. at 5885 Hollis Street, Suite 100, Emeryville, California 94608, at least 120 days prior to the anniversary date of the mailing of our Proxy Statement for the last annual meeting of stockholders, which for our 2021 annual meeting of stockholders is a deadline of December   , 2020. You are also advised to review our Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations. Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience and directorships for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating stockholder is a beneficial or record owner of our common stock. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.
Stockholder Nominations
Stockholders who wish to nominate persons directly for election to the Board at an annual meeting of stockholders must meet the deadlines and other requirements set forth in our Bylaws and the rules and regulations of the SEC. As provided in our certificate of incorporation, subject to the rights of the holders of any series of preferred stock, any vacancy occurring in the Board can generally be filled only by the affirmative vote of a majority of the directors then in office. The director appointed to fill the vacancy will hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which the director has been assigned expires and until such director’s successor shall have been duly elected and qualified, or until such director’s earlier death, resignation or removal.
Stockholder Communications with Directors
The Board has established a process by which stockholders may communicate with the Board or any of its members, including the Chair of the Board, or to the independent directors generally. Stockholders and other interested parties who wish to communicate with the Board or any of the directors may do so by sending written communications addressed to the Secretary of Amyris at 5885 Hollis Street, Suite 100, Emeryville, California 94608. The Board has directed that all communications will be compiled by the Secretary and submitted to the Board or the selected group of directors or individual directors on a periodic basis. These communications will be reviewed by our Secretary, who will determine whether they should be presented to the Board. The purpose of this screening is to allow the Board to avoid having to consider irrelevant or inappropriate communications (such as advertisements and solicitations). The screening procedure has been approved by a majority of the non-management directors of the Board. Directors may at any time request that we forward to them immediately all communications received by us for the Board. All communications directed to the Audit Committee in accordance with the procedures described above that relate to accounting, internal accounting controls or auditing matters involving Amyris will be promptly and directly forwarded to all members of the Audit Committee.

Proposal 2 —
Ratification of Appointment of Independent Registered Public Accounting Firm
General
On March 9, 2020, the Audit Committee appointed Macias Gini & O’Connell LLP (“MGO”) as our independent registered public accounting firm for the fiscal year ending December 31, 2020, and the Board has directed that management submit the appointment of such independent registered public accounting firm for ratification by our stockholders at the annual meeting. MGO has been engaged as our independent registered public accounting firm since July 2019. We expect representatives of MGO to be present at the annual meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither our Bylaws nor other governing documents or applicable law require stockholder ratification of the appointment of our independent registered public accounting firm. However, we are submitting the appointment of MGO to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain MGO. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of Amyris and our stockholders.
Background
On May 15, 2019, we determined, with the approval of the Audit Committee and the Board, to appoint BDO USA, LLP (“BDO”) to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2019, and to dismiss KPMG LLP (“KPMG”) upon completion of its audit of our consolidated financial statement as of and for the year ended December 31, 2018 and the effectiveness of internal control over financial reporting as of December 31, 2018, and the issuance of its reports thereon as well as the re-audit of the consolidated financial statements as of and for the year ended December 31, 2017. Subsequently, On July 3, 2019, (i) BDO resigned as our independent registered public accounting firm for the fiscal year ending December 31, 2019, prior to performing any substantive work with respect to the audit work for that year, and (ii) we determined, with the approval of the Audit Committee, to: (A) dismiss KPMG as our independent registered public accounting firm for the fiscal years ended December 31, 2018 and 2017, (B) appoint MGO as our independent registered public accounting firm for the fiscal years ended December 31, 2019 and 2018, and (C) appoint BDO as our independent registered public accounting firm for the re-audit of our consolidated financial statements for the fiscal year ended December 31, 2017. On July 9, 2019, MGO was formally engaged as our independent registered public accounting firm for the fiscal years ended December 31, 2019 and 2018. On July 10, 2019, BDO was formally engaged as our independent registered public accounting firm for the re-audit of our consolidated financial statements for the fiscal year ended December 31, 2017. The Audit Committee authorized KPMG to respond fully to all inquiries from BDO and MGO, and BDO to respond fully to all inquiries from MGO.
The audit report of KPMG on our consolidated financial statements as of and for the year ended December 31, 2017 did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to audit scope or accounting principles, except as follows: KPMG’s report on our consolidated financial statements as of and for the year ended December 31, 2017 contained a separate paragraph stating that “The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has suffered recurring losses from operations and has current debt service requirements that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.”
On April 5, 2019 and May 14, 2019, the Audit Committee and the Board (upon the recommendation of the Audit Committee), respectively, after consultation with senior management and KPMG, concluded that our consolidated financial statements for the year ended December 31, 2017 and the quarterly and year-to-date periods ended March 31, 2018, June 30, 2018 and September 30, 2018, respectively, should be restated and should no longer be relied upon. Further, our disclosures related to such financial statements and related communications issued by or on behalf of us with respect to such periods, including management’s assessment of internal control over financial reporting as of December 31, 2017, should also no longer be relied upon. As of July 3, 2019, KPMG had not completed its audit procedures or issued any reports on our consolidated financial statements as of and for the year ended December 31, 2018 or our internal control over financial reporting and disclosure controls and procedures as of December 31, 2018. Other than the reportable events disclosed above, during our two most recent fiscal years ended December 31, 2019 and December 31, 2018, respectively, there were no “disagreements” or “reportable events,” as such terms are described in Items 304(a)(1)(iv) and 304(a)(1)(v), respectively, of Regulation S-K and the related instructions thereto, with KPMG or BDO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s) or reportable event(s), if not resolved to the satisfaction of KPMG or BDO, as applicable, would have caused KPMG or BDO, as applicable, to make reference to the subject matter of the disagreement(s) or reportable event(s) in connection with its report on our consolidated financial statements for the relevant year.
During our two most recent fiscal years, which ended December 31, 2019 and December 31, 2018, neither we nor any person on our behalf consulted with MGO with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, and neither a written report was provided to us nor oral advice was provided that MGO concluded was an important factor in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement” or a “reportable event,” as such terms are described in Items 304(a)(1)(iv) and 304(a)(1)(v) of Regulation S-K.
Vote Required and Board Recommendation
Ratification of the appointment of Macias Gini & O’Connell LLP requires the affirmative vote of the holders of a majority of the shares of common stock properly casting votes for or against this proposal at the annual meeting in person or by proxy. Abstentions will not count toward the vote total for this proposal and therefore will not affect the outcome of this proposal. Shares represented by executed proxies that do not indicate a vote “For,” “Against” or “Abstain” will be voted by the proxy holders “For” this proposal.
The Board recommends a vote “FOR” this Proposal 2
Independent Registered Public Accounting Firm Fee Information
MGO has served as our independent registered public accounting firm for the fiscal year ended December 31, 2018 and the fiscal year ending December 31, 2019 since July 9, 2019. The following tables set forth the aggregate fees billed or to be billed to us by MGO for services performed in or for the fiscal years ended December 31, 2019 and December 31, 2018 (in thousands):
	Fiscal Year ended December 31,
Fee Category	2019	2018
Audit Fees	$2,246.8	$3,476.6
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$2,246.8	$3,476.6
The “Audit Fees” category includes aggregate fees billed for the relevant fiscal year for professional services rendered for the audit of our annual financial statements and review of our unaudited financial statements included in our Quarterly Reports on Form 10-Q, and for services that are normally provided in connection with statutory and regulatory filings or engagements for those fiscal years.

The “Audit-Related Fees” category includes aggregate fees billed in the relevant fiscal year for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and that are not reported under the “Audit Fees” category. We did not incur any fees in this category with respect to MGO for the fiscal years ended December 31, 2019 and 2018.
The “Tax Fees” category includes aggregate fees billed in the relevant fiscal year for professional services rendered with respect to tax compliance, tax advice and tax planning. We did not incur any fees in this category with respect to MGO for the fiscal years ended December 31, 2019 and 2018.
The “All Other Fees” category includes aggregate fees billed in the relevant fiscal year for products and services other than those reported under the other categories described above. We did not incur any fees in this category with respect to MGO for the fiscal years ended December 31, 2019 and 2018.
Audit Committee Pre-Approval of Services Performed by our Independent Registered Public Accounting Firm
The Audit Committee’s charter requires it to approve all fees and other compensation paid to, and pre-approve all audit and non-audit related services provided by, the Company’s independent registered public accounting firm. The Audit Committee charter permits the Audit Committee to delegate pre-approval authority to one or more members of the Audit Committee, provided that any pre-approval decision is reported to the Audit Committee at its next scheduled meeting. The Audit Committee has delegated such pre-approval authority, for fees of up to $100,000 in the aggregate, to the Chair of the Audit Committee.
In determining whether to approve audit and non-audit services to be performed by our independent registered public accounting firm, the Audit Committee takes into consideration the fees to be paid for such services and whether such fees would affect the independence of the accounting firm in performing its audit function. In addition, when determining whether to approve non-audit services to be performed by our independent registered public accounting firm, the Audit Committee considers whether the performance of such services is compatible with maintaining the independence of the accounting firm in performing its audit function, and confirms that the non-audit services will not include the prohibited activities set forth in Section 201 of the Sarbanes-Oxley Act of 2002. Except for the services described above under “Audit-Related Fees,” “Tax Fees” and “All Other Fees” (each of which was pre-approved by the Audit Committee in accordance with its policy), no non-audit services were provided by our independent registered public accounting firm in 2019 or 2018.
All fees paid to, and all services provided by, our independent registered public accounting firm during fiscal years 2019 and 2018 were pre-approved by the Audit Committee in accordance with the pre-approval procedures described above.
Report of the Audit Committee*
The Audit Committee has reviewed and discussed with management our audited consolidated financial statements for the fiscal year ended December 31, 2019. The Audit Committee has also discussed with MGO, our independent registered public accounting firm, the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 1301 (Communications with Audit Committees), as amended.
The Audit Committee has received and reviewed the written disclosures and the letter from MGO required by applicable requirements of the Public Company Accounting Oversight Board regarding MGO’s communications with the Audit Committee concerning independence, and has discussed with MGO its independence.

*
The material in this report is not “soliciting material,” is not deemed “filed” with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Amyris under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 for filing with the Securities and Exchange Commission.
Amyris, Inc. Audit Committee of the Board
R. Neil Williams (Chair)
Geoffrey Duyk
Steven Mills

Proposal 3 —
Non-Binding Advisory Vote on Compensation of Named Executive Officers
General
Pursuant to Section 14A of the Exchange Act, the stockholders of Amyris may cast an advisory and non-binding vote at the Annual Meeting in relation to the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with SEC rules. Our practice, which was approved by our stockholders at the 2017 Annual Meeting, is to conduct this non-binding vote on a triennial basis. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement.
This proposal is set forth in the following resolution:
“RESOLVED, that the stockholders of Amyris, Inc. approve, on an advisory basis, the compensation of its named executive officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Executive Compensation, the compensation tables, and any related material disclosed in this Proxy Statement.”
As an advisory vote, this proposal is non-binding. Although the vote is non-binding, the Board and the LDCC value the opinions of our stockholders, and will carefully consider the outcome of the vote when making future compensation decisions for our named executive officers.
As described more fully in “Executive Compensation” below, the Board and the LDCC believe that our compensation policies, which set forth clear and simple objectives, will yield the best results.
Our objectives are to:
•
Attract, retain, and motivate highly talented employees that are key to our success;

•
Reinforce our core values and foster a sense of ownership, urgency and entrepreneurial spirit;

•
Link compensation to individual, team, and company performance (as appropriate by employee level);

•
Emphasize performance-based compensation for individuals who can most directly impact stockholder value; and

•
Provide exceptional pay for delivering exceptional results.

We believe that our executive compensation program is aligned with the long-term interests of our stockholders and that our compensation policies and practices provide an appropriate blend of compensation to retain our executives, reward them for performance in the short term and induce them to contribute to the creation of value in Amyris over the long term. We view the different components of our executive compensation program as distinct, each serving particular functions in furthering our compensation philosophy and objectives, and together providing a holistic approach to achieving such philosophy and objectives.
Our executive compensation program is designed to enable us to attract and retain the top executives and employees necessary to develop our business, while being prudent in the management of our cash and equity. Based on this approach, we continue to aim to balance and reward short-term and long-term performance with a total compensation package that includes a mix of both cash and equity. Our executive compensation program is intended to align the interests of management, key employees and stockholders and to encourage the creation of stockholder value by providing long-term incentives through equity ownership. The Executive Compensation section set forth on pages 50 – 67 of this Proxy Statement explain our compensation philosophy in greater detail. We urge you to read the Executive Compensation section of this Proxy Statement for additional details on our executive compensation program, including our compensation philosophy and objectives and the 2019 compensation of our named executive officers.

Vote Required and Board Recommendation
This proposal must receive a “For” vote from the holders of a majority of the shares of common stock properly casting votes on this proposal at the annual meeting in person or by proxy. If you own shares through a bank, broker or other Intermediary, you must instruct your bank, broker or other Intermediary how to vote in order for them to vote your shares so that your vote can be counted on this proposal. Abstentions and broker non-votes will not be counted toward the vote total for this proposal and therefore will not affect the outcome of this proposal.
The Board recommends a vote “FOR” this Proposal 3

Proposal 4 —
Approval of Our 2020 Equity Incentive Plan
General
We are asking our stockholders to approve our new 2020 Equity Incentive Plan (the “2020 Plan”) to replace our 2010 Equity Incentive Plan (the “Prior Plan”) and enable us to grant shares of our common stock reserved for issuance under the Plan after the expiration of the Prior Plan. Upon approval of the Plan by stockholders, the Prior Plan will terminate.
Our Board of Directors adopted the Plan on March 19, 2020, subject to approval by stockholders.
The 2020 Plan is intended to be the successor to our Prior Plan, which was adopted by the Board on June 21, 2010 and our stockholders on July 9, 2010 and became effective on September 27, 2010. In light of the expiration of our Prior Plan, the Board wishes to provide for a new equity incentive plan to ensure that shares of common stock continue to be available for the grant of equity awards (including stock options and restricted stock units) to our employees, officers and directors. Similar to the Prior Plan, the purpose of the 2020 Plan is to provide incentives to attract, retain and motivate persons whose present and potential contributions are important to the success of the company by offering them an opportunity to participate in the company’s future performance through the grant of awards.
Approval of the 2020 Plan will allow us to continue to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to our success, by offering them an opportunity to participate in our future performance. We believe that the adoption of the 2020 Plan is in the best interests of the company because of the continuing need to provide stock options, restricted stock units and other equity-based incentives to attract and retain qualified personnel and to respond to relevant market changes in equity compensation practices. The use of equity compensation has historically been a significant part of our overall compensation philosophy and is a practice that we plan to continue. The 2020 Plan will serve as an important continuation of this practice and is a critical component of the overall compensation package that we offer to retain and motivate our employees. Awards under the 2020 Plan will create strong incentives for our employees to work hard for our future growth and success. If Proposal 4 is not approved by our stockholders, our Prior Plan will remain in effect, with only approximately two months remaining in its term. We believe our ability to attract and retain the talent we need to compete in our industry would be seriously and negatively impacted, and this could affect our long-term success.
A broad-based equity incentive plan focuses our employees who receive grants on achieving strong corporate performance, and we have embedded in our culture the necessity for employees to think and act as stockholders. We currently grant restricted stock units to the majority of our newly hired employees and to all of our executives and non-employee directors. This is an important component of our long-term employee incentive and retention plan and has been very effective in enabling us to attract and retain the talent critical for an innovative and growth-focused company. We also have granted, and in the future may grant, options, restricted stock units and shares of restricted stock, subject to time- and performance-based vesting, to certain employees on a targeted basis to incentivize retention and performance objectives. We firmly believe that a broad-based equity program is a necessary and powerful employee incentive and retention tool that benefits all of our stockholders.
Our headquarters is based in the San Francisco Bay Area where we must compete with many companies for a limited pool of talented people. The Board, the LDCC of the Board and company management all believe that equity compensation is essential to maintaining a balanced and competitive compensation program, has been integral to the company’s success in the past and is vital to its ability to achieve strong performance in the future.
As of March 31, 2020, the Company has outstanding approximately 5,578,264 stock options to purchase common shares and 5,298,639 unvested restricted stock units. As of March 31, 2020, the Company’s outstanding stock options have a weighted average per share exercise price of  $10.03 and a weighted average remaining contractual term of 7.7 years. Accordingly, our approximately 10,876,903 outstanding stock option and restricted stock awards (not including awards under our employee stock purchase plan) plus 9,724,444 shares proposed to be available for future grant under our 2020 Plan (not including under our employee stock purchase plan) represent approximately 12.6% of our outstanding shares as of March 31, 2020.
Our named executive officers and directors have an interest in this proposal by virtue of their being eligible to receive equity awards under the 2020 Plan. However, none of these persons has been granted an award under the 2020 Plan. See “Awards to Officers and Directors” below for more information.
Vote Required and Board Recommendation
This proposal must receive a “For” vote from the holders of a majority of the shares of common stock properly casting votes on this proposal at the annual meeting in person or by proxy. If you own shares through a bank, broker or other Intermediary, you must instruct your bank, broker or other Intermediary how to vote in order for them to vote your shares so that your vote can be counted on this proposal. Abstentions and broker non-votes will not be counted toward the vote total for this proposal and therefore will not affect the outcome of this proposal.
The Board recommends a vote “FOR” this Proposal 4
Description of the 2020 Equity Incentive Plan
The following is a summary of the principal features of the 2020 Plan. This summary, however, does not purport to be a complete description of all of the provisions of the 2020 Plan. It is qualified in its entirety by reference to the full text of the 2020 Plan, a copy of which is attached hereto as Appendix A.
Background
The Board adopted the 2020 Plan on March 19, 2020, subject to our stockholder’s approval at the 2020 annual meeting. The 2020 Plan will become effective on June 22, 2020, provided that the Plan is approved by the stockholders at the 2020 annual meeting (“Effective Date”) and will terminate 10 years thereafter. The 2020 Plan provides for the grant of ISOs intended to qualify for favorable tax treatment under Section 422 of the U.S. Internal Revenue Code (the “Code”) for their recipients, non-statutory stock options (“NSOs”), restricted stock awards, stock bonuses, stock appreciation rights, restricted stock units and performance awards, as described below.
Administration
The 2020 Plan is administered by the LDCC, all of the members of which are non-employee directors under applicable federal securities laws and outside directors (with respect to awards granted prior to November 2, 2017) as defined under applicable federal tax laws. The LDCC acts as the plan administrator and has the authority to construe and interpret the plan, grant awards, determine the terms and conditions of awards and make all other determinations necessary or advisable for the administration of the plan (subject to the limitations set forth in the 2020 Plan).
Share Reserve
The 2020 Plan initially reserves shares of our common stock for issuance in connection with stock options, restricted stock awards and other equity-based awards granted under such 2020 Plan, as follows:
•
any reserved shares not issued or subject to outstanding grants under the Prior Plan on the Effective Date;

•
shares that are subject to stock options or other awards granted under the Prior Plan that cease to be subject to such stock options or other awards by forfeiture or otherwise after the Effective Date;

•
shares issued under the Prior Plan before or after the Effective Date pursuant to the exercise of stock options that are, after the Effective Date, forfeited;

•
shares issued under the Prior Plan that are repurchased by the Company at the original issue price;

•
shares that are subject to stock options or other awards under the Prior Plan that are used to pay the exercise price of an option or withheld to satisfy the tax withholding obligations related to any award;

•
shares that are subject to issuance upon exercise of an option or stock appreciation right granted under the 2020 Plan but which cease to be subject to the option or stock appreciation right for any reason other than exercise of the option or stock appreciation right;

•
shares that are subject to awards granted under the 2020 Plan that are forfeited or are repurchased by the Company at the original issue price;

•
shares that are subject to awards granted under the 2020 Plan that otherwise terminate without such shares being issued; or

•
shares that are surrendered pursuant to an exchange program.

To the extent an award under the 2020 Plan is paid out in cash rather than shares, such cash payment will not result in reducing the number of shares available for issuance under the 2020 Plan. Shares used to pay the exercise price of an award or withheld to satisfy the tax withholding obligations related to an award will become available for future grant or sale under the 2020 Plan. Shares that otherwise become available for grant and issuance shall not include shares subject to awards that initially became available because of the substitution clause in the 2020 Plan.
The number of shares available for grant and issuance under the 2020 Plan is subject to increase on January 1 for each of the calendar years during the term of the 2020 Plan by an amount equal to the lesser of  (1) five percent of our shares outstanding on the immediately preceding December 31 and (2) a number of shares as may be determined by the Board in its discretion.
Equity Awards
The 2020 Plan will permit us to grant the following types of awards:
Stock Options.   The 2020 Plan provides for the grant of ISOs and NSOs. ISOs may be granted only to our employees or employees of our subsidiaries and affiliates. NSOs may be granted to eligible employees, consultants and directors or any of our parent, subsidiaries or affiliates. We are able to issue no more than 30,000,000 shares pursuant to the grant of ISOs under the 2020 Plan. The LDCC determines the terms of each option award, provided that ISOs are subject to statutory limitations. The LDCC also determines the exercise price for a stock option, provided that the exercise price of an option may not be less than 100% (or 110% in the case of recipients of ISOs who hold more than 10% of our stock on the option grant date) of the fair market value of our common stock on the date of grant.
Options granted under the 2020 Plan vest at the rate specified by the LDCC and such vesting schedule is set forth in the stock option agreement to which such stock option grant relates. Generally, the LDCC determines the term of stock options granted under the 2020 Plan, up to a term of ten years (or five years in the case of ISOs granted to 10% stockholders).
After the option holder ceases to provide services to us, he or she is able to exercise his or her vested option for the period of time stated in the stock option agreement to which such option relates. Generally, if termination is due to death or disability, the vested option will remain exercisable for 12 months. If an option holder is terminated for cause (as defined in the 2020 Plan), then the option holder’s options will expire on the option holder’s termination date or at such later time and on such conditions as determined by the LDCC. In all other cases, the vested option will generally remain exercisable for three months. However, an option may not be exercised later than its expiration date.
Restricted Stock Awards.   A restricted stock award is an offer by us to sell shares of our common stock subject to restrictions that the LDCC may impose. These restrictions may be based on completion of a specified period of service with us or upon the achievement of performance goals during a performance period. The LDCC determines the price of a restricted stock award. Unless otherwise set forth in the award agreement, vesting will cease on the date the participant no longer provides services to us, and at that time unvested shares will be forfeited to us or subject to repurchase by us.
Stock Bonus Awards.   A stock bonus is an award of shares of our common stock for past or future services to us. Stock bonuses can be granted as additional compensation for performance and, therefore, are issued in exchange for cash. The LDCC determines the number of shares to be issued as stock bonus and any restrictions on those shares. These restrictions may be based on completion of a specified period of service with us or upon the achievement of performance goals during a performance period. Unless otherwise set forth in the award agreement, vesting ceases on the date the participant no longer provides services to us, and at that time unvested shares will be forfeited to us or are subject to repurchase by us.
Stock Appreciation Rights.   Stock appreciation rights provide for a payment, or payments, in cash or shares of our common stock to the holder based upon the difference between the fair market value of our common stock on the date of exercise and the stated exercise price of the stock appreciation right. Stock appreciation rights may vest based on time or achievement of performance goals.
Restricted Stock Units.   Restricted stock units represent the right to receive shares of our common stock at a specified date in the future, subject to forfeiture of such right due to termination of employment or failure to achieve specified performance goals. If the restricted stock unit has not been forfeited, then on the date specified in the restricted stock unit agreement we will deliver to the holder of the restricted stock unit shares of our common stock, cash or a combination of our common stock and cash as specified in the applicable restricted stock unit agreement.
Performance Awards.   A performance award is an award of a cash bonus or a bonus denominated in shares or units that is subject to performance factors. The award of performance shares may be settled in cash or by issuance of those shares (which may consist of restricted stock).
Performance Criteria
The LDCC may establish performance goals by selecting from one or more of the following performance criteria: profit before tax; sales; expenses; billings; revenue; net revenue; earnings (which may include earnings before interest and taxes, earnings before taxes, net earnings, stock-based compensation expenses, depreciation and amortization); operating income; operating margin; operating profit; controllable operating profit, or net operating profit; net profit; gross margin; operating expenses or operating expenses as a percentage of revenue; net income; earnings per share; total stockholder return; market share; return on assets or net assets; our stock price; growth in stockholder value relative to a pre-determined index; return on equity; return on invested capital; cash flow (including free cash flow or operating cash flows); balance of cash, cash equivalents and marketable securities, cash conversion cycle; economic value added; individual confidential business objectives; contract awards or backlog; overhead or other expense reduction; credit rating; completion of an identified special project; completion of a joint venture or other corporate transactions; strategic plan development and implementation; succession plan development and implementation; improvement in workforce diversity; employee satisfaction; employee retention; customer indicators and/or satisfaction; new product invention or innovation; research and development milestones; attainment of research and development milestones; improvements in productivity; bookings; working-capital targets and changes in working capital; attainment of operating goals and employee metrics; and any other metrics as determined by the LDCC. The LDCC may provide for one or more equitable adjustments to the performance criteria to preserve LDCC’s original intent regarding such criteria at the time of the initial award grant, such as but not limited to, adjustments in recognition of unusual or non-recurring items such as acquisition related activities or changes in applicable accounting rules.
Repricing Prohibited
Repricing, or reducing the exercise price of outstanding options or stock appreciation rights, is prohibited without stockholder approval under the 2020 Plan. Such prohibited repricing includes substituting, or exchanging outstanding options or stock appreciation rights in exchange for cash, other awards or options or stock appreciation rights with an exercise price that is less than the exercise price of the original options or stock appreciation rights, unless approved by stockholders.
Change in Control
If we undergo a Corporate Transaction (as defined in the 2020 Plan), the 2020 Plan provides that the successor company (if not Amyris, in which case all outstanding awards will continue) may assume, convert, replace or substitute outstanding awards for substantially equivalent awards. Outstanding awards that are not so assumed, converted, replaced or substituted will become fully vested and exercisable, as applicable, immediately prior to the consummation of the Corporate Transaction (unless otherwise set forth in the applicable award agreement).
Transferability of Awards
Unless the LDCC provides otherwise, the 2020 Plan does not allow for the transfer of awards, other than by will or the laws of descent and distribution, and generally only the recipient of an award may exercise it during his or her lifetime.
Eligibility
The individuals eligible to participate in the 2020 Plan include employees, officers, directors, consultants, independent contractors and advisors of Amyris or any parent, subsidiary or affiliate of ours, provided the consultants, independent contractors, advisors and directors render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction.
Payment for Purchase of Shares of our Common Stock
Payment for shares of our common stock purchased pursuant to the 2020 Plan may be made in cash or by check or, where approved by the LDCC and where permitted by law (and to the extent not otherwise set forth in the applicable award agreement): (1) by cancellation of indebtedness; (2) by surrender of shares; (3) by waiver of compensation due or accrued for services rendered; (4) through a broker-assisted sale or other cashless exercise program; (5) by any combination of the foregoing; or (6) by any other method permitted by law and approved by the LDCC.
Limit on Awards
Under the Amended 2020 Plan, during any calendar year, no participant is eligible to receive more than 4,000,000 shares of our common stock pursuant to the grant of awards.
Grants to Non-Employee Directors
Grants to non-employee directors are eligible to receive any type of award offered under the 2020 Plan except ISOs. No non-employee director may receive awards under the 2020 Plan that, when combined with cash compensation received for service as a non-employee director, exceeds $500,000 in value (as described below) in any calendar year. Awards under the 2020 Plan may be granted to non-employee directors may be automatically made pursuant to a policy adopted by the Board, or made from time to time as determined in the discretion of the Board.
Amendment and Termination
The Board is permitted to amend or terminate the 2020 Plan at any time, subject to stockholder approval where required. Unless terminated earlier in accordance with its terms and if approved by the shareholders at the 2020 annual meeting, the 2020 Plan will terminate ten years from May 29, 2019.
New Plan Benefits
Members of our Board and our named executive officers have an interest in this proposal because they are eligible to receive awards under the 2020 Plan. Please refer to the “Executive Compensation” and “Director Compensation” sections of this Proxy Statement for additional information regarding the awards granted to our named executive officers and directors under the Prior Plan.

The following table shows, in the aggregate, the dollar value of shares subject to stock options or restricted stock units that will be granted, subject to Board approval, under our existing director equity grant program in fiscal year 2020 to our non-employee directors, under the 2020 Plan if Proposal 4 is approved by the stockholders.
Name and Position	Dollar Value	Number of Shares of Stock or Units (#)
Non-Employee Director Group (10 persons)	$167,806(1)	64,620

(1)
The dollar value of restricted stock units granted annually to non-employee directors under our existing director equity grant program is calculated using the average daily closing price of our common stock as reported by Nasdaq during March 2020.

Future awards under the 2020 Plan to executive officers, employees or other eligible participants, and any additional future discretionary awards to non-employee directors in addition to those granted pursuant to the grant formula described above, are discretionary and cannot be determined at this time. We therefore have not included any such awards in the table above.
U.S. Federal Income Tax Consequences
The information set forth below is only a summary and does not purport to be complete. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. Only U.S. federal income tax consequences are addressed, and no state, local, or non-U.S. tax consequences of the 2020 Plan are discussed. Because the tax consequences to any participant may depend on his or her particular situation, each participant should consult his or her tax adviser regarding the federal, state, local, and other tax consequences of the grant or exercise of an award or the disposition of stock acquired under an award. The 2020 Plan is not qualified under the provisions of Section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974. Our ability to realize the benefit of any tax deductions described below depends on our generation of taxable income and the recognition of the deductions are subject to the requirement that the amounts constitute an ordinary and necessary business expense for us and are reasonable in amount, the limitation on the deduction of executive compensation under Section 162(m) of the Code (“Section 162(m)”), and the timely satisfaction of our tax reporting obligations.
Non-statutory Stock Options
Generally, there is no taxation upon the grant of an NSO. On exercise, an option holder will recognize ordinary income equal to the excess, if any, of the fair market value on the date of exercise of the stock option over the exercise price. If the option holder is or has been employed by us or one of our affiliates, that income will be subject to withholding taxes. The option holder’s tax basis in those shares will be equal to their fair market value on the date of exercise of the stock option, and the option holder’s capital gain holding period for those shares will begin on that date.
Subject to the requirement of reasonableness, the provisions of Section 162(m) and the satisfaction of our tax reporting obligations, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the option holder.
Incentive Stock Options
The 2020 Plan provides for the grant of stock options that qualify as incentive stock options, as defined in Section 422 of the Code. Under the Code, an option holder generally is not subject to ordinary income tax upon the grant or exercise of an ISO. If the option holder holds a share of common stock received on exercise of an ISO for more than two years from the date the stock option was granted and more than one year from the date the stock option was exercised (the “required holding period”), the difference, if any, between the amount realized on a sale or other taxable disposition of that share of common stock and the holder’s tax basis in that share will be long-term capital gain or loss.

If, however, an option holder disposes of a share of common stock received on exercise of an ISO before the end of the required holding period (a “disqualifying disposition”), the option holder generally will recognize ordinary income in the year of the disqualifying disposition equal to the excess, if any, of the fair market value of the share of common stock on the date the ISO was exercised over the exercise price. However, if the sales proceeds are less than the fair market value of the share of common stock on the date of exercise of the stock option, the amount of ordinary income recognized by the option holder will not exceed the gain, if any, recognized on the sale. If the amount realized on a disqualifying disposition exceeds the fair market value of the share of common stock on the date of exercise of the stock option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year. We are not required to withhold taxes for the ordinary income arising from a disqualifying disposition.
The amount by which the fair market value of a share of stock received on exercise of an ISO exceeds the exercise price of that stock option generally will be an adjustment included in the option holder’s alternative minimum taxable income for the year in which the stock option is exercised. If, however, there is a disqualifying disposition of the share of common stock in the year in which the stock option is exercised, there will be no adjustment for alternative minimum tax purposes with respect to that share. In computing alternative minimum taxable income, the tax basis of a share received on exercise of an ISO is increased by the amount of the adjustment with respect to that share of common stock for alternative minimum tax purposes in the year the stock option is exercised.
We are not allowed an income tax deduction with respect to the grant or exercise of an ISO or the disposition of a share of common stock received on exercise of an ISO that is disposed of after the required holding period. If there is a disqualifying disposition of a share of common stock, however, we are allowed a deduction in an amount equal to the ordinary income includible in income by the option holder, subject to the requirement of reasonableness, the provisions of Section 162(m) and the satisfaction of our tax reporting obligations.
Restricted Stock Unit Awards
Generally, a participant that is granted restricted stock units that are structured to comply with the requirements of Section 409A of the Code or an exemption from Section 409A will recognize ordinary income at the time the stock is delivered equal to the excess, if any, of the fair market value of the shares of our common stock received over any amount paid by the participant in exchange for the shares. Such income generally will be subject to withholding taxes.
To comply with the requirements of Section 409A of the Code, the shares of our common stock underlying restricted stock units may generally be delivered only upon one of the following events: a fixed calendar date (or dates), the participant’s separation from service, death or disability, or a change in control. If delivery occurs on another date, unless the restricted stock units otherwise comply with or qualify for an exemption from the requirements of Section 409A of the Code, the participant will owe a 20% federal tax plus interest on any taxes owed, in addition to the ordinary income tax described above.
The participant’s basis for determining gain or loss upon the disposition of shares received under restricted stock units will be the amount paid for such shares plus any ordinary income recognized when the shares of common stock are delivered.
Subject to the requirement of reasonableness, the provisions of Section 162(m) and the satisfaction of our tax reporting obligations, we will generally be entitled to a tax deduction equal to the taxable ordinary income recognized by the participant.
Restricted Stock Awards
Generally, a participant will recognize ordinary income at the time restricted stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the participant in exchange for the stock. If, however, the stock is not vested when it is received (e.g., the participant is required to work for us for a period of time to transfer or sell the stock), the participant generally will not recognize income until the stock vests, at which time the participant will recognize ordinary income equal to the excess, if any, of the fair market value of the stock on the date it vests over any amount paid by the participant in exchange for the stock. A participant may, however, file an election with the Internal Revenue Service within 30 days following his or her receipt of the restricted stock to recognize ordinary income as of the date the participant receives the restricted stock equal to the excess, if any, of the fair market value of the restricted stock on the date the stock is granted over any amount paid by the participant for the stock.
The participant’s basis for the determining gain or loss upon the subsequent disposition of restricted stock will be the amount paid for such shares plus any ordinary income recognized either when the restricted stock is received or when it vests.
Subject to the requirement of reasonableness, the provisions of Section 162(m) and the satisfaction of our tax reporting obligations, we will generally be entitled to a tax deduction equal to the taxable ordinary income recognized by the participant.
Stock Appreciation Rights
Generally, there is no taxation upon the grant of a stock appreciation right. On exercise, a participant will recognize ordinary income equal to the fair market value of the stock or cash received upon such exercise.
Subject to the requirement of reasonableness, the provisions of Section 162(m) and the satisfaction of our tax reporting obligations, we will generally be entitled to a tax deduction equal to the taxable ordinary income recognized by the participant.
Section 162 Limitations on Tax Deductibility of Compensation Expense
Section 162(m) generally limits the amount a public company can deduct in any one year for compensation paid to certain executive officers in excess of  $1 million. As a result, any compensation paid to certain of our executive officers in excess of  $1 million will be non-deductible unless it qualifies for transition relief afforded to compensation payable pursuant to certain binding arrangements in effect on November 2, 2017. We believe that compensation expense incurred in respect of our stock options granted prior to November 2, 2017, and restricted stock units granted prior to April 1, 2015, will continue to be deductible pursuant to this transition rule.
The LDCC continues to seek to balance the cost and benefit of tax deductibility with our executive compensation goals designed to promote long-term stockholder interests, and reserves discretion to approve or modify equity grants under the 2020 Plan that are non-deductible when it believes that such payments are appropriate to attract and retain executive talent. Accordingly, we expect that a portion of our future equity awards to executive officers will not be deductible.

Proposal 5 —
Approval of the issuance of shares of our common stock in accordance with Nasdaq Listing Standard Rule 5635(d): (i) upon our election, and at our discretion, to pay interest and amortization on our Senior Convertible Notes due 2022 in shares of our common stock, and (ii) upon exercise of the rights and warrants issued in connection thereto, in each case, rather than being required to pay cash in lieu of any such issuances in excess of the limitation imposed by such Nasdaq rule
General
We are asking stockholders to approve the issuance of shares of our common stock (i) upon our election, and at our discretion, to pay interest and amortization on our Senior Convertible Notes due 2022 in shares of our common stock, and (ii) upon exercise of the rights and warrants issued in connection thereto, in each case, rather than being required to pay cash in lieu of any such issuances in excess of the limitation imposed by Nasdaq Rule 5635(d).
Exchange Agreement
On December 30, 2019, Amyris, Inc. (the “Company”) entered into a separate Exchange Agreements (the “Exchange Agreements”) with certain non-affiliated investors (the “Investors”), pursuant to which the Investors would exchange the senior convertible notes issued to the Investors on November 15, 2019 (the “Exchange Notes”), in an aggregate principal amount of  $66.0 million for (i) new senior convertible notes with an aggregate principal amount of  $51.0 million (the “New Notes”), which New Notes are convertible into shares of our common stock, par value $0.0001 per share, as described below, (ii) an aggregate of 2,742,160 shares of our common stock (the “Exchange Shares”), (iii) rights (the “Rights”) to acquire up to an aggregate of 2,484,321 shares of our common stock, (iv) warrants (the “Warrants”) to purchase up to an aggregate of 3,000,000 shares of our common stock (the “Warrant Shares”) at an exercise price of  $3.25 per share, with an exercise term of two years from issuance, (v) accrued and unpaid interest on the Exchange Notes and (vi) cash fees in an aggregate amount of  $1.0 million (collectively, the “Exchange”). The consummation of the Exchange (the “Closing”) occurred on January 14, 2020.
The Exchange Agreements include customary representations, warranties and covenants of the parties. In addition, the Exchange Agreements prohibit the Company, subject to certain exceptions, from (i) disposing of any shares of common stock or securities convertible into or exchangeable for shares of common stock during the period commencing on the date of the Exchange Agreements and continuing through the date that is 90 days after the Closing and (ii) effecting or entering into an agreement to effect any transaction in which the Company (A) issues or sells any securities convertible into or exchangeable for shares of common stock at a conversion, exercise or exchange price that is based upon or varies with the price of the Company’s common stock or with a conversion, exercise or exchange price that is subject to being reset at some future date, or (B) may sell securities at a future determined price, for so long as the New Notes remain outstanding.
New Notes
The New Notes are general unsecured obligations of the Company, and will mature on September 30, 2022 unless earlier converted, repaid or redeemed.
The New Notes are convertible from time to time, at the election of the holders, into shares of common stock at an initial conversion price of  $5.00 per share (the “Conversion Price”). The Conversion Price is subject to adjustment in the event of any stock split, reverse stock split, recapitalization, reorganization or similar transaction.
The New Notes are payable in monthly installments beginning February 1, 2020 (each, an “Installment Date”), in an aggregate amount of  $2,970,000 per month with respect to Installment Dates up to and including July 1, 2019 and in an aggregate amount of  $3,432,000 per month thereafter, in either cash or, at the Company’s option, subject to the satisfaction of certain equity conditions (the “Equity Conditions”), in shares of common stock at a price equal to the lesser of  (x) 88% of the lesser of  (A) the daily volume-weighted average price (“VWAP”) of our common stock on the applicable payment date and (B) the average of the lowest two daily VWAPs of our common stock during the 10 trading day period ending on the applicable payment date and (y) the Conversion Price, subject to a price floor (the “Floor Price”) of  $0.80 (the “Installment Conversion

Price”). Each installment payment will reduce the principal amount under the New Notes by 90.9% of the amount of such installment payment.
The New Notes will bear interest at a rate of 5% per annum, payable on each Installment Date. Interest on the New Notes may be paid in either cash or, at the Company’s option, subject to the satisfaction of the Equity Conditions, shares of Common Stock at the Installment Conversion Price. Upon the occurrence and during the continuation of an event of default, interest on the New Notes will accrue at a rate of 15% per annum.
In the event that the number of shares of common stock issuable to the holder on the applicable payment date is reduced as a result of the Floor Price, the Company shall also pay to the holder an amount in cash equal to the product of  (i) the number of shares by which the payment was reduced as a result of the Floor Price, multiplied by (ii) the Installment Conversion Price. The holders will have the right, upon notice to the Company, to defer all or any portion of any installment amount to a future Installment Date.
The Company may at its option redeem the New Notes, in full, at a price equal to 115% of the greater of (A) the principal amount of the New Notes being redeemed and (B) the intrinsic value of the shares of common stock underlying the principal amount of the New Notes being redeemed, based on the greater of (i) the highest daily VWAP of our common stock occurring during the 30 trading day period ending on the trading day immediately before the related redemption date and (ii) the highest average daily VWAP of our common stock over any 5 trading day period occurring during the 30 consecutive trading day period beginning on the related redemption date. In addition, the Company is required to redeem the New Notes in an aggregate amount of  $10.0 million following the receipt by the Company of at least $80.0 million of aggregate net cash proceeds from one or more financing transactions at a price of 107% of the amount being redeemed, unless such redemption is deferred by the holder.
The New Notes contain customary terms and covenants, including (i) a restriction on the Company’s ability to incur additional indebtedness, (ii) covenants related to minimum revenue, liquidity, financing activity and the conversion or exchange of existing indebtedness into equity, (iii) certain events of default, after which the holders may (A) require the Company to redeem all or any portion of their New Notes in cash at a price equal to 115% of the amount being redeemed and (B) convert all or any portion of their New Notes at a price equal to the lesser of  (x) 75% of the lowest daily VWAP of our common stock during the 10 trading day period ending on the applicable conversion date and (y) the Conversion Price, subject to the Floor Price (the “Event of Default Conversion Price”) and (iv) in the event that (A) the daily VWAP of our common stock over any 3 consecutive trading days is less than $2.25, (B) the daily VWAP of our common stock is less than $1.75, or (C) the daily dollar trading volume of our common stock is less than $500,000 for 3 consecutive trading days, the holders may convert all or any portion of their New Notes at the Event of Default Conversion Price until such date thereafter upon which the daily VWAP of our common stock over any 10 trading day period is at least $2.25.
In the event the Company undergoes a change in control, the Company’s stockholders approve any plan or proposal for the liquidation or dissolution of the Company, or the Company’s common stock ceases to be listed on a national securities exchange (a “Fundamental Change”), holders of the New Notes may (i) require the Company to redeem all or any portion of their New Notes in cash at a price equal to 115% of the greater of  (A) the principal amount of the New Notes being redeemed and (B) the intrinsic value of the shares of common stock underlying the principal amount of the New Notes being redeemed, based on the average of the 3 highest daily VWAPs of our common stock occurring during the 30 trading day period ending on the trading day immediately preceding such Fundamental Change (the “Fundamental Change Repurchase Price”) and (ii) require the Company to redeem all or any portion of the Fundamental Change Repurchase Price in shares of common stock at a price equal to the lesser of  (x) 88% of the lesser of  (A) the daily VWAP of our common stock on the trading day immediately preceding the applicable redemption date and (B) the average of the lowest two daily VWAPs of our common stock during the 10 trading day period ending on the trading day immediately preceding the applicable redemption date and (y) the Conversion Price, subject to the Floor Price.
Notwithstanding the foregoing, the holders will not have the right to convert any portion of a New Note, and the Company will not have the option to pay any amount under the New Notes in shares of Common Stock, if  (a) the holder, together with its affiliates, would beneficially own in excess of 4.99% (or such other percentage as determined by the holder and notified to the Company in writing, not to exceed 9.99%, provided that any increase of such percentage will not be effective until 61 days after notice thereof) of the number of shares of the Company’s common stock outstanding immediately after giving effect to such conversion or payment, as applicable (the “Ownership Limitation”) or (b) the aggregate number of shares issued with respect to the New Notes (and any other transaction aggregated for such purpose) after giving effect to such conversion or payment, as applicable, would exceed 17,202,404 shares of common stock (the “Exchange Cap”), unless Stockholder Approval (as defined below) has been obtained. In the event that (i) the Company is prohibited from issuing any shares of common stock under the New Notes as a result of the Ownership Limitation (other than in connection with a conversion of New Notes), the related principal amount of the New Notes shall be deferred to a future Installment Date as determined by the holder, and (ii) after January 31, 2020, the Company is prohibited from issuing shares of common stock upon conversion of the New Notes as a result of the Exchange Cap, the Company shall pay cash in lieu of any shares that would otherwise be deliverable upon a conversion of the New Notes in excess of the Exchange Cap based on the daily VWAP of our common stock on the applicable conversion date.
Warrants
The exercise price of the Warrants is subject to standard adjustments but does not contain any anti-dilution protection, and the Warrants only permit “cashless” or “net” exercise to the extent that there is not an effective registration statement covering the resale of the applicable Warrant Shares. In addition, the Investors may not exercise the Warrants, and the Company may not effect any exercise of the Warrants, to the extent that, (i) after giving effect to such exercise, the applicable Investor, together with its affiliates, would beneficially own in excess of 4.99% (or such other percentage as determined by the Investor and notified to the Company in writing, not to exceed 9.99%, provided that any increase of such percentage will not be effective until 61 days after notice thereof) of the number of shares of common stock outstanding after giving effect to such exercise or (ii) the aggregate number of shares issued with respect to the Warrants, the New Notes, the Rights and any other transaction aggregated for such purpose, including the issuance of the Exchange Shares, after giving effect to such exercise, would exceed the Exchange Cap, unless the Stockholder Approval has been obtained. In the event that after January 31, 2020 the Company is prohibited from issuing shares of common stock upon exercise of the Warrants as a result of the Exchange Cap, the Company shall pay cash in lieu of any shares that would otherwise be deliverable upon an exercise of the Warrants in excess of the Exchange Cap.
Rights
The Investors may not exercise the Rights, and the Company may not effect any exercise of the Rights, to the extent that, (i) after giving effect to such exercise, the applicable Investor, together with its affiliates, would beneficially own in excess of 4.99% (or such other percentage as determined by the Investor and notified to the Company in writing, not to exceed 9.99%, provided that any increase of such percentage will not be effective until 61 days after notice thereof) of the number of shares of common stock outstanding after giving effect to such exercise or (ii) the aggregate number of shares issued with respect to the Rights, the New Notes, the Warrants and any other transaction aggregated for such purpose, including the issuance of the Exchange Shares, after giving effect to such exercise, would exceed the Exchange Cap, unless the Stockholder Approval has been obtained. In the event that after January 31, 2020 the Company is prohibited from issuing shares of common stock upon exercise of the Rights as a result of the Exchange Cap, the Company shall pay cash in lieu of any shares that would otherwise be deliverable upon an exercise of the Rights in excess of the Exchange Cap.
The Exchange Shares, the New Notes, the Rights and the Warrants (including the shares of common stock underlying the New Notes, the Rights and the Warrants) were issued in a private exchange pursuant to the exemption from registration under Section 3(a)(9) of the Securities Act of 1933, as amended.
Waiver and Forbearance Agreement
On February 18, 2020, the Company and the Holders entered into separate waiver and forbearance agreements, (the “W&F Agreements”), pursuant to which the Holders agreed to, for 60 days following the date of the W&F Agreement, except in case of early termination of the W&F Agreement or, solely with respect to the Stockholder Approval (as defined below) if the other defaults described below have been cured on or prior to the date that is 60 days following the date of the W&F Agreement, until May 31, 2020 (the “W&F Period”), and in each case subject to certain conditions to effectiveness contained in the W&F Agreement, (i) forbear from exercising certain of their rights and remedies with respect to certain defaults by the Company, and (ii) waive any event of default for (A) violations of the minimum liquidity covenant since December 31, 2019 and (B) failure to obtain the Stockholder Approval prior to March 15, 2020.
In addition, pursuant to the W&F Agreements, the Company and the Holders agreed that (i) the New Note amortization payment due on March 1, 2020 (the Amortization Payment) would be in the aggregate amount of  $10.0 million (split proportionally among the Holders) and that the Company would elect to pay such amortization payment in shares of Common Stock in accordance with the terms of the New Note, provided however, that: (A) the Amortization Stock Payment Price (as defined in the New Note) shall be $3.00, (B) the Amortization Share Payment Period (as defined in the New Note) with respect to the Amortization Payment will end on April 30, 2020 rather than March 31, 2020; and (C) in the event that Holder does not elect to receive the full Amortization Share Amount (as defined in the New Note) during such Amortization Share Payment Period, then the Amortization Payment shall be automatically reduced by the portion of such Amortization Payment not received by the Holder, (ii) there shall be no amortization payment due on April 1, 2020, and (iii) the amortization payment due on May 1, 2020 shall be in the aggregate amount of  $8.9 million (split proportionally among the Holders).
Stockholder Approval
Pursuant to the Exchange Agreements, the New Notes and the W&F Agreements, the Company agreed to use commercially reasonable efforts to obtain from the Company’s stockholders the approval contemplated by Nasdaq Listing Standard Rule 5635(d) with respect to the issuance of shares of common stock upon conversion of, or otherwise pursuant to, the New Notes in accordance with such rule, including without limitation the issuance of shares of common stock upon conversion of, or otherwise pursuant to, the New Notes in excess of the Exchange Cap (the “Stockholder Approval”), at an annual or special meeting of stockholders held on or prior to May 31, 2020. The Company is seeking the Stockholder Approval at the Annual Meeting and, as described in more detail below, the parties subject to the Voting Agreements (as defined below) have agreed to vote in favor of the Stockholder Approval. Pursuant to the Exchange Agreement, if the Company does not obtain the Stockholder Approval at the Annual Meeting, the Company will call a stockholder meeting every 90 days thereafter to seek the Stockholder Approval until the Stockholder Approval is obtained and use best efforts to obtain the Stockholder Approval at each such meeting.
Voting Agreements
In connection with the transactions contemplated by the Exchange Agreements, the Company entered into separate Voting Agreements (the “Voting Agreements”) with Foris Ventures, LLC (“Foris”) and affiliates of Vivo Capital LLC (“Vivo”), pursuant to which Foris and Vivo agreed to vote their shares of the Company’s common stock in favor of the Stockholder Approval and to not sell or otherwise transfer or assign their shares of the Company’s common stock (i) in the case of Foris, until May 14, 2020, and (ii) in the case of Vivo, until the earlier of the nine month anniversary of the date of its Voting Agreements and the date the Stockholder Approval is obtained. The stockholders that are party to the Voting Agreements beneficially owned and were entitled to vote approximately 36.5% of the Company’s outstanding common stock as of the record date for the Annual Meeting.
This summary of the terms of the Exchange Agreements, the New Notes, the Rights, the Warrants, the W&F Agreement and related agreements is qualified in its entirety by reference to our Current Reports on Form 8-K filed with the SEC on December 30, 2019, January 21, 2020 and February 19, 2020, including the exhibits filed therewith and the other documents incorporated by reference therein, which are incorporated herein by reference. You should read this summary together with such documents.
Vote Required and Board Recommendation
This proposal must receive a “For” vote from the holders of a majority of the shares of common stock properly casting votes on this proposal at the annual meeting in person or by proxy. If you own shares through a bank, broker or other Intermediary, you must instruct your bank, broker or other Intermediary how to vote in order for them to vote your shares so that your vote can be counted on this proposal. Abstentions and broker non-votes will not be counted toward the vote total for this proposal and therefore will not affect the outcome of this proposal.
The Board recommends a vote “FOR” this Proposal 5.
The Board determined that Proposal 5 is advisable and in the best interests of our stockholders and recommended that our stockholders vote in favor of Proposal 5.
In reaching its determination to approve Proposal 5, the Board, with advice from our management and legal advisors, considered a number of factors, including:
•
that it is in the best interests of the Company and our stockholders that the Company have the flexibility to issue shares of our common stock (i) upon conversion of the New Notes, upon our election, and at our discretion, to pay interest and amortization on the New Notes in shares of our common stock, and (ii) upon exercise of the Rights and Warrants, in each case, rather than being required to pay cash in lieu of any such issuances in excess of the Exchange Cap;

•
that our management explored other options with other potential investors for refinancing the Exchange Notes and were not aware of an ability for us to refinance the Exchange Notes on better terms to the New Notes, or at all;

•
it was the determination of the Board that the Exchange was an important event to strengthen our balance sheet;

•
our financial condition, results of operations, cash flow and liquidity, including our outstanding debt obligations;

•
that the investors in the 2022 Notes are not affiliates of the Company;

•
that our stockholders who did not participate in the Exchange may be diluted and the value of our common stock may be diluted upon the issuance of shares of our common stock (i) upon conversion of the New Notes, upon our election, and at our discretion, to pay interest and make installment payments on the New Notes in shares of our common stock, and (ii) upon exercise of the Rights and Warrants;

•
that the conversion price of the New Notes on the date we entered into the Exchange Agreement was, effectively, given the conversion terms, including our ability to pay interest on the New Notes and make installment payments on the New Notes in shares of our common stock, at a discount to the market price of our common stock; and

•
the fees and expenses to be incurred by us in connection with the Exchange.

In view of the variety of factors considered in connection with the evaluation of the issuance of the New Notes, the Exchange Shares, the Rights and the Warrants and the potential issuance of shares of our common stock (i) upon conversion of the New Notes, upon our election, and at our discretion, to pay interest and make installment payments on the New Notes in shares of our common stock, and (ii) upon exercise of the Rights and/or Warrants, and the complexity of these matters, the Board did not find it practicable to, and did not, quantify or otherwise attempt to assign any relative weight to the various factors considered. In addition, in considering the various factors, individual members of the Board may have assigned different weights to different factors.
After evaluating these factors for and against the issuance of the New Notes, the Exchange Shares, the Rights and the Warrants and the potential issuance of shares of our common stock (i) upon conversion of the New Notes, upon our election, and at our discretion, to pay interest and make installment payments on the New Notes in shares of our common stock, and (ii) upon exercise of the Rights and Warrants, and based upon their knowledge of our business, financial condition and prospects, potential financing alternatives (or lack thereof), and the views of our management, the Board concluded that the issuance of the New Notes, the Exchange Shares, the Rights and the Warrants and the potential issuance of shares of our common stock (i) upon conversion of the New Notes, upon our election, and at our discretion, to pay interest and make installment payments on the New Notes in shares of our common stock, and (ii) upon exercise of the Rights and/or Warrants, is in our best interest and in the best interests of our stockholders, and recommends that all stockholders vote “FOR” the approval of Proposal 5.
Purpose of Proposal 5 — Nasdaq Stockholder Approval Requirement
Our common stock is listed on Nasdaq and trades under the ticker symbol AMRS. The rules governing companies with securities listed on Nasdaq require stockholder approval in connection with a transaction other than a public offering involving the sale or issuance by the company of common stock (or securities convertible into or exchangeable for common stock) equal to 20% or more of the company’s common stock or 20% or more of the company’s voting power outstanding before the issuance for a price that is less than the lower of: (i) the closing price of the common stock immediately preceding the signing of the binding agreement for the issuance of such securities; or (ii) the average closing price of the common stock for the five trading days immediately preceding the signing of the binding agreement for the issuance of such securities (the “Minimum Price”). This requirement is set forth in Nasdaq Marketplace Rule 5635(d). Based on Nasdaq Marketplace Rule 5635(d), the issuance of the New Notes, the Exchange Shares, the Rights and the Warrants and the potential issuance of shares of our common stock (i) upon conversion of the New Notes, upon our election, and at our discretion, to pay interest and make installment payments on the New Notes in shares of our common stock, and (ii) upon exercise of the Rights and Warrants, may be deemed to involve the issuance of securities convertible into or exchangeable for more than 20% of our common stock at a discount to the Minimum Price.
We are requesting in this Proposal 5 that our stockholders approve the issuance of our common stock (i) upon conversion of the New Notes, upon our election, and at our discretion, to pay interest and amortization on the New Notes in shares of our common stock, and (ii) upon exercise of the Rights and Warrants, in each case, in accordance with Nasdaq Marketplace Rule 5635(d). The issuance of shares of our common stock related thereto is intended to be exempt from the registration requirements of the Securities Act pursuant to Section 3(a)(9) of the Securities Act.
Voting Agreements
Under the terms of the voting agreements entered into between Amyris and each of Foris and Vivo, each stockholder who is a party to such agreements has agreed, subject to the terms and conditions set forth in the applicable voting agreement, to vote the shares of our common stock subject to such voting agreements for the approval of Proposal 5. As of the record date for the Annual Meeting, the parties to the voting agreements beneficially owned and were entitled to vote approximately 36.5% of the shares of our common stock outstanding.
Potential Adverse Effects — Dilution and Impact of the Offering on Existing Stockholders
The issuance of shares of our common stock (i) upon conversion of the New Notes, upon our election, and at our discretion, to pay interest and amortization on the New Notes in shares of our common stock, and (ii) upon exercise of the Rights and/or Warrants, would have a dilutive effect on current stockholders who did not participate in the Exchange in that the percentage ownership of the Company held by such current stockholders would decline as a result of the issuance of common stock (i) upon conversion of the New Notes, upon our election, and at our discretion, to pay interest and make installment payments on the New Notes in shares of our common stock, and (ii) upon exercise of the Rights and Warrants, and therefore our current stockholders who did not participate in the Exchange would have less ability to influence significant corporate decisions requiring stockholder approval. Therefore, any issuance of our common stock related thereto could have a dilutive effect on book value per share and any future earnings per share of our common stock. Dilution of equity interests could also cause prevailing market prices for our common stock to decline.
Due to potential adjustments to the number of shares of our common stock issuable upon conversion of the New Notes, upon our election, and at our discretion, to pay interest and amortization on the New Notes in shares of our common stock, the exact magnitude of the potential dilutive effect of the issuance of shares of our common stock (i) upon conversion of the New Notes, upon our election, and at our discretion, to pay interest and amortization on the New Notes in shares of our common stock, and (ii) upon exercise of the Rights and Warrants cannot be conclusively determined. However, the dilutive effect may be material to current stockholders of the Company.

Proposal 6 —
Approval of amendment of Restated Certificate of Incorporation to increase the Total Number of Authorized Shares of Common Stock
General
We are asking stockholders to approve an amendment (the “Amendment”) to Article IV of our restated certificate of incorporation to increase the total number of our authorized shares from 255,000,000 to 355,000,000 and the number of authorized shares of common stock from 250,000,000 to 350,000,000 (the “Authorized Share Increase”). The Board has approved the advisability of and has adopted, subject to stockholder approval, the Amendment and the Authorized Share Increase. The Amendment requires approval of both the Board and our stockholders. Accordingly, we are seeking stockholder approval for the Amendment at the annual meeting of stockholders by means of this Proxy Statement. The form of the proposed Amendment is attached to this proxy statement as Appendix B and is incorporated herein by reference.
Article IV of our certificate of incorporation currently authorizes us to issue up to 255,000,000 shares of stock, with 250,000,000 designated as common stock and 5,000,000 designated as preferred stock. The additional common stock will have rights identical to our currently outstanding common stock. The number of authorized shares of our preferred stock will not be affected by this amendment; it will be maintained at 5,000,000 shares. No other changes are being proposed to our Certificate of Incorporation.
Our common stock consists of a single class, with equal voting, distribution, liquidation and other rights. As of April 3, 2020, of our 250,000,000 shares of authorized common stock, 163,891,920 shares were issued and outstanding and approximately 83 million shares were reserved for issuance under our current equity plans, outstanding convertible promissory notes, outstanding convertible preferred stock, and other outstanding rights to acquire common stock.
Purpose of the Authorized Share Increase
The reason for the proposed amendment is to increase our financial flexibility following the issuance of the New Notes, Rights and Warrants under the Exchange (as described above), as well as the issuance of shares of common stock and rights under the 2020 Private Placement (as described below), and to facilitate our ability to continue implementing our employee equity programs at competitive levels. Our cash flow from operations has been, and continues to be, negative. We have reported in our recent quarterly and annual reports on Form 10-Q and 10-K that we need to raise additional operating capital. The Board may determine that the optimal manner for doing so is the sale of equity securities, instruments convertible into equity securities or options or rights to acquire equity securities. For example, since 2013 we have been engaging in financings involving the private placement of our common stock, convertible promissory notes or warrants.
The increase in authorized shares of common stock will give the Board the flexibility to undertake certain transactions to support our business operations, without the potential expense or delay associated with obtaining stockholder approval for any particular issuance. For example, we could issue additional shares of common stock in the future in connection with one or more of the following (subject to laws, regulations or Nasdaq rules that might require stockholder approval of certain transactions):
•
financing transactions, such as public or private offerings of common stock or convertible securities;

•
strategic investments;

•
partnerships, collaborations and other similar transactions;

•
debt or equity restructuring or refinancing transactions;

•
acquisitions;

•
stock splits or stock dividends; or

•
any other proper corporate purposes.

The increase will also facilitate our ability to continue implementing our employee equity programs at competitive levels.

As of April 3, 2020, all of our currently authorized shares of common stock has either been issued or reserved for issuance under our equity incentive plans or upon exercise of outstanding warrants or conversion of outstanding convertible promissory notes, or needs to be reserved for issuance upon exercise of outstanding rights (as described below), after taking into consideration the full potential of interest that accrues and can convert to or be payable in shares of our common stock (including the shares of common stock to be issued subject to approval of Proposal 5). We do not currently have enough shares authorized to provide for compliance with our financing agreements nor to provide sufficient flexibility to pursue appropriate equity financing opportunities if they arise or to take certain other actions that the Board may determine are in our best interests and the best interests of our stockholders.
2020 Private Placement
On January 31, 2020 we entered into a Security Purchase Agreement (the “SPA”) with certain accredited investors, including Foris Ventures, LLC (“Foris”), an entity affiliated with Director John Doerr and which beneficially owns more than 5% of our capital stock, for the issuance and sale of an aggregate of 8,710,802 shares of our common stock (the “PIPE Shares”) and rights to purchase an aggregate of 8,710,802 shares of our common stock at a purchase price of  $2.87 per share, for a period of 12 months from the closing (the “PIPE Rights”), for an aggregate purchase price of  $25 million. Due to the limitation of our authorized shares of common stock, we agreed to seek, at our first annual meeting of stockholders following the closing of the SPA, an increase in the authorized shares available for issuance under our charter so that we could reserve a sufficient number of shares to provide for the issuance of the shares of our common stock upon the exercise of the PIPE Right by Foris, consisting of 5,226,481 shares of common stock, which PIPE Rights were exercised by Foris on March 11, 2020. Foris agreed to receive the PIPE shares after the Company obtains shareholder approval to increase its authorized capital stock.
Vote Required and Board Recommendation
This proposal must receive a “For” vote from the holders of a majority of our outstanding shares of common stock entitled to vote at the annual meeting, irrespective of the number of votes cast on the proposal at the meeting. If you own shares through a bank, broker or other Intermediary, you must instruct your bank, broker or other Intermediary how to vote in order for them to vote your shares so that your vote can be counted on this proposal. Abstentions and broker non-votes will have the same effect as an “Against” vote for this proposal.
The Board recommends a vote “FOR” this Proposal 6.
The Board believes it is desirable for us to have the flexibility to issue, without further stockholder action, additional shares of common stock in excess of the amount that is currently authorized. As is the case with the current authorized, unreserved, and unissued shares of common stock, the additional shares of common stock authorized by this proposed amendment could be issued upon approval by the Board without further vote of our stockholders except as may be required in particular cases by applicable law, regulatory agencies or Nasdaq rules. Such shares would be available for issuance from time to time as determined by the Board for any proper corporate purpose. Such purposes might include, without limitation, issuance in public or private sales for cash as a means of obtaining additional capital for use in our business and operations, issuance in repayment of indebtedness and/or issuance pursuant to stock plans relating to options, restricted stock, restricted stock units and other equity grants.
Potential Adverse Effects
If this proposal is adopted, the additional authorized shares of common stock can be issued or reserved with approval of the Board at times, in amounts, and upon terms that the Board may determine, without additional stockholder approval. Stockholder approval of this proposal will not, by itself, cause any change in our capital accounts. However, any future issuance of additional shares of authorized common stock, or securities convertible into common stock, would ultimately result in dilution of existing stockholders who do not participate in such transactions, and could also have a dilutive effect on book value per share and any future earnings per share. Dilution of equity interests could also cause prevailing market prices for our common stock to decline. Current stockholders (other than those who are party to specific rights agreements with us, as described below) will not have preemptive rights to purchase additional shares.
In addition to dilution, the availability of additional shares of common stock for issuance could, under certain circumstances, discourage or make more difficult any efforts to obtain control of Amyris. For example, significant stock and convertible security issuances in connection with a series of private-placement financing efforts since 2012 have resulted in further concentration of ownership of Amyris by related parties. Such concentration of ownership could make it more difficult for an unrelated third party to undertake an acquisition of us. The Board is not aware of any actual or contemplated attempt to acquire control of Amyris and this proposal is not being presented with the intent that it be used to prevent or discourage any acquisition attempt. However, nothing would prevent the Board from taking any actions that it deems consistent with its fiduciary duties.
Risks to Stockholders of Non-Approval
Because our cash flow from operations has been negative, if the stockholders do not approve this proposal, the Board may be precluded from pursuing a wide range of potential corporate opportunities that might raise necessary cash or otherwise be in the best interests of Amyris and the best interests of our stockholders. This could have a material adverse effect on our business and prospects. We would also face substantial challenges in hiring and retaining employees at all levels, including our executive leadership team, in the near term.
Interests of Certain Persons
Our executive officers and directors have an interest in this proposal by virtue of their being eligible to receive equity awards under our Prior Plan, the 2020 Plan (subject to approval of Proposal 4), and any future equity incentive plan we adopt.
Some of our directors are affiliated with, or were appointed as directors by, entities that own convertible securities, rights and/or warrants that are convertible into or exercisable for shares of our common stock. Further, some of our directors are affiliated with, or were appointed as directors by, entities that may participate in future equity financings that will require issuance or reservation of shares authorized by the proposed amendment to our certificate of incorporation. The beneficial ownership of our directors and its affiliates is set forth in section “Security Ownership of Certain Beneficial Owners and Management” of this Proxy Statement.
Biolding Investment SA, DSM International B.V., Naxyris S.A., Sualk Capital Ltd, and Vivo Capital LLC, each of which has or recently had relationships to our directors, all hold a right of first investment that allows them to participate in specified future securities offerings (pro rata based on their percentage ownership of then-outstanding common stock).
The 2020 Private Placement was approved by the Operations and Finance Committee of the Board and ratified by the Board.
Text of Proposed Amendment
The text of the proposed amendment to our certificate of incorporation to effect the Authorized Share Increase is attached to this Proxy Statement as Appendix B. However, such text is subject to amendment to include such changes as may be required by the office of the Secretary of State of the State of Delaware or as the Board of Directors deems necessary and advisable to effect the Authorized Share Increase under this proposal.

Corporate Governance
Corporate Governance Principles
The Board has adopted written Corporate Governance Principles to provide the Board and its committees with operating principles designed to enhance the effectiveness of the Board and its committees, to establish good Board and committee governance, and to establish the responsibilities of management and the Board in supporting the Board’s activities. The Corporate Governance Principles set forth a framework for Amyris’s governance practices, including composition of the Board, director nominee selection, Board membership criteria, director compensation, Board education, meeting responsibilities, access to information and employees, executive sessions of independent directors, standing Board committees and their functions, and responsibilities of management.
Code of Business Conduct and Ethics
We have adopted a Code of Business Conduct and Ethics that applies to all directors, officers and employees of Amyris as required by Nasdaq governance rules. Our Code of Business Conduct and Ethics includes a section entitled “Code of Ethics for Chief Executive Officer and Senior Financial Officers,” providing additional principles for ethical leadership and a requirement that such individuals foster a culture throughout Amyris that helps ensure the fair and timely reporting of our financial results and condition. Our Code of Business Conduct and Ethics is available on the corporate governance section of our website at http://investors.amyris.com/corporate-governance.cfm. Stockholders may also obtain a printed copy of our Code of Business Conduct and Ethics and our Corporate Governance Principles by writing to the Secretary of Amyris at 5885 Hollis Street, Suite 100, Emeryville, California 94608. If we make any substantive amendment to a provision of our Code of Business Conduct and Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, or if we grant any waiver from any of such provisions to any such person, we will promptly disclose the nature of the amendment or waiver on the corporate governance section of our website at http://investors.amyris.com/corporate-governance.cfm.

Security Ownership of Certain Beneficial Owners and Management
The following table sets forth information with respect to the beneficial ownership of our common stock, as of March 31, 2020, by:
•
each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our voting securities;

•
each of our directors;

•
each of our named executive officers; and

•
all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the “SEC”) and generally includes any shares over which the individual or entity has sole or shared voting power or investment power. These rules also treat as outstanding all shares of capital stock that a person would receive upon the exercise of any option, warrant or right or through the conversion of a security held by that person that are immediately exercisable or convertible or exercisable or convertible within 60 days of the date as of which beneficial ownership is determined. These shares are deemed to be outstanding and beneficially owned by the person holding those options, warrants or rights or convertible securities for the purpose of computing the number of shares beneficially owned and the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. The information does not necessarily indicate beneficial ownership for any other purpose. Except as indicated in the footnotes to the below table and pursuant to applicable community property laws, to our knowledge the persons named in the table below have sole voting and investment power with respect to all shares of common stock attributed to them in the table.
Information with respect to beneficial ownership has been furnished to us by each director and named executive officer and certain stockholders, and derived from publicly-available SEC beneficial ownership reports on Forms 3 and 4 and Schedules 13D and 13G filed by covered beneficial owners of our common stock. Percentage ownership of our common stock in the table is based on 163,891,920 shares of our common stock outstanding on March 31, 2020 (as reflected in the records of our stock transfer agent). Except as otherwise set forth below, the address of the beneficial owner is c/o Amyris, Inc., 5885 Hollis Street, Suite 100, Emeryville, California 94608.
Name and Address of Beneficial Owner	Number of Shares Beneficially Owned (#)	Percent of Class (%)
5% Stockholders
Foris Ventures, LLC(1)	67,268,358	37.8%
DSM International B.V(2)	27,001,551	15.2%
FMR LLC(3)	19,308,437	11.5%
Vivo Capital LLC(4)	16,868,473	9.7%
Total Raffinage Chimie(5)	9,176,833	5.6%
Loyola Capital Management, LLC(6)	8,300,000	5.1%
Directors and Named Executive Officers
John Melo(7)	798,338	*
John Doerr(1)(8)	67,565,870	38.0%
Geoffrey Duyk(9)	18,498	*
Philip Eykerman(10)	15,864	*
Christoph Goppelsroeder(11)	—	—
Frank Kung(4)(12)	16,877,371	9.7%
James McCann(13)	3,506	*
Steven Mills(14)	18,314	*

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned (#)	Percent of Class (%)
Carole Piwnica(15)	5,761,101	3.4%
Lisa Qi	—	—
Patrick Yang(16)	52,592	*
Eduardo Alvarez(17)	265,940	*
Kathleen Valiasek(18)	290,950	*
All Directors and Executive Officers as a Group (15) Persons)(19)	91,872,603	47.4%

*
Represents beneficial ownership of less than 1%.

(1)
Includes 8,738,230 shares of common stock issuable upon exercise of certain warrants held by Foris, Ventures, LLC (“Foris”) and 5,266,481 shares of common stock issuable after the Company obtains shareholder approval to increase its authorized capital stock pursuant to Proposal 6. Foris is indirectly owned by director John Doerr, who shares voting and investment control over the shares held by Foris. The address for Foris is 751 Laurel Street #717, San Carlos, California 94070.

(2)
Includes 13,994,198 shares of common stock issuable upon exercise of certain warrants held by DSM International B.V. (together with its affiliates, “DSM”). DSM International B.V. is a wholly owned subsidiary of Koninklijke DSM N.V. Accordingly, Koninklijke DSM N.V. may be deemed to share beneficial ownership of the securities held of record by DSM International B.V. Koninklijke DSM N.V. is a publicly traded company with securities listed on the Amsterdam Stock Exchange. The address for DSM International B.V. is HET Overloon 1, 6411 TE Heerlen, Netherlands.

(3)
Includes 3,484,321 shares of common stock issuable upon exercise of certain warrants held by FMR LLC. The address for FMR LLC is 245 Summer Street, Boston, Massachusetts 02210.

(4)
Includes (i) 1,943,661 shares of common stock issuable upon conversion of shares of the Company’s Series D Convertible Preferred Stock (the “Series D Preferred Stock”) held by affiliates of Vivo Capital LLC (together with its affiliates, “Vivo”) and (ii) 8,432,565 shares of common stock issuable upon exercise of certain warrants held by Vivo. Director Frank Kung is a founding member of Vivo and a voting member of the general partner of Vivo entities that hold our common stock, Series D Preferred Stock and warrants, and may be deemed to share voting and dispositive power over the shares held by such entities. The address for Vivo is 505 Hamilton Avenue, Suite 207, Palo Alto, California 94301.

(5)
Includes (i) 161,609 shares of common stock issuable upon conversion of certain convertible promissory notes held by Total Raffinage Chimie (“Total”) and (ii) 141,881 shares of common stock issuable upon exercise of certain warrants held by Total. The address for Total is 2, Place Jean Millier, La Défense 6, 92400 Courbevoie, France.

(6)
The address for Loyola Capital Management, LLC is 222 E. Wisconsin Avenue, Suite 201, Lake Forest, Illinois 60045.

(7)
Shares beneficially owned by Mr. Melo include (i) 559,863 restricted stock units, all of which were unvested as of March 31, 2020, and (ii) 156,241 shares of common stock issuable upon exercise of stock options that were exercisable within 60 days of March 31, 2020.

(8)
Shares beneficially owned by Mr. Doerr include (i) 67,268,358 shares of common stock beneficially owned by Foris, in which Mr. Doerr indirectly owns all of the membership interests, (ii) 567 shares of common stock held by The Vallejo Ventures Trust U/T/A 2/12/96, of which Mr. Doerr is a trustee, (iii) 278,882 shares of common stock held by entities affiliated with Kleiner Perkins Caufield & Byers of which Mr. Doerr is an affiliate, excluding 16,399 shares over which Mr. Doerr has no voting or investment power, (iv) 2,266 restricted stock units, all of which were unvested as of March 31, 2020, and (v) 10,265 shares of common stock issuable upon exercise of stock options that were exercisable within 60 days of March 31, 2020.

(9)
Shares beneficially owned by Dr. Duyk include (i) 9,566 restricted stock units, all of which were unvested as of March 31, 2020, and (ii) 4,666 shares of common stock issuable upon exercise of stock options that were exercisable within 60 days of March 31, 2020.

(10)
Shares beneficially owned by Mr. Eykerman include (i) 2,932 restricted stock units, all of which were unvested as of March 31, 2020, and (ii) 8,199 shares of common stock issuable upon exercise of stock options that were exercisable within 60 days of March 31, 2020. Mr. Eykerman was appointed to the Board on May 18, 2017 as the designee of DSM. Mr. Eykerman disclaims beneficial ownership of all shares of Amyris common stock that are or may be beneficially owned by DSM or any of its affiliates.

(11)
Mr. Goppelsroeder was appointed to the Board on November 2, 2017 as the designee of DSM. Mr. Goppelsroeder does not beneficially own any shares of Amyris common stock directly and disclaims beneficial ownership of all shares of Amyris common stock that are or may be beneficially owned by DSM or any of its affiliates.

(12)
Shares beneficially owned by Dr. Kung include (i) 16,868,473 shares of common stock beneficially owned by Vivo, over which Dr. Kung may be deemed to share voting and dispositive power, (ii) 2,932 restricted stock units, all of which were unvested as of March 31, 2020 and (iii) 5,966 shares of common stock issuable upon exercise of stock options that were exercisable within 60 days of March 31, 2020. Dr. Kung was appointed to the Board on November 2, 2017 as the designee of Vivo. Dr. Kung disclaims beneficial ownership over shares of Amyris common stock that are or may be beneficially owned by Vivo except to the extent of his pecuniary interest therein.

(13)
Shares beneficially owned by Mr. McCann include (i) 2,266 restricted stock units, all of which were unvested as of March 31, 2020, and (ii) 750 shares of common stock issuable upon exercise of stock options that were exercisable within 60 days of March 31, 2020.

(14)
Shares beneficially owned by Mr. Mills include (i) 2,266 restricted stock units, all of which were unvested as of March 31, 2020, and (ii) 3,466 shares of common stock issuable upon exercise of stock options that were exercisable within 60 days of March 31, 2020.

(15)
Shares beneficially owned by Ms. Piwnica include (i) 5,743,038 shares beneficially owned by Naxyris S.A. (“Naxyris”), over which Ms. Piwnica may be deemed to share voting and dispositive power, (ii) 2,266 restricted stock units, all of which were unvested as of March 31, 2020, and (iii) 10,265 shares of common stock issuable upon exercise of stock options that were exercisable within 60 days of March 31, 2020. Ms. Piwnica was designated to serve as a director by Naxyris. Ms. Piwnica indirectly owns 100% of Naxyris, through its affiliate Arianna S.A.

(16)
Shares beneficially owned by Dr. Yang include (i) 2,266 restricted stock units, all of which were unvested as of March 31, 2020, and (ii) 9,065 shares of common stock issuable upon exercise of stock options that were exercisable within 60 days of March 31, 2020.

(17)
Shares beneficially owned by Mr. Alvarez include 30,000 shares of common stock issuable upon exercise of stock options that were exercisable within 60 days of March 31, 2020.

(18)
Shares beneficially owned by Ms. Valiasek include (i) 134,888 restricted stock units, all of which were unvested as of March 31, 2020, and (ii) 65,944 shares of common stock issuable upon exercise of stock options that were exercisable within 60 days of March 31, 2020.

(19)
Shares beneficially owned by all of our executive officers and directors as a group include the shares of common stock described in footnotes 7 through 18 above.

Delinquent Section 16(A) Reports
Section 16(a) of the Exchange Act requires our executive officers and directors, and any person or entity who beneficially owns more than ten percent of a registered class of our common stock or other equity securities, to file with the SEC certain reports of ownership and changes in ownership of our securities. Based solely on review of such filed reports and written representations by our executive officers and directors that no other reports were required, we believe that, during 2019, no reporting person failed to file the forms required by Section 16(a) of the Exchange Act on a timely basis, except that Carole Piwnica filed one Form 5 late on April 7, 2020, with respect to certain transactions between the company and Naxyris.
Equity Compensation Plan Information
The following table shows certain information concerning our common stock reserved for issuance in connection with our 2005 Stock Option/Stock Issuance Plan, our 2010 Equity Incentive Plan and our 2010 Employee Stock Purchase Plan, all as of December 31, 2019:
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options	Number of securities to be issued upon vesting of outstanding restricted stock units	Number of securities remaining available for future issuance under equity compensation plans(1)(2)
Equity compensation plans approved by security holders	5,620,419	$10.27	5,782,651	4,079,422
Equity compensation plans not approved by security holders	—	—	—	—
Total	5,620,419	$10.27	5,782,651	4,079,422

(1)
Includes 3,815,625 shares reserved for future issuance under our 2010 Equity Incentive Plan and 263,797 shares reserved for future issuance under our 2010 Employee Stock Purchase Plan. No shares are reserved for future issuance under our 2005 Stock Option/Stock Issuance Plan other than shares issuable upon exercise of equity awards outstanding under such plan.

(2)
Effective January 1, 2020, the number of shares available for future issuance under our 2010 Equity Incentive Plan increased by 5,887,133 shares pursuant to the automatic increase provision contained in the 2010 Equity Incentive Plan and the number of shares available for future issuance under our 2010 Employee Stock Purchase Plan increased by 588,713 shares, in each case pursuant to automatic increase provisions contained in the respective plans, as discussed in more detail below.

Executive Officers
The following table provides the names, ages and offices of each of our current executive officers as of March 31, 2020:
Name	Age	Position
John Melo	54	Director, President and Chief Executive Officer
Han Kieftenbeld	54	Chief Financial Officer
Eduardo Alvarez	56	Chief Operating Officer
Nicole Kelsey	53	General Counsel and Secretary
John Melo
See above under “Proposal 1 — Election of Directors — Business Experience and Qualifications of Directors.”
Han Kieftenbeld
Han Kieftenbeld has served as our Chief Financial Officer since March 2020. Mr. Kieftenbeld has over 25 years of international business leadership, finance and operations experience in food, health and nutrition end-markets. Previously, from April 2016 to April 2019, Mr. Kieftenbeld served as Senior Vice President and Chief Financial Officer of Innophos Holdings, Inc., a leading international science-based producer of essential ingredients for health and nutrition, food and beverage and industrial brands. From June 2014 to July 2015, Mr. Kieftenbeld served as the Global Chief Financial Officer at AB Mauri, a worldwide leader in bakery ingredients. Prior to that, Mr. Kietenbeld held finance and operations roles of increasing reach and impact, including serving as Global Chief Procurement Officer of Ingredion Incorporated, and Global Chief Financial Officer of National Starch. Mr. Kieftenbeld started his career at Unilever in the Netherlands. In 2006, Mr. Kieftenbeld earned a joint Master of Business Administration degree from New York University Stern School of Business, London School of Economics and Political Science, and the HEC School of Management, Paris. He holds a Bachelor of Science degree in Business Economics and Accounting from Windesheim University in the Netherlands.
Eduardo Alvarez
Eduardo Alvarez has served as our Chief Operating Officer since October 2017. Mr. Alvarez has over 30 years of global operations experience both running and advising growth companies. Previously, he served as Global Operations Strategy Leader for PricewaterhouseCoopers LLP (PwC). During his tenure, Mr. Alvarez co-led the integration of his prior company, Booz & Company, following its acquisition by PwC. In that role, he grew operations into a global practice with $1.5 billion in revenue and 4,000 employees. Mr. Alvarez’s assignments focused on delivering structural cost improvements while also driving sustained revenue growth. His experience also includes roles at Booz Allen Hamilton, General Electric and AT&T. Alvarez holds a Master of Business Administration degree from Harvard Business School, a Master’s of Science in Mechanical Engineering in Computer Control and Manufacturing from the University of California, Berkeley, and a Bachelor of Science degree in Mechanical Engineering from the University of Michigan. Mr. Alvarez is a board member of The Chicago Council of Global Affairs.
Nicole Kelsey
Nicole Kelsey has served as our General Counsel and Secretary since August 2017. Her areas of expertise range from international M&A to U.S. Securities laws and multi-jurisdictional corporate governance. Prior to joining Amyris, she served as General Counsel and Secretary of Criteo, a global leader in commerce marketing based in Paris, for over three years. Prior to joining Criteo, Ms. Kelsey was the senior securities lawyer for Medtronic, a global leader in medical technology; she served as head M&A attorney for CIT Group, Inc.; was the general counsel of a private merchant bank; and was the senior corporate attorney for the international conglomerate Vivendi. Before going in-house, Ms. Kelsey practiced with the law firms of White & Case and Willkie, Farr & Gallagher, in Paris and New York. A Fulbright scholar, Ms. Kelsey holds a Juris Doctor degree from Northwestern Pritzker School of Law and a Bachelor of Arts degree in Political Science and International Studies from The Ohio State University; and is admitted to practice law in New York and Minnesota.

Executive Compensation
Summary Compensation Table
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)	Total ($)
John Melo President and Chief Executive Officer	2019	630,000	185,320(3)	144,424	11,680	333,613(4)	1,261(5)	1,306,298
	2018	600,000	192,240(6)	3,556,00	5,122,500	166,275	997(5)	9,638,012

Eduardo Alvarez Chief Operating Officer	2019	416,667(7)	—	—	—	245,825	2,701(8)	665,192
	2018	400,000	194,140(9)	1,270,00	—	110,850	2,437(10)	1,977,427
Kathleen Valiasek(11) Chief Business Officer	2019	420,000	—	—	—	156,072	12,006(12)	588,078
	2018	420,000	129,062(9)	1,016,00	370,650	73,947	5,500(13)	2,015,159

(1)
The amounts in the “Stock Awards” and “Option Awards” columns reflect the aggregate grant date fair value of such awards computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. The assumptions made in the valuation of the awards are discussed in Note 11, “Stock-based Compensation” of ”Notes to Consolidated Financial Statements” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019. These amounts do not correspond to the actual value that may be recognized by our named executive officers.

(2)
As required under applicable rules of the Securities and Exchange Commission, payments under our 2019 cash bonus plan are included in the column entitled “Non-Equity Incentive Plan Compensation,” as they were based upon the satisfaction of pre-established performance targets, the outcome of which was substantially uncertain.

(3)
Includes a discretionary cash bonus paid to Mr. Melo in the amount of  $185,320 in recognition of the value lost on the voiding of certain equity awards granted to him in May 2017 that inadvertently exceeded the annual per-participant award limit contained in the 2010 Equity Incentive Plan.

(4)
In March 2020, the LDCC approved a discretionary increase in the cash bonus to be paid to Mr. Melo for the annual period of 2019, from $74,119 to $95,000, in recognition of his contributions.

(5)
Refers to taxes associated with long term disability insurance.

(6)
Refers to a cash bonus payment under our 2018 cash bonus plan for the annual period approved by the LDCC in its discretion, notwithstanding the Company’s failure to meet the funding threshold for such period.

(7)
Mr. Alvarez’s base salary was increased from $400,000 to $500,000, effective November 1, 2019.

(8)
Includes $1,440 as a stipend for waiving medical benefits and $1,261 for taxes associated with long term disability insurance premiums.

(9)
Refers to cash bonus payments under our 2018 cash bonus plan for the third quarter and annual period approved by the LDCC in its discretion, notwithstanding the Company’s failure to meet the funding threshold for such periods.

(10)
Includes $997 as a stipend for waiving medical benefits and $1,440 for taxes associated with long term disability insurance premiums.

(11)
Ms. Valiasek assumed the newly created role of Chief Business Officer to lead the CBD business and other business development efforts while continuing to lead the financing and investor relation activities effective June 3, 2019. Previously she served as our Chief Financial Officer from January 4, 2017 to June 2, 2019.

(12)
Includes $5,500 for Section 401(k) plan employer matching contribution in 2019 and cash received for individual performance under the Company’s employee recognition program.

(13)
Includes $5,250 for Section 401(k) plan employer matching contribution in 2018.

Narrative Disclosure to Summary Compensation Table
The following narrative describes the material terms of our named executive officers’ annual compensation, including base salaries, cash bonuses, our equity award granting practices and severance benefits and explanations of decisions for cash and equity compensation during 2019. As noted below under “Agreements with Executive Officers,” except for certain terms contained in their employment offer letters, equity award agreements and participation agreements entered into in connection with our Executive Severance Plan, none of our named executive officers has entered into a written employment agreement with us. The following narrative should be read in conjunction with the compensation tables contained elsewhere in this Proxy Statement.
Compensation Philosophy and Objectives and Elements of Compensation
The primary objectives of our executive compensation program in 2019 were to:
•
Attract, retain, and motivate highly talented employees that are key to our success;

•
Reinforce our core values and foster a sense of ownership, urgency and entrepreneurial spirit;

•
Link compensation to individual, team, and company performance (as appropriate by employee level);

•
Emphasize performance-based compensation for individuals who can most directly impact stockholder value; and

•
Provide exceptional pay for delivering exceptional results.

Our success depends, among other things, on attracting and retaining executive officers with experience and skills in a number of different areas as we continue to drive improvements in our technology platform and production process, pursue and establish key commercial relationships, develop and commercialize products and establish a reliable supply chain and manufacturing organization.
Our business continues to be in an early stage of development, with cash management being one key consideration for our strategy and operations. Accordingly, for 2019, we intended to provide a competitive compensation program that would enable us to attract and retain the top executives and employees necessary to develop our business, while being prudent in the management of our cash and equity. Based on this approach, we continued to aim to balance and reward annual and long-term performance with a total compensation package that included a mix of both cash and equity. Our compensation program was intended to align the interests of our executive officers, key employees and stockholders and to drive the creation of stockholder value by providing long-term incentives through equity-based awards.
Our intent and philosophy in designing compensation packages at the time of hiring of new executives is based on providing compensation that we believe is sufficient to enable us to attract the necessary talent to grow our business, within prudent limitations as discussed above. Compensation of our executive officers after the initial period following their hiring is influenced by the amounts of compensation that we initially agreed to pay them, as well as by our evaluation of their subsequent performance, changes in their levels of responsibility, retention considerations, prevailing market conditions, our financial condition and prospects, and our attempt to maintain an appropriate level of internal pay parity in the compensation of existing executive officers relative to the compensation paid to more recently hired executives.
We compensate our executive officers with a combination of salaries, cash bonuses and equity awards. We believe this combination of cash and equity compensation, subject to strategic allocation among such components, is largely consistent with the forms of compensation provided by other companies with which we compete for executive talent, and, as such, matches the expectations of our executive officers and the market for executive talent. We also believe that this combination provides appropriate incentive levels to retain our executives, reward them for performance in the short term and induce them to contribute to the creation of value in Amyris over the long term. We view the different components of our executive compensation program as distinct, each serving particular functions in furthering our compensation philosophy and objectives, and, together, providing a holistic approach to achieving such philosophy and objectives.
Base Salary.   We believe that we must maintain base salary levels that are sufficiently competitive to position us to attract and retain the executive officers we need and that it is important for our executive officers to perceive that over time they will continue to have the opportunity to earn a salary that they regard as competitive. The LDCC of our Board (the “LDCC” or the “Committee”) reviews and adjusts, as appropriate, the base salaries of our executive officers on an annual basis, and makes decisions with respect to the base salaries of new executives at the time of hire. In making such determinations, the Committee considers several factors, including our overall financial performance, the individual performance of the executive officer in question (including, for executives other than our CEO, the recommendation of our CEO based on a performance evaluation of the executive officer in question), the executive officer’s potential to contribute to our annual and longer-term strategic goals, the executive officer’s scope of responsibilities, qualifications and experience, competitive market practices for base salary, prevailing market conditions and internal pay parity.
Cash Bonuses.   We believe the ability to earn cash bonuses should provide incentives to our executive officers to effectively pursue goals established by our Board and should be regarded by our executive officers as appropriately rewarding effective performance against these goals. For 2019, the LDCC adopted a cash bonus plan for our executive officers, the details of which are described below under “2019 Compensation.” The 2019 cash bonus plan included company performance goals and individual performance goals and was structured to motivate our executive officers to achieve our short-term financial and operational goals and to reward exceptional company and individual performance. In particular, our 2019 cash bonus plan was designed to provide incentives to our executive officers to achieve 2019 company financial and operational targets on a quarterly and annual basis, together with various key individual operational objectives that were considered for annual performance achievement. In general, target bonuses for our executive officers are initially set in their offer letters based on similar factors to those described above with respect to the determination of base salary. For subsequent years, target bonuses for our executive officers may be adjusted by the LDCC based on various factors, including any modifications to base salary, competitive market practices and the other considerations described above with respect to adjustments in base salary. In March 2020, the LDCC approved a discretionary increase in the cash bonus to be paid to Mr. Melo for the annual period of 2019, from $74,119 to $95,000, in recognition of his contributions. In addition, in January 2019 the LDCC approved a discretionary cash bonus payment to our CEO. See “2019 Compensation — Equity Compensation — 2019 CEO Cash Bonus and Equity Awards” below for more information.
Equity Awards.   Our equity awards are designed to be sufficiently competitive to allow us to attract and retain talented and experienced executives. In 2019, the LDCC did not grant annual equity awards to our executive officers. Stock option awards for executive officers are granted with an exercise price equal to the fair market value of our common stock on the date of grant; accordingly, such stock option awards will have value to our executive officers only if the market price of our common stock increases after the date of grant. Restricted Stock Unit (“RSU”) awards represent the right to receive full-value shares of our common stock without payment of any exercise or purchase price. We have a practice that began in 2016 to place a greater emphasis on RSU awards, as compared to stock options, to increase the perceived value of equity awards granted to our executive officers. The relative weighting between the stock option and RSU awards granted to our executive officers is based on the LDCC’s review of market practices. In January 2019, the LDCC approved a discretionary equity award to our CEO. See “2019 Compensation — Equity Compensation — 2019 CEO Cash Bonus and Equity Awards” below for more information. In addition, in 2018, the LDCC approved special equity awards to our CEO consisting of a stock option subject to performance-based vesting conditions and RSUs with time-based vesting requirements, as described in more detail below under “2019 Compensation — Equity Awards — 2018 CEO Equity Awards.”
We typically grant stock option awards with four-year vesting schedules. Stock option grants include a one year “cliff”, where the stock option award vests as to 25% of the shares of our common stock subject to the award after one year, and monthly thereafter, subject to continued service through each vesting date. Our RSU awards have generally been granted with three-year vesting schedules, vesting as to 1/3rd of the units subject to the award annually, subject to continued service through each vesting date. We believe such vesting schedules are generally consistent with the option and RSU award granting practices of our peer group companies. In January 2019, the LDCC approved a discretionary equity award to our CEO with non-standard vesting terms. See “2019 Compensation — Equity Compensation — 2019 CEO Cash Bonus and Equity Awards” below for more information. In addition, in 2018, we granted stock option and/or RSU awards with non-standard vesting terms to certain of our executive officers, including our CEO, the details of which are described below under “2019 Compensation — Equity Awards — 2018 CEO Equity Awards.”

We grant equity awards to our executive officers in connection with their hiring, or, as applicable, their promotion from other roles at the Company. The size of initial equity awards is determined based on the executive’s position with us and takes into consideration the executive’s base salary and other compensation as well as an analysis of the grant and compensation practices of our peer group companies in connection with establishing our overall compensation policies. The initial equity awards are generally intended to provide the executive with an incentive to build value in the Company over an extended period of time, while remaining consistent with our overall compensation philosophy. Insofar as we have to date incurred operating losses and consumed substantial amounts of cash in our operations, and to compensate for cash salaries and cash bonus opportunities that were, in certain cases, lower than those offered by competing employers, we have sought to attract executives to join us by granting equity awards that would have the potential to provide significant value if we are successful.
We grant additional equity awards in recognition of commendable performance, in connection with significant changes in responsibilities, and/or in order to better ensure appropriate retention and incentive opportunities from time to time. Further, equity awards are a component of the annual compensation package of our executive officers.
Role of Stockholder Say-on-Pay Votes.   At our 2011, 2014 and 2017 annual meetings of stockholders, our stockholders voted, on an advisory basis, on the compensation of our named executive officers (commonly referred to as a “stockholder say-on-pay vote”). A majority of the votes cast were voted in favor of the non-binding advisory resolutions approving the compensation of our named executive officers as summarized in our 2011, 2014 and 2017 proxy statements. In 2017, 99% of the votes cast on the stockholder say-on-pay proposal approved, on a non-binding advisory basis, the compensation of our named executive officers as summarized in our 2017 proxy statement. The LDCC believes that this affirms our stockholders’ support of our approach to executive compensation, and, accordingly, did not materially change its approach to executive compensation in 2019 and does not intend to do so in 2020. In addition, in 2017 our stockholders approved, and our Board subsequently adopted, a three-year interval for conducting future stockholder say-on-pay votes. Our stockholders will again be voting, on an advisory basis, on the compensation of our named executive officers at our 2020 annual meeting. For more information, see “Proposal 3 — Non-Binding Advisory Vote on Compensation of Named Executive Officers” in this Proxy Statement.
Role of Compensation Consultant.   In connection with an annual review of our executive compensation program for 2019, the LDCC retained Compensia, a national compensation consulting firm, to provide advice and guidance on our executive compensation policies and practices and relevant information about the executive compensation practices of similarly situated companies. In 2019, Compensia assisted in the preparation of materials for executive compensation proposals in advance of Committee meetings, including 2019 compensation levels for certain of our executive officers and the design of our cash bonus, equity, severance and change of control programs and other executive benefit programs. Compensia also reviewed and advised the LDCC on materials relating to executive compensation prepared by management for Committee consideration.
Compensia, under the direction of the LDCC, may continue to periodically conduct a review of the competitiveness of our executive compensation program, including base salaries, cash bonus opportunities, equity awards and other executive benefits, by analyzing the compensation practices of companies in our compensation peer group, as well as data from third-party compensation surveys. Generally, the LDCC uses the results of such analyses to assess the competitiveness of our executive officers’ total compensation, and to determine whether each component of such total compensation is properly aligned with reasonable and responsible practices among our peer companies.
The LDCC also retained Compensia for assistance in reviewing and making recommendations to our Board regarding the compensation program for our non-employee directors when it was originally adopted in late 2010 and again when such program was subsequently amended in December 2015 and November 2016, and to provide market data and materials to the Committee.
In November 2018 and December 2019, the LDCC reviewed the independence of Compensia under applicable compensation consultant independence rules and standards and determined that Compensia had no conflict of interest with Amyris.

Compensation Decision Process
Under the charter of the LDCC, our Board has delegated to the Committee the authority and responsibility to discharge the responsibilities of the Board relating to the compensation of our executive officers. This includes, among other things, review and approval of the compensation of our executive officers and of the terms of any compensation agreements with our executive officers. For more information regarding the functions and composition of the LDCC, please refer to “Proposal 1 — Election of Directors — Committees of the Board” above.
In general, the LDCC is responsible for the design, implementation and oversight of our executive compensation program. In accordance with its charter, the Committee determines the annual compensation of our CEO and other executive officers and reports its compensation decisions to our Board. The Committee also administers our equity compensation plans, including our 2010 Equity Incentive Plan (the “2010 EIP”) and 2010 Employee Stock Purchase Plan. Generally, our Human Resources, Finance and Legal departments work with our Chief Executive Officer to design and develop new compensation programs applicable to our executive officers and non-employee directors, to recommend changes to existing compensation programs, to recommend financial and other performance targets to be achieved under those programs, to prepare analyses of financial data, to prepare peer compensation comparisons and other committee briefing materials, and to implement the decisions of the Committee. Members of these departments and our Chief Executive Officer also meet separately with Compensia to convey information on proposals that management may make to the LDCC, as well as to allow Compensia to collect information about Amyris to develop its recommendations. In addition, our Chief Executive Officer conducts reviews of the performance and compensation of our other executive officers, and based on these reviews and input from Compensia and our Human Resources department, makes recommendations regarding compensation for such executive officers directly to the Committee. For our CEO’s compensation, Compensia reviews relevant market data with the Chair of the LDCC, as well as the performance of our CEO, and based on such review makes a recommendation regarding our CEO’s compensation, which is then presented to the LDCC. None of our executive officers participated in the determinations or deliberations of the LDCC regarding the amount of any component of his or her own 2019 compensation.
2019 Compensation
Background.   In designing the compensation program and making decisions for our executive officers for 2019, the Committee sought to balance achievement of critical operational goals with retention of key personnel, including our executive officers. Accordingly, the Committee focused in particular on providing a strong equity compensation program in order to provide strong retention incentives through challenging periods. It also focused on cash management in setting target total cash compensation (and associated salary and bonus target levels) for our executive officers. Another key theme for 2019 was establishing strong incentives to drive our performance, including continued emphasis on company performance goals over individual goals in the 2019 cash bonus plan and on equity compensation for longer-term upside potential and sharing in company growth.
Base Salaries.   In February and November 2019, the LDCC reviewed the base salaries, bonus targets and target total cash compensation of our executive officers against its compensation peer group, as supplemented by relevant industry survey data, and, as a result of such analysis, as well as consideration of the factors described above under “Compensation Philosophy and Objectives and Elements of Compensation — Base Salary,” approved (i) effective January 1, 2019, an increase to the base salary of our CEO from $600,000 to $630,000 and (ii) effective November 1, 2019, an increase to the base salary of Mr. Alvarez from $400,000 to $500,000.
Cash Bonuses.   In November 2018, the LDCC adopted a 2019 cash bonus plan for our executive officers, which was amended in February 2019 and August 2019. Under the plan, as amended in August 2019, our executive officers were eligible for bonuses based on the achievement of company metrics for each quarter in 2019, with a portion of their target bonus allocated to annual company and individual performance. The 2019 cash bonus plan was intended to provide a balanced focus on both our long-term strategic goals and shorter-term quarterly operational goals. The 2019 cash bonus plan provided for funding and payout of cash bonus awards based on our quarterly and annual performance during 2019 under pre-established metrics selected by the LDCC for each quarter and for the year. Payouts under the 2019 cash bonus plan were made following a review of our results and performance each quarter and, for the fourth quarter and annual components, a review occurred in March 2020 with respect to the fourth quarter and annual performances of the Company as well as each executive officer’s individual performance. The 2019 cash bonus plan provided for a 50% weighting for quarterly achievement (with each quarter worth 12.5% of the total bonus fund for the year) and 50% for full year 2019 achievement. In addition, in January 2019, the LDCC approved a discretionary cash bonus to our CEO. On March 19, 2020, the LDCC approved a discretionary increase in the cash bonus to be paid to Mr. Melo for the annual period of 2019, from $74,119 to $95,000, in recognition of his contributions. See “2019 Compensation — Equity Compensation — 2019 CEO Cash Bonus and Equity Awards” below for more information.
The total funding possible under the 2019 cash bonus plan was based on a cash value (or the “target bonus fund”) determined by the executive officers’ target bonus levels. Target bonus levels for our executive officers in 2019 varied by individual, but were generally set between 50% and 100% of their annual base salary. In February 2019, the LDCC reviewed our executive officers’ bonus targets as part of its review of target total cash compensation for similar roles among executive officers at companies in the compensation peer group, as supplemented by relevant industry survey data, and, as a result of such analysis, as well as consideration of the factors described above under “Compensation Philosophy and Objectives and Elements of Compensation — Cash Bonuses,” approved increases to the target bonus level for one of our executive officers, Ms. Kelsey, from 40% to 50% of annual base salary effective January 1, 2019.
The quarterly and annual funding of the 2019 cash bonus plan was based on achievement of the following company performance metrics for the applicable quarter and full year 2019: GAAP revenue (weighted 100% for each quarterly period and 50% for the annual period), operating expenses (weighted 30% for the annual period) and direct gross margin (weighted 20% for the annual period). For each quarterly period and for the annual period under the 2019 cash bonus plan, “threshold,” “target” and “superior” performance levels were set for each applicable performance metric, which performance levels were intended to capture the relative difficulty of achievement of that metric.
If we did not achieve at least a 50% weighted average achievement level of the applicable performance metrics described above that achieved at least the “threshold” performance level for a given bonus plan period (the “funding threshold”), no funding would occur for such period. If we achieved the funding threshold level, 50% funding would occur. For a weighted average achievement between the funding threshold level and “target” level, a pro rata increase in funding would occur up to 100% of the target bonus fund allocated to such period. For weighted average achievement above the target level, an increase in funding of 1.67% of the target bonus fund for every 1% above target performance would occur up to 150% of the target bonus fund for the applicable bonus plan period.
Any payouts for the quarterly bonus periods would be the same as the funded level (provided the recipient meets eligibility requirements), subject to the final discretion of the Committee. Payouts for the annual bonus period would be made from the aggregate funded amount in the discretion of the Committee based on company and individual performance, and could range from 0% to 200% of an individual’s funded amount for the annual bonus period. The Committee chose to emphasize company performance goals for the quarterly and annual bonus plan periods given the critical importance of our short term strategic goals, but also to retain reasonable incentives and rewards for exceptional individual performance, recognizing the value of such incentives and rewards to our operational performance and to individual retention.
Based on the foregoing bonus plan structure, individual bonuses were awarded each quarter based on the LDCC’s assessment of company achievement, and with respect to the annual bonus, the LDCC’s assessment of company achievement as well as each executive officer’s contributions to such achievement, his or her progress toward achieving his or her individual goals, and his or her demonstrating our core values. Actual payment of any bonuses with respect to 2019 remained subject to the final discretion of the Committee.
Company Performance Goals.   Company performance during 2019 was measured and weighted against quarterly and annual targets established for GAAP revenue, operating expenses and direct gross margin, as applicable. The quarterly and annual weighting and achievement for each applicable metric are described below.
These targets were initially approved by the LDCC in November 2018. The annual and first quarter targets were then amended in February 2019, and the second, third and fourth quarter targets were adopted and amended at subsequent meetings of the Committee during 2019. The applicable targets for each quarter were discussed and evaluated in October and November 2019 as well as in March 2020, based on quarterly and annual performance (in March 2020, the LDCC discussed and evaluated the fourth quarter as well as the full year 2019 results) and continued development of our business and operating plans for 2019 and beyond. Achievement levels were determined in the discretion of the LDCC following each period under the 2019 cash bonus plan.
Degree of Difficulty in Achieving Performance Goals.   The LDCC considered the likelihood of achievement when recommending and approving, respectively, the Company and individual performance goals and bonus plan structures for each of the 2019 cash bonus plan periods, but it did not undertake a detailed statistical analysis of the difficulty of achievement of each measure. For 2019, the Committee considered the 50% weighted average achievement level to be attainable with normal effort, 100% to be challenging but achievable with significant effort, requiring circumstances to align as predicted, and any amounts in excess of 100% to be difficult to achieve, requiring additional sources of revenue, breakthroughs in technology, manufacturing operations, process development or business development, and exceptional levels of effort on the part of the executive team, as well as favorable external conditions.
2019 Quarterly and Annual Bonus Plan Funding and Award Decisions.   In each of October 2019, November 2019 and March 2020, the LDCC determined that our quarterly and annual performance goals were achieved as follows:
Company Performance Goal	Weight	Weighted Achievement Level	Funding Level
Q1
GAAP Revenue	100%	58%
Total Q1	100.0%	58.0%	58.0%
Q2
GAAP Revenue	100%	130%
Total Q2	100.0%	130.0%	150.0%
Q3
GAAP Revenue	100%	87%
Total Q3	100.0%	87.0%	87.0%
Q4
GAAP Revenue	100%	0%
Total Q4	100.0%	0%	0%
ANNUAL
GAAP Revenue	50%	103%
Operating Expenses	30%	0%
Direct Gross Margin	20%	85%
Total Annual	100.0%	68.6%	34.3(1)%

(1)
On March 19, 2020, the LDCC approved the bonus funding for the 2019 annual period for all eligible employees, with a reduction of 50% from the applicable weighted average achievement. the LDCC’s determinations were based on a review of the achievement of certain quarterly and annual performance goals under the 2018 and 2019 cash bonus plans, specifically in light of the restatement of the Company’s financial statements, as filed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

Individual Performance Goals.
For the annual portion of the 2019 cash bonus plan tied to individual performance, the Committee considered several factors, including the following:
•
For our CEO, the achievement of growing GAAP revenue and customer impact, as well as improving operating expenses.

•
For Mr. Alvarez, the achievement of meeting our production and fulfillment plan, managing costs, overseeing timely construction of a new production facility in Brazil and taking on additional operational roles and accountabilities.

•
For Ms. Valiasek, the developing CBD business and managing the financing and investor relation activities.

The Committee considered a variety of factors in determining, in its discretion, to award payouts under the 2019 cash bonus plan. In addition to the levels of company achievement (for the quarterly and annual portions) and individual performance (for the annual portion) categories, the Committee considered our cash needs as well as the level of performance of each named executive officer in achieving company results and their respective assigned individual goals. Based on the foregoing, and taking into account the factors described above, the Committee approved the following cash bonus awards under the 2019 cash bonus plan:
Name	2019 Cumulative Quarterly Bonus Payouts ($)	2019 Annual Portion Bonus Payout ($)	2019 Aggregate Annual and Quarterly Bonus Payouts ($)	Annual Bonus Target ($)	2019 Actual Bonus Earned as a % of Target Bonus
John Melo	238,613	95,000(1)	333,613	630,000	53%
Eduardo Alvarez(2)	151,500	94,325	245,825	416,667	59%
Kathleen Valiasek	127,260	28,812	156,072	336,000	46%

(1)
In March 2020, the LDCC approved a discretionary increase in the cash bonus to be paid to Mr. Melo for the annual period of 2019, from $74,119 to $95,000, in recognition of his contributions.

(2)
Mr. Alvarez’s base salary was increased from $400,000 to $500,000, effective November 1, 2019.

We believe that the payment of these awards was appropriate because the 2019 cash bonus plan appropriately held our named executive officers accountable for achievement of company and individual goals, and the payouts were reasonable and appropriate in light of our progress towards our business objectives.
Equity Awards.   Throughout 2019, the LDCC decided to not award equity grants for the executive officers. In January 2019, the LDCC approved special equity awards for our CEO, as described below (the “2019 CEO Equity Awards”).
2019 CEO Cash Bonus and Equity Awards
Because of an equity award granted to our CEO in May 2017 (the “2017 Award”) in excess of the limitation on the number of shares any participant may receive in any calendar year under the 2010 EIP (the “share limit”), which 2017 Award was further rescinded, voided and new equity awards were granted to our CEO in compliance with the share limit, in January 2019 the LDCC approved, in light of additional adjustments required to be made in respect to the 2017 Award, (i) a one-time cash bonus payment to our CEO in the amount of  $185,320, and (ii) a grant to our CEO consisting of an option to purchase 4,161 shares of our common stock and 38,616 RSUs with the terms described below (the “2019 CEO Equity Awards”).
In accordance with our policy regarding equity award grant dates, the 2019 CEO Equity Awards were granted on January 14, 2019, the first business day of the week following the week in which such awards were approved, with the exercise price of the option being set at $3.74 per share, the closing price of our common stock on Nasdaq on such date, in accordance with the terms of the 2010 EIP. The stock option under the 2019 CEO Equity Award vests over 28 months, with 1/28th of the shares subject to the award vesting monthly from the vesting commencement date of January 1, 2019. The RSUs under the 2019 CEO Equity Awards vest in two equal annual installments on May 1 of each of 2019 and 2020, subject to Mr. Melo’ s continued service on each vesting date. This vesting schedule is shorter than our typical three-year vesting schedule for RSUs granted to our executive officers and is intended to align with the 2017 Award being adjusted. Other than the vesting schedule, the terms of the 2019 CEO Equity Awards are identical to other equity awards granted to our executive officers.

2018 CEO Equity Awards
Because of the direct relationship between the value of our equity awards and the fair market value of our common stock, and in order to incentivize our CEO in a manner that aligns his interests with our long-term strategic direction and the interests of our stockholders and reduces the possibility of business decisions that favor short-term results at the expense of long-term value creation, in April 2018 the LDCC approved, with the support of the Board, a grant to our CEO of  (i) an option to purchase 3,250,000 shares of our common stock, such award being subject to performance-based vesting conditions as described below (the “CEO Performance Option”), and (ii) 700,000 RSUs with the terms described below (the “CEO RSU” and together with the CEO Performance Option, the “2018 CEO Equity Awards”). The grant of the 2018 CEO Equity Awards was contingent upon approval by our stockholders of both the 2018 CEO Equity Awards and certain amendments to the 2010 EIP to, among other things, increase the annual per-participant award limit thereunder, which approvals were obtained at our 2018 annual meeting of stockholders held on May 22, 2018. In accordance with our policy regarding equity award grant dates, the CEO Equity Awards were granted on May 29, 2018, the first business day of the week following the week in which such awards were approved, with the exercise price of the CEO Performance Option being set at $5.08 per share, the closing price of our common stock on Nasdaq on such date, in accordance with the terms of the 2010 EIP.
CEO Performance Option.   The CEO Performance Option is a performance-based nonqualified stock option and therefore the CEO will receive compensation from such stock option only to the extent that the company achieves the applicable performance milestones.
Performance Metrics & Vesting.   The CEO Performance Option is divided into four tranches as described in the table below (each a “Tranche”). Each of the four Tranches of the CEO Performance Option will vest on or after the applicable vesting date for the Tranche (the “Earliest Vesting Date”) provided: (i) the Board or the LDCC certify that both the EBITDA Milestone and the Stock Price Milestone (collectively, the “Milestones”) for such Tranche have been met and (ii) Mr. Melo remains our CEO on the applicable vesting date. Any Milestone may be met before, at or after the applicable Earliest Vesting Date for a Tranche provided that the Milestone is met during its applicable Measurement Period. The EBITDA Measurement Period starts January 1, 2018 and ends December 31, 2021. The Stock Price Measurement Period starts January 1, 2018 and ends December 31, 2022. In the event that either the EBITDA Milestone or the Stock Price Milestone is not yet achieved for a Tranche, no shares attributable to such Tranche will be eligible to vest on such Tranche’s Earliest Vesting Date; provided, however, the Milestones will remain eligible to be achieved during the remaining EBITDA Measurement Period and Stock Price Measurement Period, as applicable. For clarity, upon the achievement of both the applicable EBITDA Milestone and Stock Price Milestone for a Tranche, the shares attributable to such Tranche may not vest until such Tranche’s Earliest Vesting Date, and only if Mr. Melo remains the CEO on such date. More than one Tranche may vest simultaneously provided that: the Earliest Vesting Date for each applicable Tranche has occurred, the requisite EBITDA Milestone and Stock Price Milestone for each Tranche have been met and Mr. Melo continues as the CEO through the applicable date of vesting. The table below sets forth the number of shares, EBITDA Milestone, Stock Price Milestone and Earliest Vesting Date for each Tranche:
Tranche	Number of Shares	EBITDA Milestone ($M)	Stock Price Milestone	Earliest Vesting Date
1	750,000	$10	$15	July 1, 2019
2	750,000	$60	$20	July 1, 2020
3	750,000	$80	$25	July 1, 2021
4	1,000,000	$100	$30	July 1, 2022
EBITDA Milestone.   The EBITDA Milestone for a Tranche is achieved if Amyris’s EBITDA (as described below) equals or exceeds the EBITDA Milestone set forth in the table above for such Tranche for any fiscal year during the EBITDA Measurement Period. The EBITDA Measurement Period starts January 1, 2018 and ends December 31, 2021. The Board or the LDCC will measure and certify the level of achievement of the EBITDA Milestone as of the end of each fiscal year within the EBITDA Measurement Period.
For purposes of the EBITDA Milestone, “EBITDA” shall mean Amyris’s net (loss) income attributable to common stockholders for the relevant fiscal year during the EBITDA Measurement Period as determined in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) and as reported by Amyris in its audited financial statements contained in its Annual Report on Form 10-K for the relevant fiscal year filed with the SEC, plus interest expense (benefit), provision for income taxes, depreciation and amortization for the same fiscal year as reflected in the audited financial statements. For the avoidance of doubt, there will be no adjustment to the reported net (loss) income attributable to common stockholders for stock based compensation in determining EBITDA.
In the event of unusual non-recurring events such as acquisition activities or divestitures of significant assets or changes in applicable accounting rules, as a result of which the calculation of Amyris’s EBITDA during the EBITDA Measurement Period is increased or decreased by 10% or more in determining Amyris’s audited financial statements contained in its Annual Report on Form 10-K filed with the SEC for the most recently completed fiscal year, the Board or, if the Board delegates authority to the LDCC, the LDCC may provide for one or more equitable adjustments to the EBITDA Milestones to preserve the original intent regarding the EBITDA Milestones at the time of the initial award grant.
As of the date of this Proxy Statement, none of the EBITDA Milestones for any of the Tranches had been achieved.
Stock Price Milestone.   The Stock Price Milestone for a Tranche is achieved if each of  (i) the average of the daily closing prices of our common stock on the Nasdaq Global Select Market for any one hundred and eighty (180)-consecutive day period starting at any time after the last day of the fiscal year in which the applicable EBITDA Milestone was achieved for the applicable Tranche and ending during the Stock Price Measurement Period and (ii) the average of the daily closing prices of our common stock on the Nasdaq Global Select Market for a thirty (30)-consecutive day period ending on the date on which the 180-day average stock price set forth in the table is achieved for the applicable Tranche equals or exceeds the Stock Price Milestone for the applicable Tranche during the Stock Price Measurement Period. The Stock Price Measurement Period starts January 1, 2018 and ends December 31, 2022.
The Stock Price Milestone will be adjusted to reflect events such as a stock split or recapitalization in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the CEO Performance Option.
The LDCC considers the Stock Price Milestone to be a challenging hurdle and included the EBITDA Milestone to promote Amyris’s continued focus on growth, sustainability and profitability. The LDCC selected EBITDA (as defined above) as the appropriate measure because it believes EBITDA is a metric that is commonly used for companies at this stage of development and because many of Amyris’s stockholders use it to evaluate Amyris’s performance and viability. It is a measure of cash generation from operations that does not disincentivize Amyris from making additional investments to grow further. The EBITDA Milestone is designed to ensure that Amyris maintains operating discipline but does not represent Amyris’s target EBITDA for any future period. The LDCC included the Stock Price Milestone to drive sustained, long-term stockholder returns, and to further align Mr. Melo’s compensation opportunity to long-term stockholder interests. In establishing the EBITDA Milestone and Stock Price Milestone, the LDCC carefully considered a variety of factors, including Amyris’ growth trajectory and internal growth plans. The LDCC also reviewed special CEO equity awards approved by other public companies as a reference point for setting the magnitude and terms of the CEO Performance Option and CEO RSU.
As of the date of this Proxy Statement, none of the Stock Price Milestones for any of the Tranches had been achieved.
Term.   The term of the CEO Performance Option is ten years from the date of the grant, unless Mr. Melo’s employment with Amyris is terminated prior to such date. Accordingly, Mr. Melo will have ten years from the date of grant to exercise any portion of the CEO Performance Option that has vested on or prior to such date, provided that he remains employed at Amyris.
Post-Exercise Holding Period.   Mr. Melo must hold at least fifty percent (50%) of the shares he acquires upon exercise of the CEO Performance Option (net of any shares sold to pay the exercise price and any tax withholding obligations with respect to the CEO Performance Option) for two years post-exercise.

The LDCC selected a two-year holding period in order to further align Mr. Melo’s interests with Amyris stockholders’ interests for two years following the exercise of any portion of the CEO Performance Option. Such alignment ensures that Mr. Melo will be focused on sustaining Amyris’ success both before and after he exercises his CEO Performance Option.
Employment Requirement for Continued Vesting.   Mr. Melo must continue to be employed as Amyris’ CEO upon each vesting date in order for the corresponding Tranche to vest under the CEO Performance Option. If Mr. Melo is still employed at Amyris in a role other than CEO, he will no longer be able to vest under the CEO Performance Option but can continue to hold any unexercised, vested portion of the CEO Performance Option for the full term of the CEO Performance Option.
Termination of Employment.   Except in the context of a change of control of Amyris, there will be no acceleration of vesting of the CEO Performance Option if the employment of Mr. Melo is terminated, or if he dies or becomes disabled. In other words, termination of Mr. Melo’s employment with Amyris will preclude his ability to earn any then-unvested portion of the CEO Performance Option following the date of his termination.
Change of Control of Amyris.   If Amyris experiences a change of control, such as a merger with or purchase by another company, vesting under the CEO Performance Option will not automatically accelerate.
In the event of a change of control, the performance under the CEO Performance Option will be determined as of the change of control. For this change of control determination, the EBITDA Milestone will be disregarded and a Stock Price Milestone relating to any Tranche that has not yet vested shall be achieved if the per share price (plus the per share value of any other consideration) received by the Company’s stockholders in the change of control equals or exceeds the applicable Stock Price Milestone. To the extent a Stock Price Milestone for a Tranche is achieved upon a change of control, the shares specified for such Tranche will be subject to time-based vesting (the “COC Time-Based Options”), and such COC Time-Based Options shall vest upon the later of the date of the change of control and the Earliest Vesting Date applicable to such Tranche, subject to Mr. Melo remaining the CEO on each such vesting date. To the extent a Stock Price Milestone for a Tranche is not achieved as a result of the change of control, such Tranche will be forfeited automatically as of the immediately prior to closing of the change of control and never shall become vested. Notwithstanding the foregoing, if Mr. Melo is terminated without cause or resigns for good reason in connection with the change of control, any then unvested COC Time-Based Options will accelerate, subject to Mr. Melo’s satisfaction of certain terms and conditions, including, but not limited to delivery of a release of claims, pursuant to the Severance Plan (as defined below), the terms of which are described below under “Severance Plan” and “Potential Payments upon Termination and upon Termination Following a Change in Control.”
In addition, if the successor or acquiring corporation (if any) of Amyris refuses to assume, convert, replace or substitute the CEO Performance Option in connection with a change of control, 100% of Mr. Melo’s COC Time-Based Options shall accelerate and become vested effective immediately prior to the change of control.
The treatment of the CEO Performance Option upon a change of control is intended to align Mr. Melo’s interests with Amyris’s other stockholders with respect to evaluating potential change of control offers.
Clawback.   In the event of a restatement of Amyris’s financial statements previously filed with the SEC as a result of material noncompliance with financial reporting requirements (“restated financial results”), Amyris will require forfeiture (or repayment, as applicable) of the portion of the CEO Performance Option in excess of what would have been earned or paid based on the restated financial results.
CEO RSU.   The CEO RSU will vest in four equal annual installments on July 1 of each of 2019, 2020, 2021 and 2022, subject to Mr. Melo’ s continued service on each vesting date. This four-year vesting schedule is longer than our typical three-year vesting schedule for RSUs granted to our executive officers and is intended to further align Mr. Melo’s compensation opportunity to long-term stockholder interests and to promote retention and continuity in our business. Other than the vesting schedule, the terms of the CEO RSU are identical to other RSU awards granted to our executive officers.

Severance Plan.   In November 2013, the LDCC adopted the Amyris, Inc. Executive Severance Plan (or the “Severance Plan”). The Severance Plan had an initial term of 36 months and thereafter will be automatically extended for successive additional one-year periods unless we provide six months’ notice of non-renewal prior to the end of the applicable term. In May 2016, May 2017, February 2018 and February 2019, the LDCC reviewed the terms of the Severance Plan and elected to allow it to automatically renew upon the expiration of its initial term in November 2016 and renewal terms in November 2017 and November 2018, respectively. The LDCC adopted the Severance Plan to provide a consistent and updated severance framework for our executive officers that aligns with peer practices. The terms of the Severance Plan, including the potential amounts payable under the Severance Plan and related defined terms, are described in detail below under “Potential Payments upon Termination and upon Termination Following a Change in Control.” All of our named executive officers, and all senior level employees of Amyris that are eligible to participate in the Severance Plan (or, collectively, the “participants”), have entered into participation agreements to participate in the Severance Plan. Generally, the payments and benefits under the Severance Plan supersede and replace any rights the participants have in connection with any change of control or severance benefits contained in such participants’ employment offer letters, equity award agreements or any other agreement that specifically relates to accelerated vesting of equity awards; provided, that (i) our CEO is entitled to the rights and benefits provided for in the CEO Performance Option in connection with a change of control of Amyris, as described above and (ii) in the event of any conflict between the terms of the CEO Performance Option and Mr. Melo’s participation agreement or the Severance Plan relating to accelerated vesting of equity awards, the terms of the CEO Performance Option would govern and control. In addition, Mr. Alvarez’s participation agreement provides that in the event that prior to full vesting of Mr. Alvarez’s new hire equity awards, including the Alvarez 2018 Award (collectively, the “Alvarez New Hire Awards”), Mr. Alvarez’s employment with the Company terminates in circumstances entitling him to severance payments and benefits under the Severance Plan, whether or not in connection with a change of control, then upon such termination the vesting and exercisability of each Alvarez New Hire Award will be automatically accelerated in full and the forfeiture provisions and/or company right of repurchase of each Alvarez New Hire Award will automatically lapse accordingly.
We believe that the Severance Plan appropriately balances our need to offer a competitive level of severance protection to our executive officers and to induce them to remain in our employ through the potentially disruptive conditions that may exist around the time of a change of control, while not unduly rewarding executive officers for a termination of their employment.
Other Executive Benefits and Perquisites.   We provide the following benefits to our executive officers on the same basis as other eligible employees:
•
health insurance;

•
time off and sick days;

•
life insurance and supplemental life insurance;

•
short-term and long-term disability; and

•
a Section 401(k) plan with an employer matching contribution.

We believe that these benefits are generally consistent with those offered by other companies with which we compete for executive talent.
Some of the executive officers whom we have hired, including Mr. Alvarez, held positions in locations outside of Northern California at the time they agreed to join us. We have agreed in these instances to pay certain relocation and travel expenses to these executive officers, including housing and rental car expenses. The amounts of relocation and travel expenses paid to our named executive officers are included in the “All Other Compensation” column of the “Summary Compensation Table” above and the related footnotes. Given the high cost of living in the San Francisco Bay Area relative to most other metropolitan areas in the United States, we believe that for us not to be limited to hiring executives located near our headquarters in Emeryville, California, we must be willing to offer to pay an agreed upon amount of relocation costs.
Other Compensation Practices and Policies.   The following additional compensation practices and policies apply to our executive officers in 2019:

Timing of Equity Awards.   The timing of equity awards has been determined by our Board or the LDCC based on our Board’s or the LDCC’s view at the time regarding the adequacy of executive equity interests in us for purposes of retention and motivation.
In March 2018, November 2018 and December 2019, our Board and the LDCC, respectively, ratified our existing policy regarding equity award grant dates, fixing grant dates in an effort to ensure the integrity of the equity award granting process. This policy took effect beginning with equity awards granted after the original adoption of the policy in March 2011. Under the policy, equity awards are generally granted on the following schedule:
•
For equity awards to ongoing employees, the grant date is set as the first business day of the week following the week in which the award is approved; and

•
For equity awards to new hires, the grant date is set as the first business day of the week following the later of the week in which the award is approved or the week in which the new hire commences his or her employment.

Tax Considerations.   Generally, Section 162(m) of the U.S. Internal Revenue Code (“Section 162(m)”) disallows a federal income tax deduction for public corporations of remuneration in excess of  $1 million paid for any fiscal year to their chief executive officer and up to three other executive officers whose compensation is required to be disclosed to their stockholders under the Securities Exchange Act of 1934 because they are our most highly-compensated executive officers (“covered employees”). The exemption from Section 162(m)’s deduction limit for “performance-based compensation” has been repealed, effective for taxable years beginning after December 31, 2017, such that compensation paid to our covered employees in excess of  $1 million will not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017. While the LDCC has not adopted a formal policy regarding tax deductibility of the compensation paid to our executive officers, tax deductibility under Section 162(m) is a factor in its compensation deliberations. However, the 2010 EIP includes, and the 2020 Plan will include, various provisions designed to allow us to qualify stock options and other equity awards as “performance-based compensation” under Section 162(m), including a limitation on the maximum number of shares subject to awards that may be granted to an individual under the 2010 EIP or the 2020 Plan, as applicable, in any one year.
The LDCC seeks to balance the cost and benefit of tax deductibility with our executive compensation goals that are designed to promote long-term stockholder interest. Therefore, the LDCC may, in its discretion, authorize compensation payments that do not consider the deductibility limit imposed by Section 162(m) when it believes that such payments are appropriate to attract and retain executive talent and are in the best interests of the Company and our stockholders. Accordingly, we expect that a portion of our future cash compensation and equity awards to our executive officers will not be deductible under Section 162(m).
For example, with respect to the CEO Performance Option and CEO RSU described above, we expect that Mr. Melo will always be a covered employee for purposes of Section 162(m) of the Code. Thus, in any given year in which Mr. Melo exercises all or part of the CEO Performance Option, or vests and is settled in any portion of the CEO RSU, we may not be able to take a tax deduction for more than an aggregate of $1,000,000 attributable to Mr. Melo’s compensation, including regarding compensation recognized by Mr. Melo from the exercise of the CEO Performance Option or settlement of the CEO RSU.
Compensation Recovery Policy.   Other than with respect to the CEO Performance Option, as described above, we do not have a formal policy regarding adjustment or recovery of awards or payments if the relevant performance measures upon which they are based are restated or otherwise adjusted in a manner that would reduce the size of the award or payment. Under those circumstances, our Board or the LDCC would evaluate whether adjustments or recoveries of awards or payments were appropriate based upon the facts and circumstances surrounding the restatement or other adjustment. We anticipate that our Board will adopt a policy regarding restatements in the future based on anticipated SEC and Nasdaq regulations requiring listed companies to have a policy that requires repayment of incentive compensation that was paid to current or former executive officers in the three fiscal years preceding any restatement due to material noncompliance with financial reporting requirements. On March 19 2020, the LDCC approved the bonus funding for the 2019 annual period for all eligible employees, with a reduction of 50% from the applicable weighted average achievement. the LDCC’s determinations were based on a review of the achievement of certain quarterly and annual performance goals under the 2018 and 2019 cash bonus plans, specifically in light of the restatement of the Company’s financial statements, as filed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018.
Stock Ownership Policy.   We have not established stock ownership or similar guidelines with regard to our executive officers. All of our executive officers currently have a direct or indirect, through their stock option holdings, equity interest in our company and we believe that they regard the potential returns from these interests as a significant element of their potential compensation for services to us.
Insider Trading Policy and Hedging Prohibition.   We have adopted an Insider Trading Policy that, among other things, prohibits our employees, officers and directors from trading in our securities while in possession of material, non-public information. In addition, under our Insider Trading Policy, our employees, officers and directors may not acquire, sell or trade in any interest or position relating to the future price of our securities (such as a put option, a call option or a short sale).
Outstanding Equity Awards as of December 31, 2019
The following table sets forth information regarding outstanding equity awards held by our named executive officers as of December 31, 2019.
	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($/Sh)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(26)
John Melo	19,866(1)(9)	—	306.15	4/20/2020
	5,600(2)(10)	—	402.60	4/15/2021
	6,666(2)(11)	—	57.90	4/9/2022
	24,066(3)(12)	—	43.05	6/3/2023
	20,000(3)(13)	—	52.65	5/5/2024
	28,333(3)(14)	—	29.40	6/8/2025
	6,000(3)(15)	—	24.45	11/9/2025
	25,381(3)(16)	2,952(3)(16)	8.85	5/16/2026
	12,916(3)(17)(21)	7,084(3)(17)(21)	3.16	6/12/2027
	—	3,250,000 (18)	5.08	5/29/2028
	1,634 (19)	2,527 (18)	3.74	01/14/2029
					(6)(7)(8)
					559,863(16)(17)(18)	1,729,977
					(20)(21)
Eduardo Alvarez	30,000(5)(22)	— (5)(22)	2.89	10/23/2027	—	—
Kathleen Valiasek	13,055(4)(23)	3,611(4)(23)	10.35	1/17/2027
	1,291(3)(17)	709(3)(17)	4.80	5/15/2027
	39,583	60,417(3)(24)	5.08	5/29/2028
					138,599(6)(17)	428,271
					(24)(25)

(1)
These stock options vest as to 1/60th of the shares subject to the stock options each month from the vesting commencement date, which is a date fixed by the Board or LDCC when granting equity awards, until the fifth anniversary of the vesting commencement date, subject to continued service through each vesting date.

(2)
These stock options vest as to 1/48th of the shares subject to the stock options each month from the vesting commencement date until the fourth anniversary of the vesting commencement date, subject to continued service through each vesting date.

(3)
These stock options vest as to 1/4th of the shares subject to the stock options on the first anniversary of the vesting commencement date, and as to an additional 1/48th of the shares subject to the stock options each month thereafter until the fourth anniversary of the vesting commencement date, subject to continued service through each vesting date.

(4)
These stock options vest as to 1/5th of the shares subject to the stock options on the six-month anniversary of the vesting commencement date, as to an additional 1/5th of the shares subject to the stock options vesting on the first anniversary of the vesting commencement date, and as to an additional 1/60th of the shares subject to the stock options each month thereafter until the fourth anniversary of the vesting commencement date, subject to continued service through each vesting date.

(5)
These stock options vest as to 1/4th of the shares subject to the stock options on the first anniversary of the vesting commencement date, and as to an additional 1/16th of the shares subject to the stock options each month thereafter until the second anniversary of the vesting commencement date, subject to continued service through each vesting date.

(6)
These RSUs vest as to 1/3rd of the units annually from the vesting commencement date until the third anniversary of the vesting commencement date, subject to continued service through each vesting date.

(7)
These RSUs vest as to 1/4th of the units annually from the vesting commencement date until the fourth anniversary of the vesting commencement date, subject to continued service through each vesting date.

(8)
These RSUs fully vest on October 1, 2019, subject to continued service through such date.

(9)
The vesting commencement date of this award was April 20, 2010.

(10)
The vesting commencement date of this award was January 1, 2011.

(11)
The vesting commencement date of this award was April 1, 2012.

(12)
The vesting commencement date of this award was April 1, 2013.

(13)
The vesting commencement date of this award is April 1, 2014.

(14)
The vesting commencement date of this award is June 8, 2015. This award is subject to acceleration of vesting upon termination of employment in connection with a change of control, as further described below under “Potential Payments upon Termination and upon Termination Following a Change in Control.”

(15)
The vesting commencement date of this award is November 1, 2015. This award is subject to acceleration of vesting upon termination of employment in connection with a change of control, as further described below under “Potential Payments upon Termination and upon Termination Following a Change in Control.”

(16)
The vesting commencement date of this award is May 1, 2016. This award is subject to acceleration of vesting upon termination of employment in connection with a change of control, as further described below under “Potential Payments upon Termination and upon Termination Following a Change in Control.”

(17)
The vesting commencement date of this award is May 1, 2017. This award is subject to acceleration of vesting upon termination of employment in connection with a change of control, as further described below under “Potential Payments upon Termination and upon Termination Following a Change in Control.”

(18)
These stock options are subject to performance-based vesting conditions and to acceleration of vesting in connection with a change of control. For more information regarding these stock options, please see above under “Executive Compensation — Compensation Discussion and Analysis — 2018 Compensation — Equity Awards — 2018 CEO Equity Awards — CEO Performance Option.” Such stock options are also subject to acceleration of vesting upon termination of employment in connection with a change of control, as further described below under “Potential Payments upon Termination and upon Termination Following a Change in Control.”

(19)
These stock options vest as to 1/28th of the shares subject to the stock options vesting monthly from the vesting commencement date, subject to continued service through each vesting date. The vesting commencement date of this award is January 1, 2019. The award is subject to acceleration of vesting upon termination of employment in connection with a change of control, as further described below under “Potential Payments upon Termination and upon Termination Following a Change in Control.”

(20)
The vesting commencement date of this award is July 1, 2018. This award is subject to acceleration of vesting upon termination of employment in connection with a change of control, as further described below under “Potential Payments upon Termination and upon Termination Following a Change in Control.”

(21)
On May 11, 2017, Mr. Melo was granted an award of 1,220,000 RSUs and 780,000 stock options under the 2010 EIP, which inadvertently exceeded the Plan Limit. In June 2017, before the equity awards were issued to Mr. Melo, the LDCC rescinded and voided the entire award and granted grant new equity awards to Mr. Melo in compliance with the Plan Limit consisting of 20,000 stock options and 46,666 RSUs. In recognition of the value lost on the voiding of these awards, in January 2019 the Company paid a cash bonus of  $185,320 to Mr. Melo and issued new equity awards to Mr. Melo consisting of 4,161 stock options and 38,616 RSUs.

(22)
The vesting commencement date of this award is October 16, 2017. This award is subject to acceleration of vesting upon termination of employment, as further described below under “Potential Payments upon Termination and upon Termination Following a Change in Control.”

(23)
The vesting commencement date of this award is January 4, 2017. This award is subject to acceleration of vesting upon termination of employment in connection with a change of control, as further described below under “Potential Payments upon Termination and upon Termination Following a Change in Control.”

(24)
The vesting commencement date of this award is May 1, 2018. This award is subject to acceleration of vesting upon termination of employment in connection with a change of control, as further described below under “Potential Payments upon Termination and upon Termination Following a Change in Control.”

(25)
The vesting commencement date of this award is October 1, 2017. This award is subject to acceleration of vesting upon termination of employment, as further described below under “Potential Payments upon Termination and upon Termination Following a Change in Control.”

(26)
Calculated by multiplying the number of units that had not vested as of December 31, 2019 by $3.09, the closing price of our common stock on the Nasdaq Global Select Market on December 31, 2019.

Pension Benefits
None of our named executive officers participates in, or has an account balance in, a qualified or non-qualified defined benefit plan sponsored by us.
Potential Payments upon Termination and upon Termination Following a Change in Control
In November 2013, the LDCC adopted the Amyris, Inc. Executive Severance Plan (the “Severance Plan”). The Severance Plan had an initial term of 36 months and thereafter will be automatically extended for successive additional one-year periods unless we provide six months’ notice of non-renewal prior to the end of the applicable term. In May 2016, May 2017, February 2018 and February 2019, the LDCC reviewed the terms of the Severance Plan and elected to allow it to automatically renew upon the expiration of its initial term in November 2016 and renewal terms in November 2017 and November 2018, respectively. The LDCC adopted the Severance Plan to provide a consistent and updated severance framework for our executive officers that aligns with peer practices. All of our named executive officers, and all senior level employees of Amyris that are eligible to participate in the Severance Plan (or, collectively, the “participants”), have entered into participation agreements to participate in the Severance Plan. Generally, the payments and benefits under the Severance Plan supersede and replace any rights the participants have in connection with any change of control or severance benefits contained in such participants’ employment offer letters, equity award agreements or any other agreement that specifically relates to accelerated vesting of equity awards; provided, that (i) our CEO is entitled to the rights and benefits provided for in the CEO Performance Option in connection with a change of control of Amyris, as described above and (ii) in the event of any conflict between the terms of the CEO Performance Option and Mr. Melo’s participation agreement or the Severance Plan relating to accelerated vesting of equity awards, the terms of the CEO Performance Option would govern and control.
Upon the execution of a participation agreement, the participants are eligible for the following payments and benefits under the Severance Plan.
Upon termination by us of a participant’s employment other than for “cause” (as defined below) or the death or disability of the participant, or upon resignation by the participant of such participant’s employment for “good reason” (as defined below) (collectively referred to as an “Involuntary Termination”), the participant becomes eligible for the following severance benefits:
•
12 months of base salary continuation (18 months for our CEO)

•
12 months of health benefits continuation (18 months for our CEO)

Upon an Involuntary Termination of a participant at any time within the period beginning three months before and ending 12 months after a change of control (as defined below) of the Company, the participant becomes eligible for the following severance payments and benefits:
•
18 months of base salary continuation (24 months for our CEO)

•
18 months of health benefits continuation (including for our CEO)

•
Automatic acceleration of vesting and exercisability of all outstanding equity awards then held by the participant

In addition, as noted in the table below, Mr. Alvarez’s participation agreement provides that in the event he undergoes an Involuntary Termination (whether or not in connection with a change of control), the vesting and exercisability of certain of his equity awards will accelerate.
In each case, the payments and benefits are contingent upon the participant complying with various requirements, including non-solicitation and confidentiality obligations to us, and on execution, delivery and non-revocation by the participant of a standard release of claims in favor of the Company within 60 days of the participant’s separation from service (as defined in Section 409A of the Code). The payments and benefits are subject to forfeiture if, among other things, the participant breaches any of his or her obligations under the Severance Plan and related agreements. The payments and benefits are also subject to adjustment and deferral based on applicable tax rules relating to change-in-control payments and deferred compensation.
Under the Severance Plan, “cause” generally encompasses the participant’s: (i) gross negligence or intentional misconduct; (ii) failure or inability to satisfactorily perform any assigned duties; (iii) commission of any act of fraud or misappropriation of property or material dishonesty; (iv) conviction of a felony or a crime involving moral turpitude; (v) unauthorized use or disclosure of the confidential information or trade secrets of Amyris or any of our affiliates that use causes material harm to Amyris; (vi) material breach of contractual obligations or policies; (vii) failure to cooperate in good faith with investigations; or (viii) failure to comply with confidentiality or intellectual property agreements. Prior to any determination that “cause” under the Severance Plan has occurred, we are generally required to provide notice to the participant specifying the event or actions giving rise to such determination and a 10-day cure period (30 days in the case of failure or inability to satisfactorily perform any assigned duties).
Under the Severance Plan, “good reason” generally means: (i) a material reduction of the participant’s role at Amyris; (ii) certain reductions of base salary; (iii) a workplace relocation of more than 50 miles; or (iv) our failure to obtain the assumption of the Severance Plan by a successor. In order for a participant to assert good reason for his or her resignation, he or she must provide us written notice within 90 days of the occurrence of the condition and allow us 30 days to cure the condition. Additionally, if we fail to cure the condition within the cure period, the participant must terminate employment with us within 30 days of the end of the cure period.
Under the Severance Plan, a “change of control” will generally be deemed to occur if   (i) Amyris completes a merger or consolidation after which Amyris’s stockholders before the merger or consolidation do not own at least a majority of the outstanding voting securities of the acquiring or surviving entity after such merger or consolidation, (ii) Amyris sells all or substantially all of its assets, (iii) any person or entity acquires more than 50% of Amyris’s outstanding voting securities or (iv) a majority of Amyris’s directors cease to be directors over any one-year period.
To the extent any severance benefits to a named executive officer constitute deferred compensation subject to Section 409A of the Code and such officer is deemed a “specified employee” under Section 409A, we will defer payment of such benefits to the extent necessary to avoid adverse tax treatment.
Agreements with Executive Officers
We do not have formal employment agreements with any of our named executive officers. The initial compensation of each named executive officer was set forth in an employment offer or promotion letter that we executed with such executive officer at the time his or her employment with us commenced (or at the time of her or his promotion, as the case may be). Each employment offer letter provides that the named executive officer’s employment is “at will.”
As a condition to their employment, our named executive officers entered into non-competition, non-solicitation and proprietary information and inventions assignment agreements. Under these agreements, each named executive officer has agreed (i) not to solicit our employees during her or his employment and for a period of 12 months after the termination of his or her employment, (ii) not to compete with us or assist any other person to compete with us during her or his employment, and (iii) to protect our confidential and proprietary information and to assign to us intellectual property developed during the course of his or her employment.
See above under “Executive Compensation — Potential Payments upon Termination and upon Termination Following a Change in Control” for a description of potential payments to our named executive officers upon termination of employment, including in connection with a change of control of the Company.
Limitation of Liability and Indemnification
Our Certificate of Incorporation limits the personal liability of directors for breach of fiduciary duty to the maximum extent permitted by the Delaware General Corporation Law (“DGCL”), and provides that no director will have personal liability to us or to our stockholders for monetary damages for breach of fiduciary duty or other duty as a director. However, these provisions do not eliminate or limit the liability of any of our directors for:
•
any breach of the director’s duty of loyalty to us or our stockholders;

•
acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•
voting or assenting to unlawful payments of dividends, stock repurchases or other distributions; or

•
any transaction from which the director derived an improper personal benefit.

Any amendment to or repeal of these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to such amendment or repeal. If the DGCL is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of our directors will be further limited to the greatest extent permitted by the DGCL.
In addition, our Bylaws provide that we must indemnify our directors and officers to the fullest extent permitted by the DGCL, and we must advance expenses, including attorneys’ fees, to our directors and officers, in connection with legal proceedings related to their status or service, subject to very limited exceptions.
We maintain an insurance policy that covers certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers.
Certain of our non-employee directors may, through their relationships with their employers, be insured and/or indemnified against certain liabilities incurred in their capacity as members of the Board.
We have entered into indemnification agreements with each of our directors and executive officers that may be broader than the specific indemnification provisions contained in the DGCL. These indemnification agreements require us, among other things, to indemnify our directors and executive officers against liabilities that may arise by reason of their status or service. These indemnification agreements also require us to advance all expenses incurred by the directors and executive officers in investigating or defending against any such action, suit or proceeding. We believe that these agreements are necessary to attract and retain qualified individuals to serve as directors and executive officers.
We are not presently aware of any pending litigation or proceeding involving any person who is or was one of our directors, officers, employees or other agents or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, for which indemnification is sought, and we are not aware of any threatened litigation that may result in claims for indemnification.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, policies and agreements, we have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Director Compensation
Mr. Melo did not receive any compensation in connection with his service as a director due to his status as an employee of the company. The compensation that we pay to Mr. Melo is discussed in the “Executive Compensation” section of this Proxy Statement.
Director Compensation for 2019
During the fiscal year ended December 31, 2019, our non-employee directors who served during 2019 earned the compensation set forth below.
Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(11)	Option Awards ($)(2)(11)	All Other Director Compensation ($)	Total ($)(12)
John Doerr	49,000	8,452	9,674	—	67,126
Geoffrey Duyk	47,500	35,681	9,674	—	92,855
Philip Eykerman(3)	40,000	8,452	9,674	—	58,126
Christoph Goppelsroeder(4)	40,000	—	—	—	40,000
Frank Kung(5)	40,000	8,452	9,674	—	58,126
Steven Mills	52,500	8,452	9,674	—	70,626
James McCann(6)(7)	25,275	10,456	11,990		47,721
Carole Piwnica	54,500	8,452	9,674	—	72,626
Lisa Qi(8)	25,275	—	—	—	25,275
HH Sheikh Abdullah bin Khalifa Al Thani(9)	14,725	—	—	—	14,725
Christophe Vuillez(10)	15,385	—	—	—	15,385
R. Neil Williams	70,000	8,452	9,674	—	88,126
Patrick Yang	45,000	8,452	9,674	—	63,126

(1)
Reflects board, committee chair and committee member retainer fees earned during 2019.

(2)
The amounts in the “Stock Awards” and “Option Awards” columns reflect the aggregate grant date fair value of such awards computed in accordance with FASB ASC Topic 718. The assumptions made in the valuation of the awards are discussed in Note 11, “Stock-based Compensation” of  ”Notes to Consolidated Financial Statements” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019. These amounts do not correspond to the actual value that may be recognized by our non-employee directors.

(3)
All cash compensation earned by Mr. Eykerman during 2019 was to be paid directly to DSM, which designated Mr. Eykerman to serve on our Board, and he did not receive any cash benefit from such payments.

(4)
All cash compensation earned by Mr. Goppelsroeder during 2019 was to be paid directly to DSM, which designated Mr. Goppelsroeder to serve on our Board, and he did not receive any cash benefit from such payments. In addition, Mr. Goppelsroeder has to date declined each equity award granted to him pursuant to our non-employee director compensation program, without prejudice to future awards.

(5)
All cash compensation earned by Dr. Kung during 2019 was to be paid directly to Vivo, which designated Dr. Kung to serve on our Board, and Dr. Kung did not receive any cash benefit from such payments. Pursuant to an agreement between Dr. Kung and Vivo, Dr. Kung has agreed, subject to certain conditions and exceptions, to remit the equity compensation he receives under our non-employee director compensation program to Vivo if and when such equity compensation becomes vested and/or exercised.

(6)
Mr. McCann was appointed to our Board on May 14, 2019 and the fees earned by him in 2019 represent retainer fees earned for the portions of 2019 that he served on our Board.

(7)
Upon joining our Board in May 2019, Mr. McCann received an initial award under the 2010 EIP of an option to purchase 750 shares of our common stock and 490 RSUs. This award was contemplated by our non-employee director compensation program (described in “Narrative Disclosure to Director Compensation Tables” below). The stock option and RSU awards vested in full on August 1, 2019. The grant date fair value for these awards, as calculated under FASB ASC Topic 718, is as shown:
Name	Date of Grant	Number of Shares of Stock or Units (#)	Number of Securities Underlying Options (#)	Exercise Price Per Share ($)	Stock Awards ($)(2)	Option Awards ($)(2)
James McCann	5/20/2019	—	750	4.09	—	2,316
James McCann	5/20/2019	490	—	—	2,004	—
(8)
Ms. Qi was appointed to our Board on May 14, 2019 and the fees earned by her in 2019 represent retainer fees earned for the portions of 2019 that she served on our Board. In addition, Ms. Qi has declined receiving any equity award pursuant to our non-employee director compensation program.

(9)
HH Sheikh Abdullah bin Khalifa Al Thani resigned from our Board effective May 14, 2019, at which time all of his outstanding equity awards ceased vesting: all of his vested options remained exercisable for a period of three months after May 14, 2019, and all of his unvested options and RSUs were forfeited. In addition, the fees earned by him in 2019 represent retainer fees earned for the portions of 2019 that he served on our Board.

(10)
All cash compensation earned by Mr. Vuillez during 2019 was to be paid directly to Total, which designated Mr. Vuillez to serve on our Board, and he did not receive any cash benefit from such payments. In addition, Mr. Vuillez has to date declined each equity award granted to him pursuant to our non-employee director compensation program, without prejudice to future awards. Mr. Vuillez resigned from our Board effective May 20, 2019 and the fees earned by him in 2019 represent retainer fees earned for the portions of 2019 that he served on our Board.

(11)
In October 2019, each of our non-employee directors other than Mr. Goppelsroeder and Ms. Qi (and excluding the Board members who resigned from our Board in May 2019) received an annual award under the 2010 EIP of an option to purchase 3,466 shares of our common stock and 2,266 RSUs. These awards were contemplated by our non-employee director compensation program (described in “Narrative Disclosure to Director Compensation Tables” below). These option and RSU awards will vested in full on October 23, 2020 (subject to continued service through such date). The grant date fair value of these awards, as calculated under FASB ASC Topic 718, is as shown:

Name	Date of Grant	Number of Shares of Stock or Units (#)	Number of Securities Underlying Options (#)	Exercise Price Per Share ($)	Stock Awards ($)(2)	Option Awards ($)(2)
John Doerr	10/23/2019	—	3,466	3.73	—	9,674
John Doerr	10/23/2019	2,266	—	—	8,452	—
Geoffrey Duyk	10/23/2019	—	3,466	3.73	—	9,674
Geoffrey Duyk	10/23/2019	9,566	—	—	35,681	—
Philip Eykerman	10/23/2019	—	3,466	3.73	—	9,674
Philip Eykerman	10/23/2019	2,266	—	—	8,452	—
Frank Kung(5)	10/23/2019	—	3,466	3.73	—	9,674
Frank Kung(5)	10/23/2019	2,266	—	—	8,452	—
Steven Mills	10/23/2019	—	3,466	3.73	—	9,674
Steven Mills	10/23/2019	2,266	—	—	8,452	—
James McCann	10/23/2019	—	3,466	3.73	—	9,674
James McCann	10/23/2019	2,266	—	—	8,452	—
Carole Piwnica	10/23/2019	—	3,466	3.73	—	9,674
Carole Piwnica	10/23/2019	2,266	—	—	8,452	—
R. Neil Williams	10/23/2019	—	3,466	3.73	—	9,674
R. Neil Williams	10/23/2019	2,266	—	—	8,452	—
Patrick Yang	10/23/2019	—	3,466	3.73	—	9,674
Patrick Yang	10/23/2019	2,266	—	—	8,452	—

(12)
As of December 31, 2019, the non-employee directors who served during 2019 held the following outstanding equity awards:

Name	Outstanding Options (Shares)	Outstanding Stock Awards (Units)
John Doerr	13,731	2,266
Geoffrey Duyk	8,132	9,566
Philip Eykerman	11,665	2,932
Christoph Goppelsroeder(4)	—	—
Frank Kung(5)	9,932	2,932
James McCann	4,216	2,266
Steven Mills	6,932	2,266
Carole Piwnica	13,731	2,266
Lisa Qi(8)	—	—
HH Sheikh Abdullah bin Khalifa Al Thani(9)
Christophe Vuillez(10)	—	—
R. Neil Williams	12,931	2,266
Patrick Yang	12,531	2,266
Narrative Disclosure to Director Compensation Tables
Under our current non-employee director compensation program, in each case subject to final approval by our Board with respect to equity awards:
•
Each non-employee director receives an annual cash retainer of $40,000 and an annual equity award consisting of an option to purchase 3,466 shares of our common stock and 2,266 RSUs, vesting in full after one year (in each case subject to continued service through the applicable vesting date). Any new Board members will receive a pro-rated annual equity award upon joining our Board, which award will vest in full on the one-year anniversary of the grant of the most recent annual Board equity awards.

•
The non-executive Board chair, if any, receives an additional annual award of 7,300 RSUs. The award becomes fully vested after one year (subject to continued service through the applicable vesting date).

•
The chair of the Audit Committee receives an additional annual cash retainer of  $30,000.

•
The chair of the LDCC receives an additional annual cash retainer of  $10,000.

•
The chair of the Nominating and Governance Committee receives an additional annual cash retainer of $9,000.

•
Audit Committee, LDCC and Nominating and Governance Committee members other than the chair receive an additional annual cash retainer of $7,500, $5,000 and $4,500, respectively.

In general, all of the retainers described above are paid quarterly in arrears. In cases where a non-employee director serves for part of the year in a capacity entitling him or her to a retainer payment, the retainer is prorated to reflect his or her period of service in that capacity. Non-employee directors are also eligible for reimbursement of their expenses incurred in attending Board and committee meetings.
See “Proposal 4 — Approval of our 2020 Equity Incentive Plan” for specific limits on the amount of annual Director Compensation for non-employee directors.

Transactions with Related Persons
The following is a description of each transaction since the beginning of 2018, and each currently proposed transaction, in which:
•
we have been or are to be a participant;

•
the amount involved exceeds the lesser of  $120,000 or 1% of the average of our total assets for the last two completed fiscal years; and

•
any of our directors, executive officers or holders of more than 5% of any class of our capital stock at the time of the transactions in issue, or any immediate family member of or person sharing the household with any of these individuals, had or will have a direct or indirect material interest.

Transactions with DSM
Value Sharing Agreement Amendments and Assignment
In December 2017, in connection with the sale of our production facility located in Brotas, Brazil (the “Brotas Facility”) to an affiliate of Koninklijke DSM N.V. (“DSM”), with which we have commercial and financial relationships and which owns greater than five percent of our outstanding common stock and has the right to designate two members of our Board of Directors, we entered into a value sharing agreement (the “Value Sharing Agreement”) with DSM, pursuant to which DSM agreed to make certain royalty payments to us representing a portion of the profit on the sale of products produced using farnesene purchased under that certain Renewable Farnesene Supply Agreement, dated as of April 26, 2016 (as amended, the “Nenter Supply Agreement”), between us and Nenter & Co., Inc. (“Nenter”), realized by Nenter and paid to DSM in accordance with the Nenter Supply Agreement. In addition, pursuant to the Value Sharing Agreement, DSM agreed to guarantee certain minimum annual royalty payments for the first three calendar years of the Value Sharing Agreement, subject to future offsets in the event that the royalty payments to which we would otherwise have been entitled under the Value Sharing Agreement for such years fall below certain milestones. Under the Value Sharing Agreement, we are required to use certain value share payments received by us with respect to the first three calendar years of the Value Sharing Agreement in excess of the guaranteed minimum annual value share payments for such years, if any, to repay amounts outstanding under the Credit Agreement, dated as of December 28, 2017, between us and DSM.
During 2018, we and DSM amended the Value Sharing Agreement to (i) provide for the use of estimates in calculating quarterly value share payments (subject to true-up), (ii) modify how the guaranteed minimum annual value share payment for 2018 will be offset against value payments accruing during 2018 and (iii) accelerate the minimum annual value share payment for 2019 from December 31, 2018 to June 30, 2018 in exchange for a fee of  $750,000.
On April 16, 2019, the Company assigned to DSM, and DSM assumed, all of the Company’s rights and obligations under the Value Sharing Agreement, for aggregate consideration to the Company of  $57.0 million, $29.1 million of which was paid to the Company in cash, with the remaining $27.9 million being used to pay certain existing obligations of the Company to DSM, including certain obligations under the Supply Agreement Amendment (as described below).
Supply Agreement Amendments
In December 2017, in connection with the sale of the Brotas Facility to DSM, we entered into a Supply Agreement (the “Supply Agreement”) with DSM, pursuant to which DSM will supply us with certain products useful in our business that were previously, and are expected to continue to be, manufactured at the Brotas Facility, at prices and on production and delivery terms and specifications set forth in the Supply Agreement, which prices are based upon DSM’s manufacturing cost plus an agreed margin. The Supply Agreement originally was set to expire (i) with respect to non-farnesene related products, on the date that our planned new manufacturing facility in Brazil is fully operational and meets its production targets, but in any event no later than December 31, 2021 and (ii) with respect to farnesene-related products, on December 28, 2037, subject in each case to earlier termination in certain circumstances.

On November 19, 2018, the Company and DSM entered into Amendment No. 1 to the Supply Agreement (the “Supply Agreement Amendment”), pursuant to which (i) the outside expiration date of the Supply Agreement with respect to non-farnesene related products was extended to December 31, 2022, with specified pricing terms added for products manufactured during 2022, (ii) DSM committed to produce certain non-farnesene related products for us for two months of each calendar year during the term of the Supply Agreement and (iii) we agreed to (A) pay DSM a cash reservation fee in the total amount of  $17.3 million, payable in installments during 2018 and 2019, (B) issue 1,643,991 shares of our common stock to DSM (see below under “Securities Purchase Agreement” for more information) and (C) pay DSM a cash fee of $7.3 million, payable on or before March 29, 2019, plus, if the closing price of our common stock on the trading day immediately preceding the date of such payment is less than $4.41 per share, an amount equal to such deficiency multiplied by 1,643,991.
On April 16, 2019, the Company and DSM entered into a second amendment to the Supply Agreement, as well as amendments to the Performance Agreement and the Quota Purchase Agreement entered into in connection with the December 2017 sale of the Brotas Facility to DSM, pursuant to which (i) DSM agreed to reduce certain manufacturing costs and fees paid by the Company related to the production of farnesene under the Supply Agreement through 2021, as well as remove the priority of certain customers over the Company with respect to production capacity at the Brotas Facility, (ii) the Company agreed to provide DSM rights to conduct certain process and downstream recovery improvements under the Performance Agreement at facilities other than the Brotas Facility in exchange for DSM providing the Company with a license to such improvements and (iii) the Company released DSM from its obligation to provide manufacturing and support services under the Quota Purchase Agreement in connection with the Company’s planned new manufacturing facility, which is no longer planned to be located at the Brotas, Brazil location. On September 30, 2019, the Company and DSM further amended the 2017 Supply Agreement with regard to payment obligations, including to reduce the deadline for the Company to pay undisputed invoice amounts and to grant DSM the option to suspend its obligations under the 2017 Supply Agreement upon certain payment defaults by the Company. On February 24, 2020, the Company and DSM further amended the Quota Purchase Agreement with regard to the payment of certain tax benefits to the parties.
Securities Purchase Agreement
On November 20, 2018, we issued 1,643,991 shares of our common stock (the “DSM Shares”) to DSM in a private placement pursuant to a securities purchase agreement, dated November 19, 2018, between us and DSM (the “DSM SPA”), in consideration of certain agreements of DSM set forth in the DSM Supply Agreement Amendment. Pursuant to the DSM SPA, we agreed to file a registration statement providing for the resale by DSM of the DSM Shares and to use commercially reasonable efforts to (i) cause such registration statement to become effective within 181 days following the date of the DSM SPA and (ii) keep such registration statement effective until DSM does not own any DSM Shares or the DSM Shares are eligible for resale under Rule 144 without regard to volume limitations.
Letter Agreement
On November 19, 2018, we entered into a letter agreement (the “Letter Agreement”) with DSM, pursuant to which, in consideration of the agreements of DSM set forth in the Supply Agreement Amendment, we agreed (i) to cause the removal of certain existing liens on intellectual property owned by us and licensed to DSM (the “Subject Intellectual Property”) and (ii) if such liens were not removed prior to December 15, 2018, to issue to DSM shares of our common stock with a value equal to $5,000,000. As a result of the entry into an amendment to our senior secured credit facility on December 14, 2019 to remove the Subject Intellectual Property from the lien granted by us thereunder, we satisfied our obligations under the Letter Agreement, and therefore we were not required to issue shares of our common stock (or otherwise make payment) to DSM pursuant to the Letter Agreement.
Brotas Facility Purchase Price Adjustment Letter
On November 19, 2018, we entered into a letter agreement with DSM, pursuant to which we agreed to make a cash payment to DSM of  $1.8 million in respect of an adjustment to the purchase price for certain assets sold by us to DSM in connection with sale of the Brotas Facility in December 2017 and related transactions pursuant to the terms of the agreements related to such sale.
Supply Agreement Payment Letter
In November 2018, we entered into a letter agreement with DSM, pursuant to which we agreed to make a cash payment to DSM of  $0.6 million in respect of certain agreements by DSM to allocate production capacity at the Brotas Facility in 2018 under the Supply Agreement.
Credit Agreement
On September 17, 2019, the Company and DSM entered into a credit agreement (the “2019 DSM Credit Agreement”) to make available to the Company a secured credit facility in an aggregate principal amount of $8.0 million, to be issued in separate installments of  $3.0 million, $3.0 million and $2.0 million, respectively, with each installment being subject to certain closing conditions, including the payment of certain existing obligations of the Company to DSM. On September 17, 2019, the Company borrowed the first installment of $3.0 million under the 2019 DSM Credit Agreement, all of which proceeds were used to pay certain existing obligations of the Company to DSM, and issued to DSM a promissory note in the principal amount of $3.0 million. On September 19, 2019, the Company borrowed the second installment of  $3.0 million under the 2019 DSM Credit Agreement, all of which proceeds were used to pay certain existing obligations of the Company to DSM, and issued to DSM a promissory note in the principal amount of  $3.0 million. On September 23, 2019, the Company borrowed the final installment of  $2.0 million under the 2019 DSM Credit Agreement, $1.5 million of which proceeds were used to pay certain existing obligations of the Company to DSM, and issued to DSM a promissory note in the principal amount of  $2.0 million. The promissory notes issued under the 2019 DSM Credit Agreement (i) mature on August 7, 2022, (ii) accrue interest at a rate of 12.5% per annum from and including the applicable date of issuance, which interest is payable quarterly in arrears on each January 1, April 1, July 1 and October 1, beginning January 1, 2020, and (iii) are secured by a first-priority lien on certain Company intellectual property licensed to DSM. The Company may at its option repay the amounts outstanding under the 2019 DSM Credit Agreement before the maturity date, in whole or in part, at a price equal to 100% of the amount being repaid plus accrued and unpaid interest on such amount to the date of repayment. In addition, the Company is required to repay the amounts outstanding under the 2019 DSM Credit Agreement (i) in an amount equal to the gross cash proceeds, if any, received by the Company upon the exercise by DSM of certain common stock purchase warrants issued by the Company to DSM in 2017 and (ii) in full upon the request of DSM at any time following the receipt by the Company of at least $50.0 million of gross cash proceeds from one or more sales of equity securities of the Company on or prior to June 30, 2020.
Commercial Transactions
In July and September 2017, we entered into three separate collaboration agreements with DSM (the “DSM Collaboration Agreements”) to jointly develop three new molecules in the Health and Nutrition field (the “DSM Ingredients”) using our technology, which we would produce and DSM would commercialize. Pursuant to the DSM Collaboration Agreements, DSM will, subject to certain conditions, provide funding for the development of the DSM Ingredients and, upon commercialization, the parties would enter into supply agreements whereby DSM would purchase the applicable DSM Ingredients from us at prices agreed by the parties. The development activities will be directed by a joint steering committee with equal representation by DSM and us. In addition, the parties will share product margin from DSM’s sales of products that incorporate the DSM Ingredients subject to the DSM Collaboration Agreements.
In June 2018, we and DSM amended and restated one of the DSM Collaboration Agreements to more clearly define the research and development funding responsibility, amounts and criteria under the agreement. Pursuant to the amended agreement, DSM agreed to fund additional research and development costs upon the achievement of certain milestones, and would then recoup a portion of such funding through a reduction in the royalty percentage paid by DSM to us (once products subject to the agreement have been commercialized) until such amount is recouped by DSM, at which point the royalty percentage would return to its previous level.

In 2019, we recognized $53.2 million in revenue relating to agreements and transactions with DSM, including those described above, and held $1.1 million in accounts receivable as well as $1.2 million of unbilled receivables and $3.3 million of contingent consideration receivable from DSM as of December 31, 2019.
Transactions with Foris
August 2018 Warrant Transaction
On August 17, 2018, we entered into warrant exchange agreements (the “Warrant Exchange Agreements”) with Foris Ventures, LLC (“Foris”), an entity affiliated with director John Doerr of Kleiner Perkins Caufield & Byers, a current stockholder, and an owner of greater than five percent of our outstanding common stock, and affiliates of Vivo Capital LLC (collectively, “Vivo”), an entity affiliated with director Frank Kung and which owns greater than five percent of our outstanding common stock and has the right to designate one member of our Board of Directors, pursuant to which Foris and Vivo agrees to exercise certain of their common stock purchase warrants issued in May 2017 and August 2017, respectively (the “Prior Cash Warrants”), representing an aggregate of 10,452,504 shares, in full for cash and (ii) surrender certain other of their common stock purchase warrants issued in May 2017 and August 2017, respectively (the “Prior Dilution Warrants”), in the case of Foris after exercising such warrant in full for 2,106,217 shares, to us for cancellation, and in exchange we agreed to issue to Foris and Vivo new warrants (the “New Warrants”) to purchase an aggregate of 12,097,164 shares of our common stock in a private placement, with the New Warrants having substantially identical terms as the Prior Cash Warrants, except that (A) the expiration date of the New Warrants would be 21 months after issuance (in comparison to the five-year term of the Prior Cash Warrants), (B) the New Warrants would not contain any anti-dilution protection (in comparison to the full-ratchet anti-dilution protection provided in Prior Cash Warrants), other than standard adjustments in the event of any dividends or distributions on our Common Stock, or any stock split, reverse stock split, recapitalization, reorganization or similar transaction, (C) the New Warrants would only permit exercise after the six-month anniversary of issuance, and would only permit “cashless” or “net” exercise after the twelve-month anniversary of issuance to the extent that there is not an effective registration statement covering the resale of the shares of common stock underlying the New Warrants and (D) the exercise price of the New Warrants would be $7.52 per share (in comparison to $4.40 per share for the Prior Cash Warrants), subject to adjustment. In connection with the entry into the Warrant Exchange Agreements, we entered into amendments to the Prior Cash Warrants and Prior Dilution Warrants with Foris and Vivo to (i) in the case of Foris, remove a beneficial ownership limitation from such warrants and (ii) in the case of Vivo, remove a beneficial ownership limitation from such warrants and reduce the exercise price of Vivo’s Prior Cash Warrants from $6.39 per share to $4.40 per share (the “Warrant Exchange”).
In connection with the Warrant Exchange, on August 17, 2018, we entered into an underwriting agreement (the “Underwriting Agreement”) with B. Riley FBR, Inc. (the “Underwriter”), Foris and Vivo relating to the sale of up to an aggregate of 8,802,270 shares of our common stock by Foris and Vivo, including the shares issuable to the Foris upon the exercise of its Prior Cash Warrants (the “Secondary Offering”). The price to the public in the Secondary Offering was $6.25 per share, and the Underwriter agreed to purchase the shares of common stock from Vivo and Foris to be sold in the Secondary Offering at a price of  $6.22 per share. The Secondary Offering closed on August 21, 2018; we did not receive any proceeds from the Secondary Offering, but agreed to pay certain offering expenses, as well as a structuring and advisory fee to the Underwriter equal to 4.5% of the gross proceeds of the Secondary Offering. At the closing of the Secondary Offering and the concurrent settlement of the Warrant Exchange, we received proceeds of approximately $43 million.
Loan and Security Agreement
On April 15, 2019, the Company, GACP Finance Co., LLC (“GACP”) and Foris entered into a Loan Purchase Agreement, pursuant to which Foris agreed to purchase and assume from GACP, and GACP agreed to sell and assign to Foris, the outstanding loans under the Loan and Security Agreement, dated June 29, 2018, as amended (the “LSA”), among the Company, certain subsidiaries of the Company and GACP, and all documents and assets related thereto. In connection with such purchase and assignment, the Company agreed to repay Foris $2.5 million of the purchase price paid by Foris to GACP (the “Company LPA Obligation”). The closing of the loan purchase and assignment occurred on April 16, 2019.

On August 14, 2019, the Company and Foris entered into an Amendment No 5 and Waiver to the LSA (the “LSA Amendment and Waiver”), pursuant to which (i) the maturity date of the loans under the LSA was extended from July 1, 2021 to July 1, 2022, (ii) the interest rate for the loans under the LSA was modified from the sum of  (A) the greater of  (x) the prime rate as reported in the Wall Street Journal or (y) 4.75% plus (B) 9% to the greater of  (A) 12% or (B) the rate of interest payable with respect to any indebtedness of the Company, (iii) the amortization of the loans under the LSA was delayed until December 16, 2019, (iv) certain accrued and future interest and agency fee payments under the LSA were delayed until December 16, 2019, (v) certain covenants under the LSA, including related definitions, were amended to provide the Company with greater operational and financial flexibility, including, without limitation, to permit the incurrence of the indebtedness under the Naxyris Loan Facility (as described below) and the granting of liens with respect thereto, subject to the terms of an intercreditor agreement between Foris and Naxyris S.A. (“Naxyris”) governing the respective rights of the parties with respect to, among other things, the assets securing the Naxyris Loan Agreement and the LSA (the “Intercreditor Agreement”), (vi) certain outstanding unsecured promissory notes issued by the Company to Foris on April 8, 2019, June 11, 2019, July 10, 2019 and July 26, 2019 (as described below under “Foris Credit Agreements”), in an aggregate principal amount of  $32.5 million, as well as the Company LPA Obligation, were added to the loans under the LSA, made subject to the LSA and secured by the security interest in the collateral granted to Foris under the LSA, and such promissory notes and contractual obligation were cancelled in connection therewith, and (vii) Foris agreed to waive certain existing defaults under the LSA, including with respect to covenants related to quarterly minimum revenues, minimum liquidity amounts and a minimum asset coverage ratio. After giving effect to the LSA Amendment and Waiver, there is $71.0 million aggregate principal amount of loans outstanding under the LSA. In connection with the entry into the LSA Amendment and Waiver, on August 14, 2019 the Company issued to Foris a warrant to purchase up to 1,438,829 shares of common stock at an exercise price of  $2.87 per share, with an exercise term of two years from issuance. Pursuant to the terms of the warrant, Foris may not exercise the warrant to the extent that, after giving effect to such exercise, Foris, together with its affiliates, would beneficially own in excess of 19.99% of the number of shares of common stock outstanding after giving effect to such exercise, unless the Company has obtained stockholder approval to exceed such limit in accordance with Nasdaq rules and regulations, which the Company obtained at the 2019 annual meeting of stockholders.
On October 10, 2019, the Company and Foris entered into Amendment No. 6 to the LSA (the October 2019 LSA Amendment), pursuant to which the maximum loan commitment of Foris under the LSA was increased by $10.0 million. On October 11, 2019, the Company borrowed an additional $10.0 million from Foris under the LSA (the October 2019 LSA Loan), which is subject to the terms and provisions of the LSA, including the lien on substantially all the assets of the Company. After giving effect to the LSA Loan, there was $81.0 million aggregate principal amount of loans outstanding under the LSA. Also, in connection with the October 2019 LSA Amendment, the Company issued a warrant (the October 2019 Foris LSA Warrant) to purchase up to 2.0 million shares of common stock at an exercise price of  $2.87 per share, with an exercise term of two years from issuance.
On October 28, 2019, the Company and Foris entered into an amended and restated LSA (the A&R LSA), pursuant to which, among other things, certain covenants and related definitions were amended to permit the incurrence of the indebtedness under the October 2019 Naxyris Loan (as defined below), subject to the terms of an amended and restated intercreditor agreement, dated October 28, 2019, between Foris and Naxyris governing the respective rights of the parties with respect to, among other things, the assets securing the A&R Naxyris LSA (as defined below) and the A&R LSA, and additional covenants were added relating to, among other things, maintenance of intellectual property, compliance with laws, delivery of reports and repayment of indebtedness.
On November 27, 2019, the Company borrowed an additional $10.0 million from Foris under the A&R LSA dated October 28, 2019. The new loan has identical terms to the previous loans under the LSA except that the maturity date is March 31, 2023 (as opposed to July 1, 2022 for the other loans under the LSA). In connection with the new loan, the Company issued a warrant to purchase up to 1,000,000 shares of common stock at an exercise price of  $3.87 per share, exercisable for a period of two years from issuance (the November 2019 Foris Warrant). After giving effect to the LSA Loan, there was $91.0 million aggregate principal amount of loans outstanding under the A&R LSA.

Foris Credit Agreements
On April 8, 2019, the Company and Foris entered into a credit agreement to make available to the Company an unsecured credit facility in an aggregate principal amount of  $8.0 million (the April Foris Credit Agreement), which the Company borrowed in full on April 8, 2019 and issued to Foris a promissory note in the principal amount of  $8.0 million (the April Foris Note). The April Foris Note has a maturity date of October 14, 2019. In connection with the entry into the April Foris Credit Agreement and the issuance of the April Foris Note, which has no stated interest rate, the Company agreed to pay Foris a fee of  $1.0 million, payable on or prior to the maturity date of the April Foris Note (the April Foris Note Fee); provided, that the April Foris Note Fee would be reduced to $0.5 million if the Company repaid the April Foris Note in full by July 15, 2019.
On June 11, 2019, the Company and Foris entered into a credit agreement to make available to the Company an unsecured credit facility in an aggregate principal amount of  $8.5 million, which the Company borrowed in full on June 11, 2019 and issued to Foris a promissory note in the principal amount of  $8.5 million (the June Foris Note). The June Foris Note (i) accrues interest at a rate of 12.5% per annum from and including June 11, 2019, which interest is payable on the maturity date or the earlier repayment or other satisfaction of the June Foris Note, and (ii) matures on August 28, 2019; provided, that if certain warrants held by DSM are exercised, then the maturity date of the June Foris Note will be the business day immediately following such exercise.
On July 10, 2019, the Company and Foris entered into a credit agreement to make available to the Company an unsecured credit facility in an aggregate principal amount of  $16.0 million (the July Foris Credit Agreement), of which the Company borrowed $8.0 million on July 10, 2019 and $8.0 million on July 26, 2019 and issued to Foris promissory notes, each in the principal amount of  $8.0 million, on such dates (the July Foris Notes). The July Foris Notes (i) accrue interest at a rate of 12.5% per annum from and including the respective date of issuance, which interest is payable on the maturity date or the earlier repayment or other satisfaction of the applicable July Foris Note, and (ii) mature on December 31, 2019. In connection with the entry into the July Foris Credit Agreement, the Company and Foris amended the New Warrant issued to Foris on August 17, 2018 (see above under “August 2018 Warrant Transaction”) to reduce the exercise price of such warrant from $7.52 per share to $2.87 per share.
The Company may at its option repay the amounts outstanding under the April Foris Note (including the April Foris Note Fee), the June Foris Note and the July Foris Notes before their respective maturity dates, in whole or in part, at a price equal to 100% of the amount being repaid plus, in the case of the June Foris Note and the July Foris Notes, accrued and unpaid interest on such amount to the date of repayment.
On August 14, 2019, the April Foris Note, the June Foris Note and the July Foris Notes were added to the loans under the LSA, made subject to the LSA and secured by the security interest in the collateral granted to Foris under the LSA, and such notes were cancelled in connection therewith. See above under “Loan and Security Agreement” for additional information.
On August 28, 2019, the Company and Foris entered into a credit agreement to make available to the Company an unsecured credit facility in an aggregate principal amount of  $19.0 million (the August Foris Credit Agreement), which the Company borrowed in full on August 28, 2019 and issued to Foris a promissory note in the principal amount of  $19.0 million (the August Foris Note). The August Foris Note (i) accrues interest at a rate of 12% per annum from and including August 28, 2019, which interest is payable quarterly in arrears on each March 31, June 30, September 30 and December 31, beginning December 31, 2019, and (ii) matures on January 1, 2023. The Company may at its option repay the amounts outstanding under the August Foris Note before the maturity date, in whole or in part, at a price equal to 100% of the amount being repaid plus accrued and unpaid interest on such amount to the date of repayment.
In connection with the entry into the August Foris Credit Agreement, on August 14, 2019 the Company issued to Foris a warrant to purchase up to 4,871,795 shares of common stock at an exercise price of  $3.90 per share, with an exercise term of two years from issuance in a private placement pursuant to the exemption from registration under Section 4(a)(2) of the Securities Act and Regulation D promulgated under the Securities Act. The exercise price of the warrant is subject to standard adjustments but does not contain any anti-dilution protection, and the warrants only permit “cashless” or “net” exercise after the six-month anniversary of issuance of the applicable warrant, and only to the extent that there is not an effective registration statement covering the resale of the shares of common stock underlying the applicable warrant. In addition, Foris may not exercise the warrant to the extent that, after giving effect to such exercise, Foris, together with its affiliates, would beneficially own in excess of 19.99% of the number of shares of common stock outstanding after giving effect to such exercise, unless the Company has obtained stockholder approval to exceed such limit in accordance with Nasdaq rules and regulations, which the Company obtained at the 2019 annual meeting of stockholders.
2019 Private Placements
On April 16, 2019, the Company sold and issued to Foris 6,732,369 shares of common stock at a price of $2.87 per share, as well as a warrant to purchase up to 5,424,804 shares of common stock at an exercise price of  $2.87 per share, with an exercise term of two years from issuance, in a private placement pursuant to the exemption from registration under Section 4(a)(2) of the Securities Act and Regulation D promulgated under the Securities Act, for aggregate cash proceeds to the Company of  $20.0 million.
On April 26, 2019, the Company sold and issued to Foris 2,832,440 shares of common stock at a price of $5.12 per share, as well as a warrant to purchase up to 3,983,230 shares of common stock at an exercise price of  $5.12 per share, with an exercise term of two years from issuance, in a private placement pursuant to the exemption from registration under Section 4(a)(2) of the Securities Act and Regulation D promulgated under the Securities Act, for aggregate cash proceeds to the Company of  $15.0 million. On August 28, 2019, in connection with the entry into the August Foris Credit Agreement (as described above under “Foris Credit Agreements”), the Company and Foris amended the warrant issued to Foris on April 26, 2019 to reduce the exercise price of such warrant from $5.12 per share to $3.90 per share.
The exercise price of the warrants issued in the foregoing private placements is subject to standard adjustments but does not contain any anti-dilution protection, and the warrants only permit “cashless” or “net” exercise after the six-month anniversary of issuance of the applicable warrant, and only to the extent that there is not an effective registration statement covering the resale of the shares of common stock underlying the applicable warrant. In addition, in connection with the foregoing private placements, the Company agreed not to effect any exercise or conversion of any Company security, and Foris agreed not to exercise or convert any portion of any Company security, to the extent that after giving effect to such exercise or conversion, Foris, together with its affiliates, would beneficially own in excess of 19.99% of the number of shares of common stock outstanding immediately after giving effect to such exercise or conversion, and the warrants contained a similar limitation. The Company obtained stockholder approval for Foris to exceed such limitation in accordance with Nasdaq rules and regulations at the 2019 annual meeting of stockholders.
Convertible Note Exchange
On May 14, 2019, the Company exchanged $5.0 million aggregate principal amount of its 6.50% Convertible Senior Notes due 2019 held by Foris, including accrued and unpaid interest thereon up to, but excluding, May 15, 2019, for 1,122,460 shares of common stock and a warrant to purchase up to 352,638 shares of common stock at an exercise price of  $4.56 per share, with an exercise term of two years from issuance, in a private exchange pursuant to the exemption from registration under Section 3(a)(9) of the Securities Act. On August 28, 2019, in connection with the entry into the August Foris Credit Agreement (as described above under “Foris Credit Agreements”), the Company and Foris amended the warrant issued to Foris on May 14, 2019 to reduce the exercise price of such warrant from $4.56 per share to $3.90 per share. The exercise price of the warrant issued in the foregoing exchange is subject to standard adjustments but does not contain any anti-dilution protection, and the warrant only permits “cashless” or “net” exercise after the six-month anniversary of the exercisability of such warrant, and only to the extent that there is not an effective registration statement covering the resale of the shares of common stock underlying such warrant. In addition, the exercisability of such warrant is subject to stockholder approval in accordance with Nasdaq rules and regulations, which the Company obtained at the 2019 annual meeting of stockholders.
Series B Preferred Stock Agreement
On October 23, 2019, Amyris and Foris signed an agreement (the “Agreement”) to amend the Certificate of Designation of Preferences, Rights and Limitations relating to the Series B Preferred Stock (the “Certificate of Designation”) relating to its Series B 17.38% Convertible Preferred Stock, to remove the existing beneficial ownership limitation with respect to conversion of the Series B Preferred Stock of 4.99% of Amyris’s outstanding common stock (which could be increased by the holders of the Series B Preferred Stock to 9.99% upon at least 61 days’ notice) (the “Beneficial Ownership Limit”). As of the date of the agreement, the sole holder of the Series B Preferred Stock was Foris, which held 6,376.2787 shares of Series B Preferred Stock (convertible into 1,012,071 shares of common stock), the automatic conversion of which was being held in abeyance since October 2017 due to Foris’ beneficial ownership of Amyris common stock. On October 23, 2019, the Board approved the Certificate of Amendment, which was filed with the Delaware Secretary of State, subsequently effecting the conversion of the shares of Series B Preferred Stock held by Foris into common stock.
Warrants Exercises for Cash
On January 13, 2020, Foris delivered to the Company an irrevocable notice of cash exercise with respect to a warrant to purchase 4,877,386 shares of the Company’s common stock, issued by the Company on August 17, 2018 (the Warrant Exercise). On January 14, 2020, the Company received approximately $14.0 million from Foris in connection with the Warrant Exercise representing 4,877,386 shares of common stock at an exercise price of  $2.87 per share.
On March 11, 2020, Foris provided to the Company a notice of cash exercise to purchase 5,226,481 shares of the Company’s common stock at an exercise price of  $2.87 per share, pursuant to the PIPE Rights (as defined below) issued by the Company on January 31, 2020. On March 12, 2020, the Company received approximately $15.0 million from Foris in connection with the PIPE Rights exercise. Foris agreed to receive the PIPE shares after the Company obtains shareholder approval to increase its authorized capital stock pursuant to Proposal 6.
Warrant Amendments and Exercises
On January 31, 2020, the Company entered into separate warrant amendment agreements (the Warrant Amendments) with Foris and with certain other holders (the Holders) of the Company’s outstanding warrants to purchase shares of the Company’s common stock, pursuant to which the exercise price of certain warrants (the Amended Warrants) held by the Holders and Foris was reduced to $2.87 per share upon the exercise of the Amended Warrant.
On January 31, 2020, the Company and Foris entered into a warrant exercise agreement (the Exercise Agreement) pursuant to which (i) Foris agreed (A) to exercise all of its outstanding common stock purchase warrants (the Foris Warrants), currently exercisable for an aggregate of 19,287,780 shares of Common Stock (the Foris Warrant Shares), at a weighted average exercise price of approximately $2.84 per share (following the Warrant Amendments) and with an aggregate exercise price of  $54.8 million (the Exercise Price), and (B) to purchase 5,279,171 shares of Common Stock (the Foris Shares), at $2.87 per share for a total purchase price of  $15.2 million (Purchase Price), (ii) Foris agreed to pay the Exercise Price and the Purchase Price through the cancellation of  $70 million owed by the Company to Foris under the Foris $19 Million Note and the Foris LSA (as discussed in Note 4, “Debt”) and (iii) the Company agreed to issue to Foris the Foris Shares and an additional right to purchase 8,778,230 shares of Common Stock at a purchase price of  $2.87 per share, for a period of 12 months from the Exercise Agreement (the “Foris Rights”). The resale of the Foris Warrant Shares was registered pursuant to the Company’s Registration Statement.
2020 Private Placement
On January 31, 2020 the Company entered into separate Security Purchase Agreements (the “2020 SPAs”) with certain accredited investors (the “Investors”), including Foris, for the issuance and sale of an aggregate of 8,710,802 shares of Common Stock (the “PIPE Shares”) and rights to purchase an aggregate of 8,710,802 shares of Common Stock at a purchase price of  $2.87 per share, for a period of 12 months from the Closing (as defined below) (the “PIPE Rights”), for an aggregate purchase price of  $25 million (the “Offering”). The closing of the Offering (the “Closing”) occurred on February 4, 2020. At the Closing, the Company received aggregate cash proceeds of  $25 million upon issuance of the PIPE Shares and the PIPE Rights. The Purchase

Agreements include customary representations, warranties and covenants of the parties. The Company intends to use the proceeds from the Offering for working capital and other general corporate purposes, including the repayment of indebtedness.
Transactions with Total
R&D Note Amendments
On March 21, 2016, in connection with the restructuring of the ownership and rights of Total Amyris BioSolutions B.V. (“TAB”), the joint venture between us and Total Raffinage Chimie (together with its affiliates, “Total”), with which we have a commercial and financial relationship and which owns greater than five percent of our outstanding common stock and has the right to designate one member of our Board of Directors, we issued to Total a 1.5% Senior Unsecured Convertible Note (RS-10) (as amended, the “R&D Note”) in the principal amount of  $3.7 million. The R&D Note was previously amended in February and May 2017.
On March 30, 2018, we entered into a third amendment to the R&D Note with Total, pursuant to which (i) the maturity date of the R&D Note was extended from March 31, 2018 to May 31, 2018 and (ii) accrued and unpaid interest on the amounts outstanding under the R&D Note would be payable on March 31, 2018 and May 31, 2018.
On May 31, 2018, we entered into a fourth amendment to the R&D Note with Total, pursuant to which (i) the maturity date of the R&D Note was extended from May 31, 2018 to July 2, 2018 and (ii) accrued and unpaid interest on the amounts outstanding under the R&D Note would be payable on May 31, 2018 and July 2, 2018.
Tranche II Note Letter Agreement
In November 2018, Total converted its Tranche II Senior Convertible Note (the “Tranche II Note”), which was issued by us to Total in January 2014, and which was scheduled to mature on January 15, 2019, into shares of common stock in accordance with the terms of the Tranche II Note. In connection with such conversion, we entered into a letter agreement with Total, pursuant to which we agreed to pay Total future interest on the Tranche II Note being converted up to, but excluding, the maturity date for such note, which interest was converted by Total into common stock at the conversion price for the Tranche II Notes.
Convertible Note Exchange and Extensions
On May 15, 2019, the Company exchanged $9.7 million aggregate principal amount of its 6.50% Convertible Senior Notes due 2019 held by Total for a new senior convertible note with an equal principal amount and with substantially identical terms, except that the new note had a maturity date of June 14, 2019, in a private exchange pursuant to the exemption from registration under Section 3(a)(9) of the Securities Act. Effective June 14, 2019, the Company and Total agreed to extend the maturity date of the New Note from June 14, 2019 to July 18, 2019. Effective July 18, 2019, the Company and Total agreed to (i) further extend the maturity date of the New Note from July 18, 2019 to August 28, 2019 and (ii) increase the interest rate on the New Note to 10.5% per annum, beginning July 18, 2019. Effective August 28, 2019, the Company and Total agreed to (i) further extend the maturity date of the New Note from August 28, 2019 to October 28, 2019 and (ii) increase the interest rate on the New Note to 12% per annum, beginning August 28, 2019. On October 31, 2019, the Company and Total agreed, effective as of October 28, 2019, to (i) extend the maturity date of the New Note from October 28, 2019 to December 16, 2019 and (ii) capitalize all interest accruing under the New Note from May 15, 2019 through and including November 14, 2019, in the amount of  $0.5 million, which interest would be added to the principal of the New Note, which would begin accruing interest on such new principal amount on November 15, 2019. Effective December 16, 2019, the Company and Total agreed to extend the maturity date of the New Note from December 16, 2019 to January 31, 2020. Effective January 31, 2020, the Company and Total agreed to extend the maturity date of the New Note from January 31, 2020 to March 31, 2020 and the Company paid Total $1.5 million to satisfy all accrued but unpaid interest and to reduce the principal balance of the reissued note by $1.1 million.

Commercial Transactions
In October 2016, we entered into an assistance agreement with the United States Department of Energy relating to a research grant award under which we, with the assistance of two specialized subcontractors, including Total, will work to develop a manufacturing-ready process utilizing wood as the cellulosic feedstock to produce farnesene. The program that is the subject of the award is being performed and funded on a milestone basis. Under the award, we and our subcontractors could collectively receive reimbursement for up to $7.0 million in costs expended by us and our subcontractors over the program’s three year term if all of the program’s milestones are achieved. In April 2017, we entered into a Master Subrecipient Agreement with Total in connection with the grant award (the “Master Subrecipient Agreement”), pursuant to which Total would perform certain services in connection with the program and would be reimbursed for such services, up to a maximum amount of approximately $350,000. In March 2018, we and Total amended the Master Subrecipient Agreement to reflect the extension of the program through the end of 2018.
In May 2018, we and Total entered into an agreement to terminate, effective April 30, 2018, Total’s sublease of certain space in our pilot plants, which sublease was scheduled to expire in April 2019, pursuant to which Total agreed to pay us $62,000 to satisfy its remaining obligations under the sublease and we agreed to purchase from Total certain laboratory equipment located in the subleased premises for a purchase price of $0.5 million.
In July 2018, we and Total entered into an agreement to terminate, effective May 31, 2018, the Pilot Plant Services Agreement, dated April 4, 2014, as amended, between us and Total, pursuant to which we provided Total with fermentation and downstream separation scale-up services and training to Total employees and which was scheduled to expire in April 2019. In accordance with the terms of the Pilot Plant Services Agreement, no payments were due by either party in connection with the termination.
We engage in sales of our products to Total (including Total Amyris BioSolutions B.V., the joint venture between us and Total) in the ordinary course of our business. In 2019, we made product sales to Total of  $46,000 and held no accounts receivable from Total as of December 31, 2019.
Transactions with Vivo
See above under “August 2018 Warrant Transaction”.
On April 29, 2019, the Company sold and issued to Vivo 913,529 shares of common stock at a price of $4.76 per share, as well as warrants to purchase up to an aggregate of 1,212,787 shares of common stock at an exercise price of  $4.76 per share, with an exercise term of two years from issuance, in a private placement pursuant to the exemption from registration under Section 4(a)(2) of the Securities Act and Regulation D promulgated under the Securities Act, for aggregate cash proceeds to the Company of  $4.5 million. The exercise price of the warrants issued in the foregoing private placement is subject to standard adjustments but does not contain any anti-dilution protection, and the warrants only permit “cashless” or “net” exercise after the six-month anniversary of issuance, and only to the extent that there is not an effective registration statement covering the resale of the shares of common stock underlying the applicable warrant. In addition, in connection with the foregoing private placement, the Company agreed not to effect any exercise or conversion of any Company security, and Vivo agreed not to exercise or convert any portion of any Company security, to the extent that after giving effect to such exercise or conversion, Vivo, together with its affiliates, would beneficially own in excess of 19.99% of the number of shares of common stock outstanding immediately after giving effect to such exercise or conversion, and the warrants contained a similar limitation.
Reinach Consulting Agreement
In November 2018, we entered into a consulting agreement, effective August 1, 2018, with Fernando Reinach, a former director who resigned from our Board effective August 1, 2018 (the “Reinach Consulting Agreement”). Pursuant to the Reinach Consulting Agreement, Dr. Reinach agreed to perform certain consulting services relating to our operations in Brazil for a period of three (3) years, including serving as a member of our advisory panel, and was appointed to a one (1)-year term on such panel by our Board of Directors in November 2018. As compensation for such services, Dr. Reinach was granted an award of 203,804 RSUs under the 2010 EIP, which award vests as to 1/3rd of the units annually from August 1, 2018, subject to continued service through each vesting date. The Reinach Consulting Agreement expires on August 1, 2021, subject to the right of either party to earlier terminate the Reinach Consulting Agreement on ten (10) day’s prior written notice to the other party. In the event the Reinach Consulting Agreement is terminated by us prior to its expiration date other than for cause, any unvested RSUs will accelerate and vest in full upon such termination.
Cherry Consulting Agreement
In June 2019, we entered into a consulting agreement with Joel Cherry, our former President, Research and Development who resigned from the Company effective June 7, 2019 (the “Cherry Consulting Agreement”). Pursuant to the Cherry Consulting Agreement, Dr. Cherry agreed to perform certain consulting services for the Company, and as compensation for such services, Dr. Cherry’s outstanding equity awards will continue to remain outstanding and vest in accordance with, and subject to, the 2010 EIP and the relevant award agreements during the term of the Cherry Consulting Agreement. The Cherry Consulting Agreement expires on June 8, 2020, which term may be extended by mutual agreement of the parties, subject to the right of either party to earlier terminate the Cherry Consulting Agreement on thirty (30) day’s prior written notice to the other party or upon a breach of the agreement by the other party.
Officer Loans
In March, April, May and June 2019, Kathleen Valiasek, the Company’s former Chief Financial Officer and current Chief Business Officer, provided loans to the Company in an aggregate principal amount of $1.2 million. Such amounts were repaid by the Company no later than twelve days after such loans were made and interest was accrued on each loan, while outstanding, at a rate of 12% per annum, for which the total interest accrued was $2,296.
Naxyris Loan and Security Agreement
On August 14, 2019, the Company, certain of the Company’s subsidiaries (the “Subsidiary Guarantors”) and, as lender, Naxyris, an existing stockholder of the Company and an investment vehicle owned by Naxos Capital Partners SCA Sicar, which is affiliated with NAXOS S.A.R.L. (Switzerland), for which director Carole Piwnica serves as director, entered into a Loan and Security Agreement (the “Naxyris Loan Agreement”) to make available to the Company a secured term loan facility in an aggregate principal amount of up to $10,435,000 (the “Naxyris Loan Facility”), which the Company borrowed in full on August 14, 2019. Loans under the Naxyris Loan Facility have a maturity date of July 1, 2022 and accrue interest at a rate per annum equal to the greater of  (i) 12% or (ii) the rate of interest payable with respect to any indebtedness of the Company plus 25 basis points, which interest will be payable monthly in arrears, provided that all interest accruing from and after August 14, 2019 through December 1, 2019 shall be due and payable on December 15, 2019.
The obligations of the Company under the Naxyris Loan Facility are (i) guaranteed by the Subsidiary Guarantors and (ii) secured by a perfected security interest in substantially all of the assets of the Company and the Subsidiary Guarantors (the “Collateral”), junior in payment priority to the Company’s obligations under the LSA (see above under “Transactions with Foris — Loan and Security Agreement”), subject to certain limitations and exceptions, as well as the terms of the Intercreditor Agreement (as defined above). Mandatory prepayments of the outstanding amounts under the Naxyris Loan Facility will be required upon the occurrence of certain events, including asset sales, a change in control, and the incurrence of additional indebtedness, subject to certain exceptions and reinvestment rights. Outstanding amounts under the Naxyris Loan Facility must also be prepaid to the extent that the borrowing base exceeds the outstanding principal amount of the loans under the Naxyris Loan Facility. In addition, the Company may at its option prepay the outstanding principal amount of the loans under the Naxyris Loan Facility in full before the maturity date. Any prepayment of the loans under the Naxyris Loan Facility prior to the maturity date, whether pursuant to a mandatory or optional prepayment, is subject to a prepayment charge equal to one year’s interest at the then-current interest rate for the Naxyris Loan Facility. Upon the repayment of the loans under the Naxyris loan facility, whether on the maturity date or earlier pursuant to an optional or mandatory prepayment, the Company will pay Naxyris an end of term fee. In addition, (i) the Company will be required to pay a fee equal to 6% of any amount the Company fails to pay within three business days of its due date and (ii) any interest that is not paid when due will be added to principal and will bear compound interest at the applicable rate. The affirmative and negative covenants in the Naxyris Loan Agreement relate to, among other items: (i) payment of taxes; (ii) financial reporting; (iii) maintenance of insurance; and (iv) limitations on indebtedness, liens, mergers, consolidations and acquisitions, transfers of assets, dividends and other distributions in respect of capital stock, investments, loans and advances, and corporate changes. The Naxyris Loan Agreement also contains financial covenants, including covenants related to minimum revenue, liquidity, and asset coverage.
On October 28, 2019, the Company, the Subsidiary Guarantors and Naxyris amended and restated the Naxyris Loan Agreement (the A&R Naxyris LSA), pursuant to which the maximum loan commitment of Naxyris under the Naxyris Loan Agreement was increased by $10.4 million. On October 29, 2019, the Company borrowed an additional $10.4 million (the October 2019 Naxyris Loan) from Naxyris under the A&R Naxyris LSA, which is subject to the terms and provisions of the A&R Naxyris LSA, including the lien on substantially all of the assets of the Company and the Subsidiary Guarantors. Also, under the terms of A&R Naxyris LSA, the Company owes a 5% end of term fee on the October 2019 Naxyris Loan amount and a $2.0 term loan fee, both of which are due at July 1, 2022 maturity or upon full repayment of the amounts borrowed under the A&R Naxyris LSA. Also, the Company paid Naxyris an upfront fee of  $0.4 million at the funding date of the October 2019 Naxyris Loan. After giving effect to the October 2019 Naxyris Loan amount, there is $24.4 million aggregate principal amount of loans outstanding under the A&R Naxyris LSA. Also, in connection with the entry into the A&R Naxyris LSA, on October 28, 2019 the Company issued to Naxyris a warrant to purchase up to 2.0 million shares of common stock, at an exercise price of  $3.87 per share, with an exercise term of two years from issuance (the October 2019 Naxyris Warrant).
Compensation Arrangements
Stephanie Kung, the daughter of director Frank Kung, is a non-executive employee of Amyris and received employment compensation in excess of  $120,000 in 2018 and 2019 and we expect that she will receive employment compensation in excess of  $120,000 in 2020.
Indemnification Arrangements
Please see “Executive Compensation — Limitation of Liability and Indemnification” above for information regarding our indemnification arrangements with our directors and executive officers.
Executive Compensation and Employment Arrangements
Please see “Executive Compensation” above for information regarding our compensation arrangements with our executive officers, including equity awards and employment agreements with our executive officers.
Registration Rights Agreements
Certain of our stockholders, including certain entities affiliated with our directors and/or holders of five percent or more of our outstanding common stock, including DSM, Foris, Vivo and Total, hold registration rights pursuant to (i) the Amended and Restated Letter Agreement, dated May 8, 2014, by and among us and certain of our stockholders, (ii) the letter agreement, dated July 29, 2015, by and among us and certain investors, (iii) the Registration Rights Agreement, dated October 20, 2015, by and among us and certain purchasers of our 9.50% Convertible Senior Notes due 2019, (iv) the warrant to purchase common stock issued by us to Nenter & Co., Inc. on November 16, 2016, (v) the Securities Purchase Agreement, dated May 8, 2017, by and among us and certain investors, (vi) the Securities Purchase Agreement, dated May 31, 2017, by and between us and the investor named therein, (vii) the Securities Purchase Agreement, dated August 2, 2017, by and between us and DSM International B.V., (viii) the Stockholder Agreement, dated August 3, 2017, by and between us and affiliates of Vivo Capital LLC, (ix) the Amended and Restated Stockholder Agreement, dated August 7, 2017, by and between us and DSM International B.V., (x) the DSM SPA, (xi) the Registration Rights Agreement, dated December 10, 2018, by and among us and the investors party thereto, (xii) the Security Purchase Agreement, dated April 24, 2019, by and between us and ETP BioHealth (I) Fund LP, (xiii) the common stock purchase warrants issued by us to each of Schottenfeld Opportunities Fund II, L.P., Phase Five Partners, LP and Koyote Trading, LLC on September 10, 2019, (xiv) the common stock purchase warrants issued by us to each of Schottenfeld Opportunities Fund II, L.P. and Phase Five Partners, LP on November 14, 2019, and (xv) the 2020 SPAs.

Related-Party Transactions Policy
Our Related-Party Transactions Policy adopted by our Board of Directors requires that any transaction with a related party that must be reported under applicable SEC rules, other than certain compensation related matters, must be reviewed and approved or ratified by the Audit Committee of our Board of Directors or another independent body of our Board of Directors. Our Related-Party Transactions Policy contains specific procedures to be followed, and factors to be considered, in connection with the review of such transactions, but does not contain specific standards for approval of such transactions.

Householding of Proxy Materials
The SEC has adopted rules that permit companies and Intermediaries to satisfy the delivery requirements for proxy statements and annual reports, including Notices of Internet Availability of Proxy Materials, with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials (the “Notice”) or other proxy materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
A number of brokers with account holders who are Amyris stockholders may be “householding” our proxy materials. A single copy of the Notice or other proxy materials may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or you submit contrary instructions. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice or other proxy materials, you may: (1) notify your broker; (2) direct your written request to Amyris Investor Relations at 5885 Hollis Street, Suite 100, Emeryville, California 94608 or to investor@amyris.com; or (3) contact Amyris Investor Relations at (510) 740-7481. Stockholders who currently receive multiple copies of the Notice or other proxy materials at their addresses and would like to request “householding” of their communications should contact their brokers or Amyris Investor Relations at the address or telephone number above. In addition, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the Notice or other proxy materials to a stockholder at a shared address to which a single copy of such documents was delivered.
Available Information
We will provide to any stockholder entitled to vote at our 2020 Annual Meeting of Stockholders, at no charge, a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 (the “Form 10-K”), including the financial statements and the financial statement schedules contained in the Form 10-K. We make our Annual Reports on Form 10-K, as well as our other SEC filings, available free of charge through the investor relations section of our website located at http://investors.amyris.com as soon as reasonably practicable after they are filed with or furnished to the SEC. Information contained on or accessible through our website or contained on other websites is not deemed to be part of this Proxy Statement. In addition, you may request a copy of the Form 10-K by sending an e-mail request to Amyris Investor Relations at investor@amyris.com, calling (510) 740-7481, or writing to Amyris Investor Relations at 5885 Hollis Street, Suite 100, Emeryville, California 94608.
Incorporation of Information by Reference
The SEC allows us to “incorporate by reference” certain information we file with the SEC, which means that we can disclose important information by referring you to those documents. The information incorporated by reference is considered to be a part of this Proxy Statement. We incorporate herein the following information contained in or attached to the Form 10-K being delivered to stockholders along with this Proxy Statement: (1) Item 7 entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” (2) Item 7A entitled “Quantitative and Qualitative Disclosures About Market Risk,” (3) Item 8 entitled “Financial Statements and Supplementary Data” and (4) Item 9 entitled “Changes in and Disagreements with Accountants on Accounting and Financial Disclosure”.
Stockholder Proposals to be Presented at Next Annual Meeting
Stockholder proposals may be included in our proxy statement for an annual meeting so long as they are provided to us on a timely basis and satisfy the other conditions set forth in SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. For a stockholder proposal to be considered for inclusion in our proxy statement for the annual meeting to be held in 2021, we must receive the proposal at our principal executive offices, addressed to the Secretary, no later than December   , 2020. In addition, a stockholder proposal that is not intended for inclusion in our proxy statement under Rule 14a-8 may be brought before the 2021 annual meeting so long as we receive information and notice of the proposal in compliance with the requirements set forth in our bylaws, addressed to the Secretary at our principal executive offices, not later than March 15, 2021 nor earlier than February 13, 2021.
Other Matters
The Board knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.
BY ORDER OF THE BOARD OF DIRECTORS,
Nicole Kelsey
General Counsel and Secretary
Emeryville, California
April   , 2020

Appendix A
AMYRIS, INC.
2020 EQUITY INCENTIVE PLAN
1.   PURPOSE.   The purpose of this Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company, and any Parents, Subsidiaries and Affiliates that exist now or in the future, by offering them an opportunity to participate in the Company’s future performance through the grant of Awards. Capitalized terms not defined elsewhere in the text are defined in Section 28.
2.   SHARES SUBJECT TO THE PLAN.
2.1.   Number of Shares Available.   Subject to Section 2.4, Section 2.6 and Section 21 and any other applicable provisions hereof, the total number of Shares reserved and available for grant and issuance pursuant to this Plan as of the Effective Date of the Plan, is initially comprised of  (a) Shares reserved for grant under the Company’s 2010 Equity Incentive Plan (the “Prior Plan”) on the Effective Date that are not subject to outstanding grants on the Effective Date, (b) Shares that are subject to stock options or other awards granted under the Prior Plan that cease to be subject to such stock options or other awards by forfeiture or otherwise after the Effective Date, (c) Shares issued under the Prior Plan before or after the Effective Date pursuant to the exercise of stock options that are, after the Effective Date, forfeited, (d) Shares issued under the Prior Plan that are repurchased by the Company at the original issue price and (e) Shares that are subject to stock options or other awards under the Prior Plan that are used to pay the exercise price of an option or withheld to satisfy the tax withholding obligations related to any award.
2.2.   Lapsed, Returned Awards.   Shares subject to Awards, and Shares issued under the Plan under any Award, will again be available for grant and issuance in connection with subsequent Awards under this Plan to the extent such Shares: (a) are subject to issuance upon exercise of an Option or SAR granted under this Plan but which cease to be subject to the Option or SAR for any reason other than exercise of the Option or SAR; (b) are subject to Awards granted under this Plan that are forfeited or are repurchased by the Company at the original issue price; (c) are subject to Awards granted under this Plan that otherwise terminate without such Shares being issued; or (d) are surrendered pursuant to an Exchange Program. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan. Shares used to pay the exercise price of an Award or withheld to satisfy the tax withholding obligations related to an Award will become available for future grant or sale under the Plan. For the avoidance of doubt, Shares that otherwise become available for grant and issuance because of the provisions of this Section 2.2 shall not include Shares subject to Awards that initially became available because of the substitution clause in Section 21.2 hereof.
2.3.   Minimum Share Reserve.   At all times the Company will reserve and keep available a sufficient number of Shares as will be required to satisfy the requirements of all outstanding Awards granted under this Plan.
2.4.   Automatic Share Reserve Increase.   The number of Shares available for grant and issuance under the Plan will be increased on January 1 for each of the calendar years during the term of the Plan by the lesser of  (a) five percent (5%) of all classes of the Company’s common stock outstanding on each December 31 immediately prior to the date of increase or (b) such number of Shares determined by the Board.
2.5.   ISO Limitation.   No more than Thirty Million (30,000,000) Shares shall be issued pursuant to the exercise of ISOs (as defined below) under the Plan.
2.6.   Adjustment of Shares.   If the number of outstanding Shares is changed by a stock dividend, extraordinary dividend or distribution (whether in cash, shares or other property, other than a regular cash dividend), recapitalization, stock split, reverse stock split, subdivision, combination, consolidation, reclassification, spin-off or similar change in the capital structure of the Company, without consideration, then (a) the number and class of Shares reserved for issuance and future grant under the Plan set forth in Section 2.1, including shares reserved under sub-clauses (a)-(e) of Section 2.1, (b) the Exercise Prices of and number and class of Shares subject to outstanding Options and SARs, (c) the number and class of Shares subject to other outstanding Awards and (d) the maximum number and class of Shares that may be issued as ISOs set forth in Section 2.5 and (e) the maximum number of Shares that may be issued to an individual in any one calendar year set forth in Section 3, will be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and in compliance with applicable securities laws; provided that fractions of a Share will not be issued.
If, by reason of an adjustment pursuant to this Section 2.6, a Participant’s Award Agreement or other agreement related to any Award or the Shares subject to such Award covers additional or different shares of stock or securities, then such additional or different shares, and the Award Agreement or such other agreement in respect thereof, will be subject to all of the terms, conditions and restrictions which were applicable to the Award or the Shares subject to such Award prior to such adjustment.
3.   ELIGIBILITY.   ISOs may be granted only to Employees. All other Awards may be granted to Employees, Consultants, Directors and Non-Employee Directors; provided such Consultants and Non-Employee Directors render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction. No Participant will be eligible to receive more than four (4,000,000) million Shares in any calendar year under this Plan pursuant to the grant of Awards.
4.   ADMINISTRATION.
4.1.   Committee Composition; Authority.   This Plan will be administered by the Committee or by the Board acting as the Committee. Subject to the general purposes, terms and conditions of this Plan, and to the direction of the Board, the Committee will have full power to implement and carry out this Plan, except, however, the Board will establish the terms for the grant of an Award to Non-Employee Directors. The Committee will have the authority to:
(a)   construe and interpret this Plan, any Award Agreement and any other agreement or document executed pursuant to this Plan;
(b)   prescribe, amend and rescind rules and regulations relating to this Plan or any Award;
(c)   select persons to receive Awards;
(d)   determine the form and terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the Exercise Price, the time or times when Awards may vest and be exercised (which may be based on performance criteria) or settled, any vesting acceleration or waiver of forfeiture restrictions, the method to satisfy tax withholding obligations or any other tax liability legally due and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Committee will determine;
(e)   determine the number of Shares or other consideration subject to Awards;
(f)   determine the Fair Market Value in good faith and interpret the applicable provisions of this Plan and the definition of Fair Market Value in connection with circumstances that impact the Fair Market Value, if necessary;
(g)   determine whether Awards will be granted singly, in combination with, in tandem with, in replacement of, or as alternatives to, other Awards under this Plan or any other incentive or compensation plan of the Company or any Parent, Subsidiary or Affiliate;
(h)   grant waivers of Plan or Award conditions;
(i)   determine the vesting, exercisability and payment of Awards;
(j)   correct any defect, supply any omission or reconcile any inconsistency in this Plan, any Award or any Award Agreement;
(k)   determine whether an Award has been vested and/or earned;
(l)   determine the terms and conditions of any, and to institute any Exchange Program;

(m)   reduce, waive or modify any criteria with respect to Performance Factors;
(n)   adjust Performance Factors;
(o)   adopt terms and conditions, rules and/or procedures (including the adoption of any subplan under this Plan) relating to the operation and administration of the Plan to accommodate requirements of local law and procedures outside of the United States or to qualify Awards for special tax treatment under laws of jurisdictions other than the United States;
(p)   exercise discretion with respect to Performance Awards;
(q)   make all other determinations necessary or advisable for the administration of this Plan; and
(r)   delegate any of the foregoing to a subcommittee or to one or more executive officers pursuant to a specific delegation as permitted by applicable law.
4.2.   Committee Interpretation and Discretion.   Any determination made by the Committee with respect to any Award will be made in its sole discretion at the time of grant of the Award or, unless in contravention of any express term of the Plan or Award, at any later time, and such determination will be final and binding on the Company and all persons having an interest in any Award under the Plan. Any dispute regarding the interpretation of the Plan or any Award Agreement will be submitted by the Participant or Company to the Committee for review. The resolution of such a dispute by the Committee will be final and binding on the Company and the Participant. The Committee may delegate to one or more executive officers the authority to review and resolve disputes with respect to Awards held by Participants who are not Insiders, and such resolution will be final and binding on the Company and the Participant.
4.3.   Section 16 of the Exchange Act.   Awards granted to Participants who are subject to Section 16 of the Exchange Act must be approved by two or more “non-employee directors” (as defined in the regulations promulgated under Section 16 of the Exchange Act).
4.4.   Documentation.   The Award Agreement for a given Award, the Plan and any other documents may be delivered to, and accepted by, a Participant or any other person in any manner (including electronic distribution or posting) that meets applicable legal requirements.
4.5.   Foreign Award Recipients.   Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws and practices in other countries in which the Company and its Subsidiaries or Affiliates operate or have Employees or other individuals eligible for Awards, the Committee, in its sole discretion, will have the power and authority to: (a) determine which Subsidiaries and Affiliates will be covered by the Plan; (b) determine which individuals outside the United States are eligible to participate in the Plan; (c) modify the terms and conditions of any Award granted to individuals outside the United States or foreign nationals to comply with applicable foreign laws, policies, customs and practices; (d) establish subplans and modify exercise procedures, vesting conditions, and other terms and procedures, to the extent the Committee determines such actions to be necessary or advisable (and such subplans and/or modifications will be attached to this Plan as appendices, if necessary); provided, however, that no such subplans and/or modifications will increase the share limitations contained in Section 2.1 hereof; and (e) take any action, before or after an Award is made, that the Committee determines to be necessary or advisable to obtain approval or comply with any local governmental regulatory exemptions or approvals. Notwithstanding the foregoing, the Committee may not take any actions hereunder, and no Awards will be granted, that would violate the Exchange Act or any other applicable United States securities law, the Code, or any other applicable United States governing statute or law.
5.   OPTIONS.   An Option is the right but not the obligation to purchase a Share, subject to certain conditions, if applicable. The Committee may grant Options to eligible Employees, Consultants and Directors or any Parent, Subsidiary or Affiliate and will determine whether such Options will be Incentive Stock Options within the meaning of the Code (“ISOs”) or Nonqualified Stock Options (“NSOs”), the number of Shares subject to the Option, the Exercise Price of the Option, the period during which the Option may vest and be exercised, and all other terms and conditions of the Option, subject to the following terms of this section.
5.1.   Option Grant.   Each Option granted under this Plan will identify the Option as an ISO or an NSO. An Option may be, but need not be, awarded upon satisfaction of such Performance Factors during any

Performance Period as are set out in advance in the Participant’s individual Award Agreement. If the Option is being earned upon the satisfaction of Performance Factors, then the Committee will: (a) determine the nature, length and starting date of any Performance Period for each Option; and (b) select from among the Performance Factors to be used to measure the performance, if any. Performance Periods may overlap and Participants may participate simultaneously with respect to Options that are subject to different performance goals and other criteria.
5.2.   Date of Grant.   The date of grant of an Option will be the date on which the Committee makes the determination to grant such Option, or a specified future date. The Award Agreement will be delivered to the Participant within a reasonable time after the granting of the Option.
5.3.   Exercise Period.   Options may be vested and exercisable within the times or upon the conditions as set forth in the Award Agreement governing such Option; provided, however, that no Option will be exercisable after the expiration of ten (10) years from the date the Option is granted; and provided further that no ISO granted to a person who, at the time the ISO is granted, directly or by attribution owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Parent or Subsidiary (“Ten Percent Stockholder”) will be exercisable after the expiration of five (5) years from the date the ISO is granted. The Committee also may provide for Options to become exercisable at one time or from time to time, periodically or otherwise, in such number of Shares or percentage of Shares as the Committee determines.
5.4.   Exercise Price.   The Exercise Price of an Option will be determined by the Committee when the Option is granted; provided that: (a) the Exercise Price of an Option will be not less than one hundred percent (100%) of the Fair Market Value of the Shares on the date of grant and (b) the Exercise Price of any ISO granted to a Ten Percent Stockholder will not be less than one hundred ten percent (110%) of the Fair Market Value of the Shares on the date of grant. Payment for the Shares purchased may be made in accordance with Section 11 and the Award Agreement and in accordance with any procedures established by the Company.
5.5.   Method of Exercise.   Any Option granted hereunder will be vested and exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Committee and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share. An Option will be deemed exercised when the Company receives: (a) notice of exercise (in such form as the Committee may specify from time to time) from the person entitled to exercise the Option (and/or via electronic execution through the authorized third-party administrator), and (b) full payment for the Shares with respect to which the Option is exercised (together with applicable withholding taxes). Full payment may consist of any consideration and method of payment authorized by the Committee and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 2.6 of the Plan. Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.
5.6.   Termination of Service.   If the Participant’s Service terminates for any reason except for Cause or the Participant’s death or Disability, then the Participant may exercise such Participant’s Options only to the extent that such Options would have been exercisable by the Participant on the date Participant’s Service terminates no later than three (3) months after the date Participant’s Service terminates (or such shorter or longer time period as may be determined by the Committee, with any exercise beyond three (3) months after the date Participant’s employment terminates deemed to be the exercise of an NSO), but in any event no later than the expiration date of the Options.
(a)   Death.   If the Participant’s Service terminates because of the Participant’s death (or the Participant dies within three (3) months after Participant’s Service terminates other than for Cause or because of the Participant’s Disability), then the Participant’s Options may be exercised only to the extent that such Options would have been exercisable by the Participant on the date Participant’s Service terminates and must be exercised by the Participant’s legal representative, or authorized assignee, no later than twelve (12) months after the date Participant’s Service terminates (or such shorter time period or longer time periodas may be determined by the Committee), but in any event no later than the expiration date of the Options.
(b)   Disability.   If the Participant’s Service terminates because of the Participant’s Disability, then the Participant’s Options may be exercised only to the extent that such Options would have been exercisable by the Participant on the date Participant’s Service terminates and must be exercised by the Participant (or the Participant’s legal representative or authorized assignee) no later than twelve (12) months after the date Participant’s Service terminates (or such shorter or longer time period as may be determined by the Committee, with any exercise beyond (a) three (3) months after the date Participant’s employment terminates when the termination of Service is for a Disability that is not a “permanent and total disability” as defined in Section 22(e)(3) of the Code, or (b) twelve (12) months after the date Participant’s employment terminates when the termination of Service is for a Disability that is a “permanent and total disability” as defined in Section 22(e)(3) of the Code, deemed to be exercise of an NSO), but in any event no later than the expiration date of the Options.
(c)   Cause.   If the Participant’s Service terminates for Cause, then Participant’s Options (whether or not vested) will expire on the date of termination of Participant’s Service if the Committee has reasonably determined in good faith that such cessation of Services has resulted in connection with an act or failure to act constituting Cause (or such Participant’s Services could have been terminated for Cause (without regard to the lapsing of any required notice or cure periods in connection therewith) at the time such Participant terminated Services), or at such later time and on such conditions as are determined by the Committee, but in any event no later than the expiration date of the Options. Unless otherwise provided in an employment agreement, Award Agreement, or other applicable agreement, Cause will have the meaning set forth in the Plan.
5.7.   Limitations on Exercise.   The Committee may specify a minimum number of Shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent any Participant from exercising the Option for the full number of Shares for which it is then exercisable.
5.8.   Limitations on ISOs.   With respect to Awards granted as ISOs, to the extent that the aggregate Fair Market Value of the Shares with respect to which such ISOs are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), such Options will be treated as NSOs. For purposes of this Section 5.8, ISOs will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted. In the event that the Code or the regulations promulgated thereunder are amended after the Effective Date to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISOs, such different limit will be automatically incorporated herein and will apply to any Options granted after the effective date of such amendment.
5.9.   Modification, Extension or Renewal.   The Committee may modify, extend or renew outstanding Options and authorize the grant of new Options in substitution therefor, provided that any such action may not, without the written consent of a Participant, impair any of such Participant’s rights under any Option previously granted. Any outstanding ISO that is modified, extended, renewed or otherwise altered will be treated in accordance with Section 424(h) of the Code. Subject to Section 18 of this Plan, by written notice to affected Participants, the Committee may reduce the Exercise Price of outstanding Options without the consent of such Participants; provided, however, that the Exercise Price may not be reduced below the Fair Market Value on the date the action is taken to reduce the Exercise Price.
5.10.   No Disqualification.   Notwithstanding any other provision in this Plan, no term of this Plan relating to ISOs will be interpreted, amended or altered, nor will any discretion or authority granted under this Plan be exercised, so as to disqualify this Plan under Section 422 of the Code or, without the consent of the Participant affected, to disqualify any ISO under Section 422 of the Code.
6.   RESTRICTED STOCK AWARDS.   A Restricted Stock Award is an offer by the Company to sell to an eligible Employee, Consultant, or Director or any Parent, Subsidiary or Affiliate Shares that are subject to restrictions (“Restricted Stock”). The Committee will determine to whom an offer will be made, the number of Shares the Participant may purchase, the Purchase Price, the restrictions under which the Shares will be subject and all other terms and conditions of the Restricted Stock Award, subject to the Plan.
6.1.   Restricted Stock Purchase Agreement.   All purchases under a Restricted Stock Award will be evidenced by an Award Agreement. Except as may otherwise be provided in an Award Agreement, a Participant accepts a Restricted Stock Award by signing and delivering to the Company an Award Agreement with full payment of the Purchase Price, within thirty (30) days from the date the Award Agreement was delivered to the Participant. If the Participant does not accept such Award within thirty (30) days, then the offer of such Restricted Stock Award will terminate, unless the Committee determines otherwise.
6.2.   Purchase Price.   The Purchase Price for a Restricted Stock Award will be determined by the Committee and may be less than Fair Market Value on the date the Restricted Stock Award is granted. Payment of the Purchase Price must be made in accordance with Section 11 of the Plan, and the Award Agreement and in accordance with any procedures established by the Company.
6.3.   Terms of Restricted Stock Awards.   Restricted Stock Awards will be subject to such restrictions as the Committee may impose or are required by law. These restrictions may be based on completion of a specified number of years of service with the Company or upon completion of Performance Factors, if any, during any Performance Period as set out in advance in the Participant’s Award Agreement. Prior to the grant of a Restricted Stock Award, the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Restricted Stock Award; (b) select from among the Performance Factors to be used to measure performance goals, if any; and (c) determine the number of Shares that may be awarded to the Participant. Performance Periods may overlap and a Participant may participate simultaneously with respect to Restricted Stock Awards that are subject to different Performance Periods and having different performance goals and other criteria.
6.4.   Termination of Service.   Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such date Participant’s Service terminates (unless determined otherwise by the Committee).
7.   STOCK BONUS AWARDS.   A Stock Bonus Award is an award to an eligible Employee, Consultant, or Director or any Parent, Subsidiary or Affiliate of Shares for Services to be rendered or for past Services already rendered to the Company or any Parent, Subsidiary or Affiliate. All Stock Bonus Awards shall be made pursuant to an Award Agreement. No payment from the Participant will be required for Shares awarded pursuant to a Stock Bonus Award.
7.1.   Terms of Stock Bonus Awards.   The Committee will determine the number of Shares to be awarded to the Participant under a Stock Bonus Award and any restrictions thereon. These restrictions may be based upon completion of a specified number of years of service with the Company or upon satisfaction of performance goals based on Performance Factors during any Performance Period as set out in advance in the Participant’s Stock Bonus Agreement. Prior to the grant of any Stock Bonus Award the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Stock Bonus Award; (b) select from among the Performance Factors to be used to measure performance goals; and (c) determine the number of Shares that may be awarded to the Participant. Performance Periods may overlap and a Participant may participate simultaneously with respect to Stock Bonus Awards that are subject to different Performance Periods and different performance goals and other criteria.
7.2.   Form of Payment to Participant.   Payment may be made in the form of cash, whole Shares, or a combination thereof, based on the Fair Market Value of the Shares earned under a Stock Bonus Award on the date of payment, as determined in the sole discretion of the Committee.
7.3.   Termination of Service.   Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such date Participant’s Service terminates (unless determined otherwise by the Committee).
8.   STOCK APPRECIATION RIGHTS.   A Stock Appreciation Right (“SAR”) is an award to an eligible Employee, Consultant, or Director or any Parent, Subsidiary or Affiliate that may be settled in cash, or Shares (which may consist of Restricted Stock), having a value equal to (a) the difference between the Fair Market Value on the date of exercise less the Exercise Price multiplied by (b) the number of Shares with respect to which the SAR is being settled (subject to any maximum number of Shares that may be issuable as specified in an Award Agreement). All SARs shall be made pursuant to an Award Agreement.
8.1.   Terms of SARs.   The Committee will determine the terms of each SAR including, without limitation: (a) the number of Shares subject to the SAR; (b) the Exercise Price and the time or times during which the SAR may be settled; (c) the consideration to be distributed on settlement of the SAR; and (d) the effect of the Participant’s termination of Service on each SAR. The Exercise Price of the SAR will be determined by the Committee when the SAR is granted, and may not be less than Fair Market Value. A SAR may be awarded upon satisfaction of Performance Factors, if any, during any Performance Period as are set out in advance in the Participant’s individual Award Agreement. If the SAR is being earned upon the satisfaction of Performance Factors, then the Committee will: (x) determine the nature, length and starting date of any Performance Period for each SAR; and (y) select from among the Performance Factors to be used to measure the performance, if any. Performance Periods may overlap and Participants may participate simultaneously with respect to SARs that are subject to different Performance Factors and other criteria.
8.2.   Exercise Period and Expiration Date.   A SAR will be exercisable within the times or upon the occurrence of events determined by the Committee and set forth in the Award Agreement governing such SAR. The SAR Agreement shall set forth the expiration date; provided that no SAR will be exercisable after the expiration of ten (10) years from the date the SAR is granted. The Committee may also provide for SARs to become exercisable at one time or from time to time, periodically or otherwise (including, without limitation, upon the attainment during a Performance Period of performance goals based on Performance Factors), in such number of Shares or percentage of the Shares subject to the SAR as the Committee determines. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on the date Participant’s Service terminates (unless determined otherwise by the Committee). Notwithstanding the foregoing, the rules of Section 5.6 also will apply to SARs.
8.3.   Form of Settlement.   Upon exercise of a SAR, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying (a) the difference between the Fair Market Value of a Share on the date of exercise less the Exercise Price; times (b) the number of Shares with respect to which the SAR is exercised. At the discretion of the Committee, the payment from the Company for the SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof. The portion of a SAR being settled may be paid currently or on a deferred basis with such interest, if any, as the Committee determines, provided that the terms of the SAR and any deferral satisfy the requirements of Section 409A of the Code to the extent applicable.
8.4.   Termination of Service.   Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such date Participant’s Service terminates (unless determined otherwise by the Committee).
9.   RESTRICTED STOCK UNITS.   A Restricted Stock Unit (“RSU”) is an award to an eligible Employee, Consultant, or Director or any Parent, Subsidiary or Affiliate covering a number of Shares that may be settled in cash, or by issuance of those Shares (which may consist of Restricted Stock). All RSUs shall be made pursuant to an Award Agreement.
9.1.   Terms of RSUs.   The Committee will determine the terms of an RSU including, without limitation: (a) the number of Shares subject to the RSU; (b) the time or times during which the RSU may be settled; (c) the consideration to be distributed on settlement; and (d) the effect of the Participant’s termination of Service on each RSU; provided that no RSU shall have a term longer than ten (10) years. An RSU may be awarded upon satisfaction of such performance goals based on Performance Factors during any Performance Period as are set out in advance in the Participant’s Award Agreement. If the RSU is being earned upon satisfaction of Performance Factors, then the Committee will: (x) determine the nature, length and starting date of any Performance Period for the RSU; (y) select from among the Performance Factors to be used to measure the performance, if any; and (z) determine the number of Shares deemed subject to the RSU. Performance Periods may overlap and Participants may participate simultaneously with respect to RSUs that are subject to different Performance Periods and different performance goals and other criteria.
9.2.   Form and Timing of Settlement.   Payment of earned RSUs shall be made as soon as practicable after the date(s) determined by the Committee and set forth in the Award Agreement. The Committee, in its sole discretion, may settle earned RSUs in cash, Shares, or a combination of both. The Committee may also permit a Participant to defer payment under an RSU to a date or dates after the RSU is earned provided that the terms of the RSU and any deferral satisfy the requirements of Section 409A of the Code to the extent applicable.
9.3.   Termination of Service.   Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such date Participant’s Service terminates (unless determined otherwise by the Committee).
10.   PERFORMANCE AWARDS.   A Performance Award is an award to an eligible Employee, Consultant, or Director of the Company or any Parent, Subsidiary or Affiliate that is based upon the attainment of performance goals, as established by the Committee, and other terms and conditions specified by the Committee, and may be settled in cash, Shares (which may consist of, without limitation, Restricted Stock), other property, or any combination thereof. Grants of Performance Awards shall be made pursuant to an Award Agreement.
10.1.   Performance Awards shall include Performance Shares, Performance Units, and cash-based Awards as set forth in Sections 10.1(a), 10.1(b), and 10.1(c) below.
(a)   Performance Shares.   The Committee may grant Awards of Performance Shares, designate the Participants to whom Performance Shares are to be awarded and determine the number of Performance Shares and the terms and conditions of each such Award. Performance Shares shall consist of a unit valued by reference to a designated number of Shares, the value of which may be paid to the Participant by delivery of Shares or, if set forth in the instrument evidencing the Award, of such property as the Committee shall determine, including, without limitation, cash, Shares, other property, or any combination thereof, upon the attainment of performance goals, as established by the Committee, and other terms and conditions specified by the Committee. The amount to be paid under an Award of Performance Shares may be adjusted on the basis of such further consideration as the Committee shall determine in its sole discretion.
(b)   Performance Units.   The Committee may grant Awards of Performance Units, designate the Participants to whom Performance Units are to be awarded and determine the number of Performance Units and the terms and conditions of each such Award. Performance Units shall consist of a unit valued by reference to a designated amount of property other than Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including, without limitation, cash, Shares, other property, or any combination thereof, upon the attainment of performance goals, as established by the Committee, and other terms and conditions specified by the Committee.
(c)   Cash-Settled Performance Awards.   The Committee may grant cash-settled Performance Awards to Participants under the terms of this Plan. Such awards will be based on the attainment of performance goals using the Performance Factors within this Plan that are established by the Committee for the relevant performance period.
10.2.   Terms of Performance Awards.   Performance Awards will be based on the attainment of performance goals using the Performance Factors within this Plan that are established by the Committee for the relevant Performance Period. The Committee will determine, and each Award Agreement shall set forth, the terms of each Performance Award including, without limitation: (a) the amount of any cash bonus, (b) the number of Shares deemed subject to an award of Performance Shares; (c) the Performance Factors and Performance Period that shall determine the time and extent to which each award of Performance Shares shall be settled; (d) the consideration to be distributed on settlement, and (e) the effect of the Participant’s termination of Service on each Performance Award. In establishing Performance Factors and the Performance Period the Committee will: (x) determine the nature, length and starting date of any Performance Period; (y) select from among the Performance Factors to be used; and (z) determine the number of Shares deemed subject to the award of Performance Shares. Prior to settlement the Committee shall determine the extent to which Performance Awards have been earned. Performance Periods may overlap, and Participants may participate simultaneously with respect to Performance Awards that are subject to different Performance Periods and different performance goals and other criteria.
10.3.   Termination of Service.   Except as may be set forth in the Participant’s Award Agreement, vesting ceases on the date Participant’s Service terminates (unless determined otherwise by the Committee).

11.   PAYMENT FOR SHARE PURCHASES.   Payment from a Participant for Shares purchased pursuant to this Plan may be made in cash or by check or, where approved for the Participant by the Committee and where permitted by law (and to the extent not otherwise set forth in the applicable Award Agreement):
(a)   by cancellation of indebtedness of the Company to the Participant;
(b)   by surrender of shares of the Company held by the Participant that have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Award will be exercised or settled;
(c)   by waiver of compensation due or accrued to the Participant for services rendered or to be rendered to the Company or a Parent or Subsidiary;
(d)   by consideration received by the Company pursuant to a broker-assisted or other form of cashless exercise program implemented by the Company in connection with the Plan;
(e)   by any combination of the foregoing; or
(f)   by any other method of payment as is permitted by applicable law.
12.   GRANTS TO NON-EMPLOYEE DIRECTORS.
12.1.   Grant and Eligibility.   Non-Employee Directors are eligible to receive any type of Award offered under this Plan except ISOs. Awards pursuant to this Section 12 may be automatically made pursuant to policy adopted by the Board, or made from time to time as determined in the discretion of the Board. No Non-Employee Director may receive Awards under the Plan that, when combined with cash compensation received for service as a Non-Employee Director, exceeds $500,000 in value (as described below) in any calendar year. The value of Awards for purposes of complying with this maximum shall be determined as follows: (a) for Options and SARs, grant date fair value will be calculated using the Black-Scholes valuation methodology on the date of grant of such Option or SAR, and (b) for all other Awards other than Options and SARs, grant date fair value will be determined by either (i) calculating the product of the Fair Market Value per Share on the date of grant and the aggregate number of Shares subject to the Award, or (ii) calculating the product using an average of the Fair Market Value over a number of trading days and the aggregate number of Shares subject to the Award as determined by the Committee. Awards granted, or cash compensation paid, to an individual while he or she was serving in the capacity as an Employee or while he or she was a Consultant but not a Non-Employee Director will not count for purposes of the limitations set forth in this Section 12.1. Awards under the Plan may be granted to Non-Employee Directors may be automatically made pursuant to a policy adopted by the Board, or made from time to time as determined in the discretion of the Board.
12.2.   Vesting, Exercisability and Settlement.   Except as set forth in Section 21, Awards will vest, become exercisable and be settled as determined by the Board. With respect to Options and SARs, the exercise price granted to Non-Employee Directors will not be less than the Fair Market Value of the Shares at the time that such Option or SAR is granted.
13.   WITHHOLDING TAXES.
13.1.   Withholding Generally.   Whenever Shares are to be issued in satisfaction of Awards granted under this Plan or a tax event occurs, the Company may require the Participant to remit to the Company, or to the Parent, Subsidiary or Affiliate, as applicable, employing the Participant, an amount sufficient to satisfy applicable U.S. federal, state, local and international tax or any other tax or social insurance liability (the “Tax-Related Items”) required to be withheld from the Participant prior to the delivery of Shares pursuant to exercise or settlement of any Award. Whenever payments in satisfaction of Awards granted under this Plan are to be made in cash, such payment will be net of an amount sufficient to satisfy applicable withholding obligations for Tax-Related Items. Unless otherwise determined by the Committee, the Fair Market Value of the Shares will be determined as of the date that the taxes are required to be withheld and such Shares will be valued based on the value of the actual trade or, if there is none, the Fair Market Value of the Shares as of the previous trading day.

13.2.   Stock Withholding.   The Committee, or its delegate(s), as permitted by applicable law, in its sole discretion and pursuant to such procedures as it may specify from time to time and to limitations of local law, may require or permit a Participant to satisfy such Tax Related Items legally due from the Participant, in whole or in part by (without limitation) (a) paying cash, (b) having the Company withhold otherwise deliverable cash or Shares having a Fair Market Value equal to the Tax-Related Items to be withheld, (c) delivering to the Company already-owned shares having a Fair Market Value equal to the Tax-Related Items to be withheld or (d) withholding from the proceeds of the sale of otherwise deliverable Shares acquired pursuant to an Award either through a voluntary sale or through a mandatory sale arranged by the Company. The Company may withhold or account for these Tax-Related Items by considering applicable statutory withholding rates or other applicable withholding rates, including up to (but not in excess of) the maximum permissible statutory tax rate for the applicable tax jurisdiction, to the extent consistent with applicable laws.
14.   TRANSFERABILITY.   Unless determined otherwise by the Committee, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution. If the Committee makes an Award transferable, including, without limitation, by instrument to an inter vivos or testamentary trust in which the Awards are to be passed to beneficiaries upon the death of the trustor (settlor) or by gift or by domestic relations order to a Permitted Transferee, such Award will contain such additional terms and conditions as the Committee deems appropriate. All Awards will be exercisable: (a) during the Participant’s lifetime only by the Participant, or the Participant’s guardian or legal representative; (b) after the Participant’s death, by the legal representative of the Participant’s heirs or legatees; and (c) in the case of all awards except ISOs, by a Permitted Transferee.
15.   PRIVILEGES OF STOCK OWNERSHIP; RESTRICTIONS ON SHARES.
15.1.   Voting and Dividends.   No Participant will have any of the rights of a stockholder with respect to any Shares until the Shares are issued to the Participant, except for any Dividend Equivalent Rights permitted by an applicable Award Agreement. Any Dividend Equivalent Rights will be subject to the same vesting or performance conditions as the underlying Award. In addition, the Committee may provide that any Dividend Equivalent Rights permitted by an applicable Award Agreement will be deemed to have been reinvested in additional Shares or otherwise reinvested. After Shares are issued to the Participant, the Participant will be a stockholder and have all the rights of a stockholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares; provided, that if such Shares are Restricted Stock, then any new, additional or different securities the Participant may become entitled to receive with respect to such Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of the Company will be subject to the same restrictions as the Restricted Stock; provided, further, that the Participant will have no right to such stock dividends or stock distributions with respect to Unvested Shares, and any such dividends or stock distributions will be accrued and paid only at such time, if any, as such Unvested Shares become vested Shares. The Committee, in its discretion, may provide in the Award Agreement evidencing any Award that the Participant will be entitled to Dividend Equivalent Rights with respect to the payment of cash dividends on Shares underlying an Award during the period beginning on the date the Award is granted and ending, with respect to each Share subject to the Award, on the earlier of the date on which the Award is exercised or settled or the date on which it is forfeited provided, that no Dividend Equivalent Right will be paid with respect to the Unvested Shares, and such dividends or stock distributions will be accrued and paid only at such time, if any, as such Unvested Shares become vested Shares. Such Dividend Equivalent Rights, if any, will be credited to the Participant in the form of additional whole Shares as of the date of payment of such cash dividends on Shares.
15.2.   Restrictions on Shares.   At the discretion of the Committee, the Company may reserve to itself and/or its assignee(s) a right to repurchase (a “Right of Repurchase”) a portion of any or all Unvested Shares held by a Participant following such Participant’s termination of Service at any time within ninety (90) days (or such longer or shorter time determined by the Committee) after the later of the date Participant’s Service terminates and the date the Participant purchases Shares under this Plan, for cash and/or cancellation of purchase money indebtedness, at the Participant’s Purchase Price or Exercise Price, as the case may be.
16.   CERTIFICATES.   All Shares or other securities whether or not certificated, delivered under this Plan will be subject to such stock transfer orders, legends and other restrictions as the Committee may deem necessary or advisable, including restrictions under any applicable U.S. federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed or quoted and any non-U.S. exchange controls or securities law restrictions to which the Shares are subject.
17.   ESCROW; PLEDGE OF SHARES.   To enforce any restrictions on a Participant’s Shares, the Committee may require the Participant to deposit all certificates representing Shares, together with stock powers or other instruments of transfer approved by the Committee, appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated, and the Committee may cause a legend or legends referencing such restrictions to be placed on the certificates. Any Participant who is permitted to execute a promissory note as partial or full consideration for the purchase of Shares under this Plan will be required to pledge and deposit with the Company all or part of the Shares so purchased as collateral to secure the payment of the Participant’s obligation to the Company under the promissory note; provided, however, that the Committee may require or accept other or additional forms of collateral to secure the payment of such obligation and, in any event, the Company will have full recourse against the Participant under the promissory note notwithstanding any pledge of the Participant’s Shares or other collateral. In connection with any pledge of the Shares, the Participant will be required to execute and deliver a written pledge agreement in such form as the Committee will from time to time approve. The Shares purchased with the promissory note may be released from the pledge on a pro rata basis as the promissory note is paid.
18.   REPRICING; EXCHANGE AND BUYOUT OF AWARDS.   Without prior stockholder approval, the Committee may not pursuant to an Exchange Program or otherwise (a) reprice Options or SARs, and (b) pay cash or issue new Awards in exchange for the surrender and cancellation of any, or all, outstanding Awards.
19.   SECURITIES LAW AND OTHER REGULATORY COMPLIANCE.   An Award will not be effective unless such Award is in compliance with all applicable U.S. and foreign federal and state securities and exchange control laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance. Notwithstanding any other provision in this Plan, the Company will have no obligation to issue or deliver certificates for Shares under this Plan prior to: (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and/or (b) completion of any registration or other qualification of such Shares under any state or federal or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company will be under no obligation to register the Shares with the SEC or to effect compliance with the registration, qualification or listing requirements of any foreign or state securities laws, exchange control laws, stock exchange or automated quotation system, and the Company will have no liability for any inability or failure to do so.
20.   NO OBLIGATION TO EMPLOY.   Nothing in this Plan or any Award granted under this Plan will confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Parent, Subsidiary or Affiliate or limit in any way the right of the Company or any Parent, Subsidiary or Affiliate to terminate Participant’s employment or other relationship at any time.
21.   CORPORATE TRANSACTIONS.
21.1.   Assumption or Replacement of Awards by Successor.   In the event of a Corporate Transaction any or all outstanding Awards may be (a) continued by the Company, if the Company is the successor entity; or (b) assumed or substituted by the successor corporation, or a parent or subsidiary of the successor corporation, for substantially equivalent Awards (including, but not limited to, a payment in cash or the right to acquire the same consideration paid to the stockholders of the Company pursuant to the Corporate Transaction), in each case after taking into account appropriate adjustments for the number and kind of shares and exercise prices. The successor corporation may also issue, as replacement of outstanding Shares of the Company held by the Participant, substantially similar shares or other property subject to repurchase restrictions no less favorable to the Participant. In the event such successor corporation refuses to assume, substitute or replace any Award in accordance with this Section 21, then notwithstanding any other provision in this Plan to the contrary, each such Award shall become fully vested and, as applicable, exercisable and any rights of repurchase or forfeiture restrictions thereon shall lapse, immediately prior to the consummation of the Corporation Transaction. Performance Awards not assumed pursuant to the foregoing shall be deemed earned and vested at 100% of target level, unless otherwise indicated pursuant to the terms and conditions of the applicable Award Agreement.
If an Award vests in lieu of assumption or substitution in connection with a Corporate Transaction as provided above, the Committee will notify the holder of such Award in writing or electronically that such Award will be exercisable for a period of time determined by the Committee in its sole discretion, and such Award will terminate upon the expiration of such period without consideration. Any determinations by the Committee need not treat all outstanding Awards in an identical manner, and shall be final and binding on each applicable Participant.
21.2.   Assumption of Awards by the Company.   The Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either; (a) granting an Award under this Plan in substitution of such other company’s award; or (b) assuming such award as if it had been granted under this Plan if the terms of such assumed award could be applied to an Award granted under this Plan. Such substitution or assumption will be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under this Plan if the other company had applied the rules of this Plan to such grant. In the event the Company assumes an award granted by another company, the terms and conditions of such award will remain unchanged (except that the Purchase Price or the Exercise Price, as the case may be, and the number and nature of Shares issuable upon exercise or settlement of any such Award will be adjusted appropriately pursuant to Section 424(a) of the Code). In the event the Company elects to grant a new Option in substitution rather than assuming an existing option, such new Option may be granted with a similarly adjusted Exercise Price. Substitute Awards will not reduce the number of Shares authorized for grant under the Plan or authorized for grant to a Participant in a calendar year.
21.3.   Non-Employee Directors’ Awards.   Notwithstanding any provision to the contrary herein, in the event of a Corporate Transaction, the vesting of all Awards granted to Non-Employee Directors will accelerate and such Awards will become exercisable (as applicable) in full prior to the consummation of such event at such times and on such conditions as the Committee determines.
22.   ADOPTION AND STOCKHOLDER APPROVAL.   This Plan will be submitted for the approval of the Company’s stockholders, consistent with applicable laws, within twelve (12) months before or after the date this Plan is adopted by the Board.
23.   TERM OF PLAN/GOVERNING LAW.   Unless earlier terminated as provided herein, this Plan will become effective on the Effective Date and will terminate ten (10) years thereafter is adopted by the Board. This Plan and all Awards granted hereunder will be governed by and construed in accordance with the laws of the State of Delaware (excluding its conflict of laws rules).
24.   AMENDMENT OR TERMINATION OF PLAN.   The Board may at any time terminate or amend this Plan in any respect, including, without limitation, amendment of any form of Award Agreement or instrument to be executed pursuant to this Plan; provided, however, that the Board will not, without the approval of the stockholders of the Company, amend this Plan in any manner that requires such stockholder approval; provided further, that a Participant’s Award will be governed by the version of this Plan then in effect at the time such Award was granted. No termination or amendment of the Plan or any outstanding Award may adversely affect any then outstanding Award without the consent of the Participant, unless such termination or amendment is necessary to comply with applicable law, regulation or rule.
25.   NONEXCLUSIVITY OF THE PLAN.   Neither the adoption of this Plan by the Board, the submission of this Plan to the stockholders of the Company for approval, nor any provision of this Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock awards and bonuses otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.
26.   INSIDER TRADING POLICY.   Each Participant who receives an Award will comply with any policy adopted by the Company from time to time covering transactions in the Company’s securities by Employees, officers and/or Directors of the Company, as well as with any applicable insider trading or market abuse laws to which the Participant may be subject.

27.   ALL AWARDS SUBJECT TO COMPANY CLAWBACK OR RECOUPMENT POLICY.   All Awards, subject to applicable law, shall be subject to clawback or recoupment pursuant to any compensation clawback or recoupment policy adopted by the Board or required by law during the term of Participant’s employment or other service with the Company that is applicable to Employees, Directors or other service providers of the Company, and in addition to any other remedies available under such policy and applicable law, may require the cancellation of outstanding Awards and the recoupment of any gains realized with respect to Awards.
28.   DEFINITIONS.   As used in this Plan, and except as elsewhere defined herein, the following terms will have the following meanings:
28.1.   “Affiliate” means any person or entity that directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Company, including any general partner, managing member, officer or director of the Company, in each case as of the date on which, or at any time during the period for which, the determination of affiliation is being made. For purposes of this definition, the term “control” (including the correlative meanings of the terms “controlled by” and “under common control with”), as used with respect to any person or entity, means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such person or entity, whether through the ownership of voting securities or by contract or otherwise.
28.2.   “Award” means any award under the Plan, including any Option, Restricted Stock, Stock Bonus, Stock Appreciation Right, Restricted Stock Unit or Performance Award.
28.3.   “Award Agreement” means, with respect to each Award, the written or electronic agreement between the Company and the Participant setting forth the terms and conditions of the Award, and country-specific appendix thereto for grants to non-U.S. Participants, which will be in substantially a form (which need not be the same for each Participant) that the Committee (or in the case of Award agreements that are not used for Insiders, the Committee’s delegate(s)) has from time to time approved, and will comply with and be subject to the terms and conditions of this Plan.
28.4.   “Board” means the Board of Directors of the Company.
28.5.   “Cause” means a determination by the Company (and in the case of Participant who is subject to Section 16 of the Exchange Act, the Committee) that the Participant has committed an act or acts constituting any of the following: (a) dishonesty, fraud, misconduct or negligence in connection with Participant’s duties to the Company, (b) unauthorized disclosure or use of the Company’s confidential or proprietary information or trade secrets, (c) misappropriation of a business opportunity of the Company, (d) materially aiding Company competitor, (e) a conviction or plea of nolo contendere to a felony or crime involving moral turpitude, (f) failure or refusal to attend to the duties or obligations of the Participant’s position (g) violation or breach of, or failure to comply with, the Company’s code of ethics or conduct, any of the Company’s rules, policies or procedures applicable to the Participant or any agreement in effect between the Company and the Participant or (h) other conduct by such Participant that could be expected to be harmful to the business, interests or reputation of the Company. The determination as to whether Cause for a Participant’s termination exists will be made in good faith by the Company and will be final and binding on the Participant. This definition does not in any way limit the Company’s or any Parent’s or Subsidiary’s ability to terminate a Participant’s employment or services at any time as provided in Section 20 above. Notwithstanding the foregoing, the foregoing definition of  “Cause” may, in part or in whole, be modified or replaced in each individual employment agreement, Award Agreement, or other applicable agreement with any Participant provided that such document specifically supersedes this definition.
28.6.   “Code” means the United States Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.
28.7.   “Committee” means the Compensation Committee of the Board or those persons to whom administration of the Plan, or part of the Plan, has been delegated as permitted by law.
28.8.   “Company” means Amyris, Inc., a Delaware corporation, or any successor corporation.
28.9.   “Consultant” means any natural person, including an advisor or independent contractor, engaged by the Company or a Parent, Subsidiary or Affiliate to render services to such entity.

28.10.   “Corporate Transaction” means the occurrence of any of the following events: (a) any “Person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total voting power represented by the Company’s then-outstanding voting securities; provided, however, that for purposes of this subclause (a) the acquisition of additional securities by any one Person who is considered to own more than fifty percent (50%) of the total voting power of the securities of the Company will not be considered a Corporate Transaction; (b) the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets; (c) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation; (d) any other transaction which qualifies as a “corporate transaction” under Section 424(a) of the Code wherein the stockholders of the Company give up all of their equity interest in the Company (except for the acquisition, sale or transfer of all or substantially all of the outstanding shares of the Company) or (e) a change in the effective control of the Company that occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by members of the Board whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purpose of this subclause (e), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Corporate Transaction. For purposes of this definition, Persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company. Notwithstanding the foregoing, to the extent that any amount constituting deferred compensation (as defined in Section 409A of the Code) would become payable under this Plan by reason of a Corporate Transaction, such amount will become payable only if the event constituting a Corporate Transaction would also qualify as a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company, each as defined within the meaning of Code Section 409A, as it has been and may be amended from time to time, and any proposed or final Treasury Regulations and IRS guidance that has been promulgated or may be promulgated thereunder from time to time.
28.11.   “Director” means a member of the Board.
28.12.   “Disability” means in the case of incentive stock options, total and permanent disability as defined in Section 22(e)(3) of the Code and in the case of other Awards, that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.
28.13.   “Dividend Equivalent Right” means the right of a Participant, granted at the discretion of the Committee or as otherwise provided by the Plan, to receive a credit for the account of such Participant in an amount equal to the cash, stock or other property dividends in amounts equivalent to cash, stock or other property dividends for each Share represented by an Award held by such Participant.
28.14.   “Effective Date” means June 22, 2020 provided the Plan is approved by the stockholders of the Company before such date.
28.15.   “Employee” means any person, including officers and Directors, providing services as an employee to the Company or any Parent, Subsidiary or Affiliate. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.
28.16.   “Exchange Act” means the United States Securities Exchange Act of 1934, as amended.
28.17.   “Exchange Program” means a program pursuant to which (a) outstanding Awards are surrendered, cancelled or exchanged for cash, the same type of Award or a different Award (or combination thereof) or (b) the exercise price of an outstanding Award is increased or reduced, each as described in Section 18.

28.18.   “Exercise Price” means, with respect to an Option, the price at which a holder may purchase the Shares issuable upon exercise of an Option and with respect to a SAR, the price at which the SAR is granted to the holder thereof.
28.19.   “Fair Market Value” means, as of any date, the value of a share of the Company’s common stock determined as follows:
(a)   if such common stock is publicly traded and is then listed on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the common stock is listed or admitted to trading as reported in The Wall Street Journal or such other source as the Committee deems reliable;
(b)   if such common stock is publicly traded but is neither listed nor admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported in The Wall Street Journal or such other source as the Committee deems reliable; or
(c)   by the Board or the Committee in good faith.
28.20.   “Insider” means an officer or Director of the Company or any other person whose transactions in the Company’s common stock are subject to Section 16 of the Exchange Act.
28.21.   “IRS” means the United States Internal Revenue Service.
28.22.   “Non-Employee Director” means a Director who is not an Employee of the Company or any Parent or Subsidiary.
28.23.   “Option” means an Award as defined in Section 5 and granted under the Plan.
28.24.   “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of such corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
28.25.   “Participant” means a person who holds an Award under this Plan.
28.26.   “Performance Award” means an Award as defined in Section 10 and granted under the Plan.
28.27.   “Performance Factors” means any of the factors selected by the Committee and specified in an Award Agreement, from among the following objective or subjective measures, either individually, alternatively or in any combination applied to the Participant, the Company, any business unit or Subsidiary, either individually, alternatively, or in any combination, on a GAAP or non-GAAP basis, and measured, to the extent applicable on an absolute basis or relative to a pre-established target, to determine whether the performance goals established by the Committee with respect to applicable Awards have been satisfied:
(a)   Profit Before Tax;
(b)   Sales;
(c)   Expenses;
(d)   Billings;
(e)   Revenue;
(f)   Net revenue;
(g)   Earnings (which may include earnings before interest and taxes, earnings before taxes, net earnings, stock-based compensation expenses, depreciation and amortization);
(h)   Operating income;
(i)   Operating margin;

(j)   Operating profit;
(k)   Controllable operating profit, or net operating profit;
(l)   Net Profit;
(m)   Gross margin;
(n)   Operating expenses or operating expenses as a percentage of revenue;
(o)   Net income;
(p)   Earnings per share;
(q)   Total stockholder return;
(r)   Market share;
(s)   Return on assets or net assets;
(t)   The Company’s stock price;
(u)   Growth in stockholder value relative to a pre-determined index;
(v)   Return on equity;
(w)   Return on invested capital;
(x)   Cash Flow (including free cash flow or operating cash flows);
(y)   Balance of cash, cash equivalents and marketable securities;
(z)   Cash conversion cycle;
(aa)   Economic value added;
(bb)   Individual confidential business objectives;
(cc)   Contract awards or backlog;
(dd)   Overhead or other expense reduction;
(ee)   Credit rating;
(ff)   Completion of an identified special project;
(gg)   Completion of a joint venture or other corporate transaction;
(hh)   Strategic plan development and implementation;
(ii)   Succession plan development and implementation;
(jj)   Improvement in workforce diversity;
(kk)   Employee satisfaction;
(ll)   Employee retention;
(mm)   Customer indicators and/or satisfaction;
(nn)   New product invention or innovation;
(oo)   Research and development expenses;
(pp)   Attainment of research and development milestones;
(qq)   Improvements in productivity;

(rr)   Bookings;
(ss)   Working-capital targets and changes in working capital;
(tt)   Attainment of operating goals and employee metrics; and
(uu)   Any other metric as determined by the Committee.
The Committee may provide for one or more equitable adjustments to the Performance Factors to preserve the Committee’s original intent regarding the Performance Factors at the time of the initial award grant, such as but not limited to, adjustments in recognition of unusual or non-recurring items such as acquisition related activities or changes in applicable accounting rules. It is within the sole discretion of the Committee to make or not make any such equitable adjustments.
28.28.   “Performance Period” means one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Factors will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance Award.
28.29.   “Performance Share” means an Award as defined in Section 10 and granted under the Plan.
28.30.   “Permitted Transferee” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (including adoptive relationships) of the Employee, any person sharing the Employee’s household (other than a tenant or employee), a trust in which these persons (or the Employee) have more than 50% of the beneficial interest, a foundation in which these persons (or the Employee) control the management of assets, and any other entity in which these persons (or the Employee) own more than 50% of the voting interests.
28.31.   “Performance Unit” means an Award as defined in Section 10 and granted under the Plan.
28.32.   “Plan” means this Arcutis Biotherapeutics, Inc. 2020 Equity Incentive Plan.
28.33.   “Purchase Price” means the price to be paid for Shares acquired under the Plan, other than Shares acquired upon exercise of an Option or SAR.
28.34.   “Restricted Stock Award” means an Award as defined in Section 6 and granted under the Plan (or issued pursuant to the early exercise of an Option).
28.35.   “Restricted Stock Unit” means an Award as defined in Section 9 and granted under the Plan.
28.36.   “SEC” means the United States Securities and Exchange Commission.
28.37.   “Securities Act” means the United States Securities Act of 1933, as amended.
28.38.   “Service” means service as an Employee, Consultant (upon approval by the Committee), Director or Non-Employee Director, to the Company or a Parent, Subsidiary or Affiliate, subject to such further limitations as may be set forth in the Plan or the applicable Award Agreement. An Employee will not be deemed to have ceased to provide Service in the case of  (a) sick leave, (b) military leave, or (c) any other leave of absence approved by the Company; provided, that such leave is for a period of not more than 90 days unless reemployment upon the expiration of such leave is guaranteed by contract or statute. Notwithstanding anything to the contrary, an Employee will not be deemed to have ceased to provide Service if a formal policy adopted from time to time by the Company and issued and promulgated to employees in writing provides otherwise. In the case of any Employee on an approved leave of absence or a reduction in hours worked (for illustrative purposes only, a change in schedule from that of full-time to part-time), the Committee may make such provisions respecting suspension or modification of vesting of the Award while on leave from the employ of the Company or a Parent, Subsidiary or Affiliate or during such change in working hours as it may deem appropriate, except that in no event may an Award be exercised after the expiration of the term set forth in the applicable Award Agreement. In the event of military or other protected leave, if required by applicable laws, vesting will continue for the longest period that vesting continues under any other statutory or Company approved leave of absence and, upon a Participant’s returning from military leave, he or she will be given vesting credit with respect to Awards to the same extent as would have applied had the Participant continued to provide Service to the Company throughout the leave on the same terms as he or she was providing Service immediately prior to such leave. An Employee will have terminated employment as of the date he or she ceases to provide Service (regardless of whether the termination is in breach of local employment laws or is later found to be invalid) and employment will not be extended by any notice period or garden leave mandated by local law. A change in status from an Employee to a Consultant or a Non-Employee Director (or vice versa) will terminate a Participant’s Service, unless determined by the Committee, in its discretion or to the extent set forth in the applicable Award Agreement. The Committee will have sole discretion to determine whether a Participant has ceased to provide Service and the effective date on which the Participant ceased to provide Service.
28.39.   “Shares” means shares of the common stock of the Company.
28.40.   “Stock Appreciation Right” means an Award as defined in Section 8 and granted under the Plan.
28.41.   “Stock Bonus” means an Award granted pursuant to Section 7 of the Plan.
28.42.   “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
28.43.   “Treasury Regulations” means regulations promulgated by the United States Treasury Department.
28.44.   “Unvested Shares” means Shares that have not yet vested or are subject to a right of repurchase in favor of the Company (or any successor thereto).

Appendix B
CERTIFICATE OF AMENDMENT OF THE RESTATED CERTIFICATE OF INCORPORATION OF AMYRIS, INC.
Amyris, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”),
DOES HEREBY CERTIFY THE FOLLOWING:
FIRST:   That the name of the Corporation is Amyris, Inc.
SECOND:   That the date on which the Certificate of Incorporation of the Corporation was originally filed with the Secretary of State of Delaware is April 15, 2010 under the name Amyris Biotechnologies, Inc.
THIRD:   That, at a meeting of the Board of Directors of the Corporation (the “Board”), the Board duly adopted resolutions setting forth the following proposed amendment of the Restated Certificate of Incorporation of the Corporation, as amended, declaring said amendment to be advisable and directing the Corporation to submit said amendment to the next annual meeting of the stockholders of said Corporation for consideration thereof, and that, thereafter, pursuant to such resolutions, the Corporation submitted the amendment to the stockholders of the Corporation at such annual meeting of the stockholders of the Corporation duly called and held upon notice in accordance with Section 222 of the Delaware General Corporation Law at which meeting the necessary number of shares as required by statute were voted in favor of said amendment:
Section 1 of Article IV of the Corporation’s Restated Certificate of Incorporation is hereby amended to read in its entirety as follows:
“1. Total Authorized. The total number of shares of all classes of stock that the corporation has authority to issue is Three Hundred Fifty-Five Million (355,000,000) shares, consisting of two classes: Three Hundred Fifty Million (350,000,000) shares of Common Stock, $0.0001 par value per share, and Five Million (5,000,000) shares of Preferred Stock, $0.0001 par value per share.”
FOURTH:   That said amendment was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law.
IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of the Restated Certificate of Incorporation to be signed by its General Counsel and Secretary this       day of May, 2020 and the foregoing facts stated herein are true and correct.
AMYRIS, INC.
By: Name: Nicole Kelsey Title: General Counsel and Secretary

B-1

AMYRIS, INC. ANNUAL MEETING OF STOCKHOLDERS Friday, May 29, 2020 2:00 p.m. Pacific Time 5885 Hollis Street Suite 100 Emeryville, California 94608 PROXY FOR ANNUAL MEETING OF STOCKHOLDERS THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF AMYRIS, INC. The signer of this proxy hereby appoints John Melo and Nicole Kelsey, and each of them, with full power of substitution, to represent the signer and to vote all of the shares of stock in Amyris, Inc. (the “Company”) that the signer is entitled to vote at the Annual Meeting of Stockholders of the Company, to be held at the Company’s headquarters, 5885 Hollis Street, Suite 100, Emeryville, California on Friday, May 29, 2020 at 2:00 p.m. Pacific Time and at any continuation, adjournment or postponement thereof: (1) as hereinafter specified upon the proposals listed on the reverse side and as more particularly described in the Company’s Proxy Statement, receipt of which is hereby acknowledged, and (2) in their discretion upon such other matters as may properly come before the meeting. The shares represented hereby shall be voted as specified. If no specification is made, such shares shall be voted FOR the election of all director nominees and FOR Proposals 2 through 6. TO VOTE BY INTERNET OR TELEPHONE, SEE REVERSE SIDE OF THIS PROXY CARD. (Continued and to be signed on the reverse side) PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held May 29, 2020. The Proxy Statement is available at http://www.allianceproxy.com/Amyris/2020

TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW, SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD. The Board of Directors Recommends a Vote FOR the Election of all Director Nominees and FOR Proposals 2 through 6. If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card. INTERNET Vote Your Proxy on the Internet: Go to www.AALvote.com/AMRS Have your proxy card available when you access the above website. Follow the prompts to vote your shares. TELEPHONE Vote Your Proxy by Phone: Call 1 (866) 804-9616 Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares. MAIL Vote Your Proxy by Mail: Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided. The Board of Directors recommends a vote FOR all of the following nominees. 1. Election of the four Class I directors nominated by the Board and named herein to serve on the Board for a three-year term. 01 Geoffrey Duyk, M.D., Ph.D. 02 Steven Mills 03 Carole Piwnica 04 James McCann Vote FOR all nominees (except as marked) ☐ Vote WITHHELD from all nominees ☐ INSTRUCTION: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the space provided below. DO NOT PRINT IN THIS AREA (Shareholder Name & Address Data) Address Change/Comments: (If you noted any Address Changes and/or Comments above, please mark box.)☐ Please indicate if youplan to attend this meeting ☐CONTROL NUMBERThe Board of Directors recommends a vote FOR proposal 2. 2. Ratification of the appointment of Macias Gini & O’Connell LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020. ☐ FOR ☐ AGAINST ☐ ABSTAIN The Board of Directors recommends a vote FOR proposal 3. 3. A non-binding advisory resolution to approve the compensation of the Company’s named executive officers (commonly referred to as a “stockholder say-on-pay vote”). ☐ FOR ☐ AGAINST ☐ ABSTAIN The Board of Directors recommends a vote FOR proposal 4. 4. Approval of the Company’s 2020 Equity Incentive Plan. ☐ FOR ☐ AGAINST ☐ ABSTAIN The Board of Directors recommends a vote FOR proposal 5. 5. Approval of the issuance of shares of the Company’s common stock in accordance with Nasdaq Listing Standard Rule 5635(d): (i) upon the Company’s election, and at its discretion, to pay interest and amortization on the Senior Convertible Notes due 2022 in shares of the Company’s common stock, and (ii) upon exercise of the rights and warrants issued in connection thereto, in each case, rather than being required to pay cash in lieu of any such issuances in excess of the limitation imposed by such Nasdaq rule. ☐ FOR ☐ AGAINST ☐ ABSTAIN The Board of Directors recommends a vote FOR proposal 6. 6. Approval of an amendment to the Company’s restated certificate of incorporation to effect an increase in the total number of the Company’s authorized shares from 255,000,000 to 355,000,000 and in the total number of authorized shares of common stock from 250,000,000 to 350,000,000. ☐ FOR ☐ AGAINST ☐ ABSTAIN 7. To act upon such other matters as may properly come before the annual meeting or any adjournments or postponements thereof. Date _________________________________________________________ Signature(s) __________________________________________________ Please sign exactly as your name(s) appears on this Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy. PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. CONTROL NUMBER Vote by Internet, Telephone or Mail 24 Hours a Day, 7 Days a Week Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet or by telephone must be received by 11:59 p.m., Pacific Time on May 28, 2020. PROXY VOTING INSTRUCTIONS Please have your 11-digit control number ready when voting by Internet or Telephone INTERNET Vote Your Proxy on the Internet: Go to www.AALvote.com/AMRS Have your proxy card available when you access the above website. Follow the prompts to vote your shares. TELEPHONE Vote Your Proxy by Phone: Call 1 (866) 804-9616 Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares. MAIL Vote Your Proxy by Mail: Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided. If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.

AMYRIS, INC. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on May 29, 2020This communication presents only an overview of the more complete proxy materials that are available to you on the Internet or by mail. We encourage you to access and review all of the important information contained in the proxy materials before voting.The Notice and Proxy Statement and Annual Report to Stockholders are available at www.allianceproxy.com/amyris/2020.If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed below on or before May 20, 2020 to facilitate timely delivery.Important information regarding the Internet availability of the Company’s proxy materials, instructions for accessing your proxy materials and voting online and instructions for requesting paper or e-mail copies of your proxy materials are provided on the reverse side of this Notice.STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING AND VOTE IN PERSON.To the Stockholders of AMYRIS, INC.Notice is hereby given that the Annual Meeting of Stockholders of Amyris, Inc. will be held on May 29, 2020 at2:00 p.m. PT at 5885 Hollis Street, Suite 100, Emeryville, California 94608 for the following purposes:1. Election of the four Class I directors nominated by the Board of Directors to serve on the Board for a three-year term. 01 Geoffrey Duyk, M.D., Ph.D. 02 Steven Mills 03 Carole Piwnica 04 James McCann2. Ratification of the appointment of Macias Gini & O’Connell LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020. 3. A non-binding advisory resolution to approve the compensation of the Company’s named executive officers (commonly referred to as a “stockholder say-on-pay vote”). 4. Approval of the Company’s 2020 Equity Incentive Plan.5. Approval of the issuance of shares of the Company’s common stock in accordance with Nasdaq Listing Standard Rule 5635(d): (i) upon the Company’s election, and at its discretion, to pay interest and amortization on the Senior Convertible Notes due 2022 in shares of the Company’s common stock, and (ii) upon exercise of the rights and warrants issued in connection thereto, in each case, rather than being required to pay cash in lieu of any such issuances in excess of the limitation imposed by such Nasdaq rule.6. Approval of an amendment to the Company’s restated certificate of incorporation to effect an increase in the total number of the Company’s authorized shares from 255,000,000 to 355,000,000 and in the total number of authorized shares of common stock from 250,000,000 to 350,000,000.7. To act upon such other matters as may properly come before the annual meeting or any adjournments or postponements thereof. The Board of Directors Recommends a Vote FOR the Election of all Director Nominees and FOR Proposals 2 through 6.INTERNETTELEPHONEE-MAILCONTROL NO.The Securities and Exchange Commission rules permit us to make our proxy materials available to our stockholders via the Internet. Materials for this annual meeting and future meetings may be requested by one of the following methods:Go to www.allianceproxy.com/amyris/2020. Have the 11-digit control number available when you access the website and follow the instructions.877-777-2857 TOLL FREErequests@viewproxy.com* If requesting materials by e-mail, please send a blank e-mail with the company name and your 11-digit control number (located below) in the subject line. No other requests, instructions or other inquiries should be included with your e-mail requesting materials.You must use the 11-digit control number located in the box below to vote via Internet or to request proxy materials. CONTROL NO.

AMYRIS, INC. 5885 Hollis StreetSuite 100Emeryville, California 94608PROXY MATERIALS AVAILABLE TO VIEW OR RECEIVEThe following proxy materials are available to you to review:• The Company’s 2019 Annual Report• The Company’s Notice and 2020 Proxy StatementDirections to attend the Annual Meeting can be found in the Proxy Statement.HOW TO ACCESS YOUR PROXY MATERIALSView Online: Have your 11-digit control number in hand and visit http://www.allianceproxy.com/amyris/2020Request and Receive a Paper or E-Mail Copy: By Internet: http://www.allianceproxy.com/amyris/2020 By Telephone: 1-877-777-2857 TOLL FREE By E-Mail: requests@viewproxy.com. Please include “Amyris, Inc.” and your 11-digit control number in the subject line; do not include any other text or message in the e-mail.VOTING METHODS Via Internet: Go to http://www.AALvote.com/AMRS. Have your 11-digit control number available and follow the prompts. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned a proxy card. Via Mail: Request a paper copy of the materials which includes a proxy card. Follow the instructions on the proxy card for voting by mail. Via Telephone: Request a paper copy of the materials, which includes a proxy card. Follow the instructions on the proxy card for voting by telephone. In Person: You may vote your shares in person at the 2020 Annual Meeting. The Proxy Statement includes the meeting location and information regarding voting in person.

*** Exercise Your Right to Vote *** Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 29, 2020 AMYRIS, INC BROKER LOGO HERE Return Address Line 1 Return Address Line 2 Return Address Line 3 51 MERCEDES WAY EDGEWOOD NY 11717 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 1 OF 2 12 15 Meeting Information Meeting Type: Annual Meeting For holders as of: April 03, 2020 Date: May 29, 2020 Time: 2:00 PM PDT Location: 5885 Hollis Street Suite 100 Emeryville, California 94608 You are receiving this communication because you hold shares in the above named company. This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side). We encourage you to access and review all of the important information contained in the proxy materials before voting. See the reverse side of this notice to obtain proxy materials and voting instructions. Broadridge Internal Use Only Job # Envelope # Sequence # # of  # Sequence #

Before You Vote How to Access the Proxy Materials Proxy Materials Available to VIEW or RECEIVE: How to View Online: Have the information that is printed in the box marked by the arrow --> xxxx xxxx xxxx xxxx (located on the following page) and visit: www.proxyvote.com. How to Request and Receive a PAPER or E-MAIL Copy: If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request: 1) BY INTERNET: www.proxyvote.com 2) BY TELEPHONE: 1-800-579-1639 3) BY E-MAIL*: sendmaterial@proxyvote.com * If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow --> xxxx xxxx xxxx xxxx (located on the following page) in the subject line. Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before May 17, 2020 to facilitate timely delivery. How To Vote Please Choose One of the Following Voting Methods Vote In Person: If you choose to vote these shares in person at the meeting, you must request a "legal proxy." To do so, please follow the instructions at www.proxyvote.com or request a paper copy of the materials, which will contain the appropriate instructions. Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow --> xxxx xxxx xxxx xxxx available and follow the instructions. Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a voting instruction form. Internal Use Only

Voting itemsThe Board of Directors recommends that youvote FOR the following:1. Election of DirectorsNominees01 Geoffrey Duyk M.D. Ph.D 02 Steven Mills 03 Carole Piwnica 04 James McCannThe Board of Directors recommends you vote FOR the following proposal(s):2. Ratification of the appointment of Macias Gini & OConnell LLP as the Company's independent registered publicaccounting firm for the fiscal year ending December 31, 2020.3. A non-binding advisory resolution to approve the compensation of the Company's named executive officers(commonly referred to as a stockholder say-on-pay vote).4. Approval of the Company's 2020 Equity Incentive Plan.5. Approval of the issuance of shares of the Company's common stock in accordance with Nasdaq Listing StandardRule 5635(d): (i) upon the Company's election, and at its discretion, to pay interest and amortization on theSenior Convertible Notes due 2022 in shares of the Company's common stock, and (ii) upon exercise of therights and warrants issued in connection thereto, in each case, rather than being required to pay cash in lieuof any such issuances in excess of the limitation imposed by such Nasdaq rule;6. Approval of an amendment to the Company's restated certificate of incorporation to effect an increase in thetotal number of the Company's authorized shares from 255,000,000 to 355,000,000 and in the total number ofauthorized shares of common stock from 250,000,000 to 350,000,000. NOTE: To act upon such other matters as may properly come before the annual meeting or any adjournments orpostponements thereof. 0000455011_3 R1.0.1.18 BARCODE 0000 0000 0000 0000 Broadridge Internal Use OnlyxxxxxxxxxxxxxxxxxxxxCusipJob #Envelope #Sequence ## of  # Sequence #

Reserved for Broadridge Internal Control Information

Voting Instructions

THIS SPACE RESERVED FOR LANGUAGE PERTAINING TO
BANKS AND BROKERS
AS REQUIRED BY THE NEW YORK STOCK EXCHANGE

0000455011_4 R1.0.1.18

THIS SPACE RESERVED FOR SIGNATURES IF APPLICABLE

Broadridge Internal Use Only

Job #
Envelope #
Sequence #
of # Sequence

Reserved for Broadridge Internal Control Information Voting Instructions THIS SPACE RESERVED FOR LANGUAGE PERTAINING TOBANKS AND BROKERSAS REQUIRED BY THE NEW YORK STOCK EXCHANGE THIS SPACE RESERVED FOR SIGNATURES IF APPLICABLE Broadridge Internal Use OnlyJob #Envelope #Sequence ## of  # Sequence # 0000455011_4 R1.0.1.18